EXECUTION COPY

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                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 24, 2000

                                     BETWEEN

                        SALEM COMMUNICATIONS CORPORATION,

                                AS THE BORROWER,

                 THE LENDERS IDENTIFIED IN THE CREDIT AGREEMENT,

                             ING (U.S.) CAPITAL LLC,

                  AS THE ADMINISTRATIVE AGENT FOR THE LENDERS,

                              THE BANK OF NEW YORK,

                            AS THE SYNDICATION AGENT

                                       AND

                              FLEET NATIONAL BANK,

                           AS THE DOCUMENTATION AGENT

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


                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           PAGE

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS.................................1
         Section 1.01.       Certain Defined Terms...........................1
         Section 1.02.       Accounting Terms; GAAP.........................17
         Section 1.03.       Interpretation.................................17
         Section 1.04.       Designation of Loans and Borrowings............17

ARTICLE II THE CREDITS......................................................17
         Section 2.01.       Loans..........................................17
         Section 2.02.       Borrowing......................................18
         Section 2.03.       Request for Borrowing..........................18
         Section 2.04.       Funding of Borrowing...........................18
         Section 2.05.       Interest Rate Continuation.....................19
         Section 2.06.       Notes..........................................19

ARTICLE III PAYMENTS........................................................20
         Section 3.01.       Repayment of Loans.............................20
         Section 3.02.       Optional Prepayment of Loans...................20
         Section 3.03.       Mandatory Prepayments..........................20
         Section 3.04.       Fees...........................................22
         Section 3.05.       Interest.......................................22
         Section 3.06.       Payments Generally; Pro Rata Treatment;
                             Sharing of Set-offs............................23

ARTICLE IV YIELD PROTECTION, ETC............................................24
         Section 4.01.       Alternate Rate of Interest.....................24
         Section 4.02.       Increased Costs................................25
         Section 4.03.       Break Funding Payments.........................26
         Section 4.04.       Taxes..........................................26
         Section 4.05.       Illegality.....................................27

ARTICLE V CONDITIONS PRECEDENT..............................................27
         Section 5.01.       Effective Date.................................27

ARTICLE VI REPRESENTATIONS AND WARRANTIES...................................30
         Section 6.01.       Organization; Powers...........................30
         Section 6.02.       Authorization; Enforceability..................31
         Section 6.03.       Governmental Approvals; No Conflicts...........31
         Section 6.04.       Financial Condition; No Material Adverse
                               Change.......................................31
         Section 6.05.       Properties.....................................32
         Section 6.06.       Litigation and Environmental Matters...........32
         Section 6.07.       Compliance with Laws and Agreements............33


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         Section 6.08.       Investment and Holding Company Status..........33
         Section 6.09.       Taxes..........................................33
         Section 6.10.       ERISA..........................................33
         Section 6.11.       Labor Relations................................33
         Section 6.12.       Disclosure.....................................34

ARTICLE VII COVENANTS.......................................................34
         Section 7.01.       Financial Statements and Other Information.....34
         Section 7.02.       Notices of Material Events.....................35
         Section 7.03.       Existence; Conduct of Business.................36
         Section 7.04.       Payment of Obligations.........................36
         Section 7.05.       Maintenance of Properties; Insurance...........36
         Section 7.06.       Books and Records; Inspection Rights...........36
         Section 7.07.       Compliance with Laws...........................36
         Section 7.08.       Use of Proceeds................................37
         Section 7.09.       Indebtedness...................................37
         Section 7.10.       Liens..........................................38
         Section 7.11.       Fundamental Changes............................38
         Section 7.12.       Investments, Loans, Advances, Guarantees
                               and Acquisitions.............................40
         Section 7.13.       Hedging Agreements.............................41
         Section 7.14.       Restricted Payments............................41
         Section 7.15.       Transactions with Affiliates...................41
         Section 7.16.       Restrictive Agreements.........................41
         Section 7.17.       Financial Condition............................41
         Section 7.18.       Subordinated Indebtedness......................42
         Section 7.19.       Additional Guarantors..........................42
         Section 7.20.       Environmental Compliance.......................42
         Section 7.21.       Dispositions...................................42

ARTICLE VIII EVENTS OF DEFAULT..............................................43
         Section 8.01.       Events of Default..............................43

ARTICLE IX THE ADMINISTRATIVE AGENT.........................................45
         Section 9.01.       Appointment, Powers and Immunities.............45
         Section 9.02.       Resignation....................................47
         Section 9.03.       Nonreliance....................................47
         Section 9.04.       The Syndication Agent and the Documentation
                               Agent........................................47

ARTICLE X MISCELLANEOUS.....................................................47
         Section 10.01.      Notices........................................47
         Section 10.02.      Expenses, Indemnification, Etc.................48
         Section 10.03.      Waiver.........................................48
         Section 10.04.      Amendments, Etc................................49
         Section 10.05.      Successors and Assigns.........................49
         Section 10.06.      Assignments and Participations.................49
         Section 10.07.      Survival.......................................51
         Section 10.08.      Agreements Superseded..........................51


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


         Section 10.09.      Severability...................................51
         Section 10.10.      Captions.......................................52
         Section 10.11.      Counterparts...................................52
         Section 10.12.      Treatment of Certain Information;
                               Confidentiality..............................52
         Section 10.13.      Governing Law; Submission to Jurisdiction......52
         Section 10.14.      Waiver of Jury Trial...........................52



ANNEX 1  -        Addresses for Notices and Commitments of the Lenders
ANNEX 2  -        Insurance Requirements


SCHEDULES:
6.03   -  Governmental Approvals
6.06   -  Disclosed Matters
6.07   -  Defaults
7.09   -  Indebtedness
7.10   -  Liens
7.12   -  Subsidiaries
7.16   -  Restrictive Agreements


EXHIBIT A   - Form of Note

EXHIBIT B   - Form of Acceptance and Assignment
EXHIBIT C   - Form of Security Agreement
EXHIBIT D   - Form of Guarantee and Security Agreement
EXHIBIT E   - Form of Warrant Agreement
EXHIBIT F   - Form of Station License Management Agreement
EXHIBIT G-1 - Form of Opinion of Counsel to the Obligors
EXHIBIT G-2 - Form of Opinion of Special Communications Counsel to the Obligors

                  This CREDIT AGREEMENT (this "AGREEMENT") dated as of August 24, 2000, is made between SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "COMPANY") and each of the lenders that is an initial signatory to this Agreement or that, pursuant to Section 10.06(b), becomes a "Lender" under this Agreement (collectively, the "LENDERS"), for which Lenders ING (U.S.) CAPITAL LLC is acting as the administrative agent (in that capacity, the "ADMINISTRATIVE AGENT"), The Bank of New York is acting as the syndication agent (in that capacity, the "SYNDICATION AGENT") and Fleet National Bank is acting as the documentation agent (in that capacity, the "DOCUMENTATION AGENT").

         The parties agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS.

                  Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the respective meanings specified below:

                  "ACQUISITIONCO" shall mean Salem Communications Acquisition Corporation, a Wholly Owned direct Subsidiary of the Company.

                  "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for that Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADJUSTED OPERATING CASH FLOW" shall mean, for any period, Operating Cash Flow of the Company and its Subsidiaries for that period less Other Media Cash Flow for that period.

                  "ADMINISTRATIVE AGENT" shall have the meaning assigned to that term in the introductory paragraph to this Agreement.

                  "AFFILIATE" shall mean, with respect to a specified Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "APPLICABLE MARGIN" shall mean, with respect to each Eurodollar Loan, the percentage per annum set forth below for the relevant period:


                             PERIOD                          EURODOLLAR LOANS

                  From the Effective Date through the              5.00%
                  date that is 180 days after the
                  Effective Date

                  From the date that is 181 days after             5.75%
                  the Effective Date through the date
                  that is 270 days after the Effective
                  Date

                  From the date that is 271 days after             6.50%
                  the Effective Date through the Maturity
                  Date

         In the event that the Base Rate is applicable to any Loan, the Applicable Margin shall be one percent (1%) less than that set forth above.

                  "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, the percentage of the total Commitments represented by that Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an Assignment and Acceptance, in the form of Exhibit B or any other form (consistent with the terms of this Agreement) approved by the Administrative Agent, entered into by a Lender and an assignee.

                  "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978.

                  "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Effective Rate for that day plus 1/2 of 1% and (b) the Prime Rate for that day. Each interest rate that this Agreement provides is to be based upon the Base Rate shall change upon any change in the Base Rate, effective as of the opening of business on the day of that change in the Base Rate.

                  "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Warrant Agreement, the Warrants, the Notes, the Intercreditor Agreement, the Station License Management Agreement and the Security Documents.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "BORROWING" shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "BORROWING REQUEST" shall mean a request by the Company for a Borrowing in accordance with Section 2.03.

                  "BRIDGE ACQUISITION" shall have the meaning assigned to that term in Section 7.08(a).

                  "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City, New York or Los Angeles, California and

(b) when used in connection with any Eurodollar Loan any day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of that Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

                  "CASH COLLATERAL ACCOUNT" shall mean the account to be established at the request of the Administrative Agent by the Company with, and in the name and under the control of, the Administrative Agent, as provided in the Security Agreement.

                  "CASUALTY EVENT" shall mean, with respect to any Person, any loss of or damage to, or any condemnation or other taking of, any Property of that Person for which it or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation.

                  "CHANGE OF CONTROL" shall mean (a) the failure of the Permitted Holders to own beneficially (i) at least 51% of the outstanding voting stock of the Company or (ii) at least 35% of the economic interest of the Company or (b) the occurrence of a "Change of Control" under and as defined in the Indenture.

                  "CHANGE IN LAW" shall mean (a) the adoption of any Governmental Rule after the Signing Date, (b) any change in any Governmental Rule or in the interpretation or application of any Governmental Rule by any Governmental Authority after the Signing Date or (c) compliance by any Lender (or, for purposes of Section 4.02(b), by any lending office of that Lender or by that Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Signing Date.

                  "CODE" shall mean the Internal Revenue Code of 1986.

                  "COMMITMENT" shall mean with respect to each Lender, the commitment of that Lender to make an extension of credit under this Agreement for the Bridge Acquisition and to fund the Interest Reserve resulting in, and expressed as an amount representing the maximum aggregate amount of, that Lender's Credit Exposure, as that commitment may be reduced or increased from time to time pursuant to assignments by or to that Lender pursuant to Section
10.06. The initial amount of each Lender's Commitment is set forth on Annex 1 or in the Assignment and Acceptance pursuant to which that Lender assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

                  "COMMUNICATIONS ACT" shall mean the Federal Communications Act of 1934.

                  "COMPANY" shall have the meaning assigned to that term in the introductory paragraphs of this Agreement.

                  "COMPANY STOCK" shall mean the Company's Class A Common Stock (one cent par value).

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" shall have correlative meanings.

                  "CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of that Lender's Loans.

                  "DEBT INCURRENCE" shall mean the incurrence of any Indebtedness by the Company or any of its Subsidiaries, other than (a) Indebtedness under the Basic Documents and (b) Indebtedness described in Section 7.09(e).

                  "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "DISCLOSED MATTERS" shall mean the actions, suits and proceedings and the environmental matters disclosed in Schedule 6.06.

                  "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person, excluding any sale, assignment, transfer or other disposition in the ordinary course of business and on ordinary business terms.

                  "DOCUMENTATION AGENT" shall have the meaning assigned to that term in the introductory paragraph to this Agreement.

                  "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "EFFECTIVE DATE" shall mean the date on or after the Signing Date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.04).

                  "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to human or animal health or safety or to the environment or (c) by any Person otherwise alleging or asserting that Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by that Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean any and all present and future Governmental Rules relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. The term "Environmental Law" shall include the terms and conditions of any

Governmental Approval issued under any Environmental Law or with respect to any Hazardous Material.

                  "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which actual liability has been assumed or imposed with respect to any of the foregoing.

                  "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or by any of its Subsidiaries after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than the Warrants and any warrants or options issued to directors, officers or employees of the Company or of any of its Subsidiaries and any capital stock of the Company issued upon the exercise of the Warrants or those warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person other than any such issuance or sale by any Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company or (b) the receipt by the Company or by any of its Subsidiaries after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of that contribution) other than any capital contribution (without derogating from any restriction on any such capital contribution in any Loan Document) by the Company or by any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

                  "EQUITY RIGHTS" shall mean any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind for the issuance, sale, registration or voting of the capital stock of or other ownership interests in any Person or any outstanding securities convertible into that capital stock or other ownership interests.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued under ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "EVENT OF DEFAULT" shall have the meaning assigned to that term in Section 8.01.

                  "EXCLUDED CASH FLOW" shall mean, at any time for any period, Operating Cash Flow for that period allocable to all Excluded Properties at that time.

                  "EXCLUDED PROPERTY" shall mean, at any date of determination, any radio station that was acquired by the Company or any of its Subsidiaries during the 18-month period immediately preceding that date of determination (as mutually agreed between the Administrative Agent and the Company) the programming format of which the Company or its Subsidiaries changed from a non-religious format as the time of acquisition to a religious talk, conservative talk or religious music format and that the Company designates as an Excluded Property; PROVIDED that any such radio station has also been designated as an "Excluded Property" under the HoldCo Credit Agreement.

                  "EXCLUDED TAXES" shall mean, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of the Company under the Basic Documents, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which that recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 4.05(b)), any withholding tax that is imposed on amounts payable to that Foreign Lender at the time that Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to that Foreign Lender's failure to comply with Section 4.04(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to that withholding tax pursuant to
Section 4.04(a).

                  "FCC" shall mean the United States Federal Communications Commission.

                  "FCC LICENSE" shall mean any Governmental Approval issued to the Company or any of its Subsidiaries by the FCC pursuant to the Communications Act.

                  "FCC REGULATIONS" shall mean, with respect to any Obligor, the Communications Act, the regulations of the FCC under the Communications Act and all other Governmental Rules applicable to that Obligor (or any Person under the control of that Obligor) by reason of that Obligor (or any Person under the control of that Obligor) being a licensee of an FCC License.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if that rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for that day for those transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEES" shall mean the fees payable under Section 3.04 and under any other provisions of any Basic Document.

                  "FINANCIAL OFFICER" shall mean, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or controller of that Obligor.

                  "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each state of the United States and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL APPROVALS" shall mean any authorization, consent, approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with, or other action of, any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" shall mean any national (United States of America or foreign), state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to government.

                  "GOVERNMENTAL RULES" shall mean any law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

                  "GUARANTEE" shall mean, as to any Person, any obligation, contingent or otherwise, of that Person, directly or indirectly, guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, including any obligation of that Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for that Indebtedness or other obligation, (b) to purchase or lease Property or services for the purpose of assuring the owner of that Indebtedness or other obligation of payment, (c) to maintain working capital, equity capital, liquidity or any other financial condition of that other Person so as to enable that other Person to pay that Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation other than endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as verbs shall have correlative meanings.

                  "GUARANTEE AND SECURITY AGREEMENT" shall mean a Guarantee and Security Agreement, in substantially the form of Exhibit D, executed by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of each Lender Party.

                  "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "HOLDCO" shall mean Salem Communications Holding Corporation, a Wholly Owned direct Subsidiary of the Company.

                  "HOLDCO CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of the Signing Date, between HoldCo, the lenders party to that agreement, The Bank of New York, as the administrative agent, Bank of America, N.A., as the syndication agent, Fleet National Bank, as the documentation agent, and Union Bank of California, N.A. and The Bank of Nova Scotia, as the co-agents.

                  "HOLDCO LOAN DOCUMENTS" shall mean, collectively, (a) the HoldCo Credit Agreement, (b) the other Loan Documents (as defined in the HoldCo Credit Agreement) and (c) all other documents executed and delivered pursuant to the HoldCo Credit Agreement.

                  "INACTIVE SUBSIDIARY" shall mean, as at any date, any Subsidiary of the Company that, as at the end of and for the then most recent quarterly accounting period, shall have less than $50,000 in assets and less than $50,000 in gross revenues; PROVIDED that the License Subsidiary shall not under any circumstances be deemed to be an Inactive Subsidiary.

                  "INDEBTEDNESS" shall mean, for any Person, without duplication, (a) all obligations of that Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of that Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of that Person upon which interest charges are customarily paid, (d) all obligations of that Person under conditional sale or other title retention agreements relating to Property acquired by that Person, (e) all obligations of that Person in respect of the deferred purchase price of Property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of that Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on Property owned or acquired by that Person, whether or not the Indebtedness so secured has been assumed, (g) all Guarantees by that Person of Indebtedness of others, (h) the capitalized amount of all Capital Lease Obligations of that Person, (i) all obligations, contingent or other, of that Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or other, of that Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which that Person is a general partner) to the extent that such Person is liable for that Indebtedness as a result of that Person's ownership interest in or other relationship with that entity, except to the extent the terms of that Indebtedness provide that such Person is not so liable.

                  "INDEMNIFIED TAXES" shall mean Taxes other than Excluded
Taxes.

                  "INDENTURE" shall mean the Indenture, dated as of September 25, 1997, between HoldCo (as successor to the Company) as Issuer, the guarantors named in that instrument and The Bank of New York, as Trustee, relating to the 9.5% Senior Subordinated Notes in the principal amount of $150,000,000 due 2007.

                  "INITIAL SYNDICATION PERIOD" shall mean the period commencing on the Effective Date and ending on the day on which the Administrative Agent notifies the Company in writing that the initial syndication of the credit facilities established under this Agreement has been completed.

                  "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement, dated as of the Signing Date, between the Administrative Agent and The Bank of New York, in its capacity as the administrative agent under the HoldCo Credit Agreement.

                  "INTEREST EXPENSE" shall mean, for any period, the sum for the Company and its consolidated Subsidiaries (determined in accordance with GAAP) of all interest expenses (adjusted to give effect to all Hedging Agreements and fees and expenses paid in connection with the same), commitment fees and letter of credit fees incurred (whether paid or capitalized) on Total Funded Debt.

                  "INTEREST PAYMENT DATE" shall mean (a) with respect to any Eurodollar Loan, the last day of each Interest Period for that Loan, (b) with respect to any Base Rate Loan, the last day of each March, June, September and December and (c) the Maturity Date.

                  "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, the period commencing on the date the Base Rate Loans comprising the Borrowing under Section 2.01 are converted to Eurodollar Loans under Section 2.02(b) and ending on the numerically corresponding day in the succeeding first (during the Initial Syndication Period) or third (after the Initial Syndication Period) calendar month and each successive period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the succeeding first (during the Initial Syndication Period) or third (after the Initial Syndication Period) calendar month, except that (i) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if that next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

                  "INTEREST RESERVE" shall mean the proceeds of the Loan deposited into the Cash Collateral Account for application in accordance with
Section 3.05(e).

                  "LENDER PARTY" shall mean, collectively, the Lenders in whatever capacity (including as the Administrative Agent, the Syndication Agent or the Documentation Agent) under any Basic Document.

                  "LENDERS" shall have the meaning assigned to that term in the introductory paragraphs of this Agreement.

                  "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of the Telerate Service providing rate quotations comparable to those currently provided, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of that Interest Period, as the rate for dollar deposits with a maturity comparable to that Interest Period. In the event that such rate is not available at that time for any reason, then the "LIBO RATE" with respect to that Eurodollar Borrowing for that Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to that Interest Period are offered by the principal London office of ING Bank N.V. in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of that Interest Period.

                  "LICENSE SUBSIDIARY" shall mean a Wholly Owned Subsidiary of AcquisitionCo that is formed to hold the FCC Licenses for the Station.

                  "LIEN" shall mean, with respect to any Property, (a) any lien, mortgage, deed of trust, pledge, charge, security interest or encumbrance of any kind in respect of that Property or any agreement to give, or notice of, any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to that asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to that securities.

                  "LOANS" shall mean loans made under this Agreement.

                  "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, condition (financial or other) or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the rights, remedies, powers and privileges of the Lender Parties under any of the Basic Documents or (d) the timely payment of the Obligations.

                  "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than under the Basic Documents) or obligations in respect of one or more Hedging Agreements of any Obligor or any of Subsidiary of any Obligor in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of that Obligor or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor or such Subsidiary would be required to pay if that Hedging Agreement were terminated at that time.

                  "MATURITY DATE" shall mean the date falling on the day 364 days after the Effective Date. Notwithstanding the foregoing, if the Maturity Date would otherwise fall on a day that is not a Business Day, it shall fall on the preceding Business Day.

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET AVAILABLE PROCEEDS" shall mean:

                  (a) in the case of any Disposition, the aggregate amount of all cash payments, and the fair market value of any noncash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with that Disposition; PROVIDED that (i) Net Available Proceeds shall be net of (A) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with that Disposition and (B) any United States of America, state and local Taxes estimated to be payable by the Company and its Subsidiaries as a result of that Disposition (but only to the extent that those estimated Taxes are in fact paid to the relevant Governmental Authority when due) and (ii) Net Available Proceeds shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (A) that Indebtedness is secured by a Lien on the Property that is the subject of that Disposition and (B) the transferee of (or holder of a Lien on) that Property requires that such Indebtedness be repaid as a condition to the purchase of that Property;

                  (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation (excluding business interruption payments) received by the Company and its Subsidiaries in respect of that Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection with that Casualty Event and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on the Property affected by that Casualty Event and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of that Casualty Event;

                  (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of that Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection with that Equity Issuance; and

                  (d) in the case of any Debt Incurrence, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of that Debt Incurrence net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection with that Debt Incurrence and (ii) contractually required repayments of any Indebtedness that is being refinanced with the proceeds of that Debt Incurrence.

                  "NOTES" shall mean the Notes provided for in Section 2.06.

                  "OBLIGATIONS" shall mean the principal of each Lender's Loan, interest, fees and any other amount payable by the Company under any Basic Document.

                  "OBLIGOR" shall mean, collectively, the Company and the Subsidiary Guarantors.

                  "OPERATING CASH FLOW" shall mean, at any time with respect to any Person for any period: (a) revenues (exclusive of reciprocal and barter revenues) of that Person, determined in accordance with GAAP for that period, LESS (b) expenses (exclusive of depreciation, amortization, interest, income tax, employee compensation payable solely in stock of the Company and reciprocal and barter expenses, in each case to the extent included in any such expenses), PLUS (c) non-recurring expense items and other non-cash expense items of that Person for that period, in each case as mutually agreed upon between the Company and the Administrative Agent, to the extent deducted in accordance with clause
(b) above, LESS (d) non-recurring or non-cash revenues or operating or non-operating gains, LESS (e) the amount of any cash payments related to non-cash expense items added pursuant to clause (c) above, LESS (f) in the case of Operating Cash Flow of the Company and its Subsidiaries, Excluded Cash Flow. Operating Cash Flow shall be adjusted on a consistent basis to reflect the acquisition and Disposition of Property during that period as if any such acquisition or Disposition of Property had occurred at the beginning of that period, PROVIDED that pro-forma adjustments related to certain station operations of such stations being acquired (as mutually agreed upon by the Company and the Administrative Agent) shall be included in the calculation of Operating Cash Flow. Operating Cash Flow shall exclude all gains and losses from the Disposition of Property and all extraordinary gains and losses.

                  "OTHER MEDIA CASH FLOW" shall mean, at any time and for any period, Operating Cash Flow for that period allocable to CCM Communications, Inc. and OnePlace, Ltd. at that time.

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made under any Basic Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Basic document.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PERMITTED ENCUMBRANCES" shall mean:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Company or any Subsidiary; PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "PERMITTED HOLDERS" shall mean, as of any date of determination, (a) any of Stuart W. Epperson, Nancy A. Epperson and Edward G. Atsinger III, (b) any parent, spouse, sibling or issue of any Person described in clause (a) above or of any such parent, spouse, sibling or issue, (c) any trust, limited partnership or similar entity formed for the benefit of one or more of the Persons in clauses (a) and (b) above or for the benefit of another such entity or (d) in the event of the incompetence or death of any Person described in clause (a) or (b) above, that Person's representatives or beneficiaries, who at that date beneficially own or have the right to acquire, directly or indirectly, voting stock of or economic interest in the Company.

                  "PERMITTED INVESTMENTS" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any of its agencies to the extent that such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of its acquisition;

                  (b) investments in commercial paper maturing within 270 days from the date of its acquisition and having, at that date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of its acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above.

                  "PERSON" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, company, trust, unincorporated organization or Governmental Authority.

                  "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if that plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "POST-DEFAULT RATE" shall mean, in respect of any Obligation that is not paid when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which that amount is paid in full equal to two percent (2%) PLUS (a) in the case of the principal of any Loan, the rate otherwise applicable to that Loan from time to time and (b) in each other case, the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans.

                  "PRIME RATE" shall mean the rate of interest from time to time announced by ING (U.S.) Capital LLC as its prime rate. That announced rate is not necessarily the lowest rate offered by ING (U.S.) Capital LLC, and any other extension of credit by ING (U.S.) Capital LLC may be at rates above, below or at that announced rate.

                  "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement, dated as of March 5, 2000, between the Company and the Seller.

                  "REGISTER" shall have the meaning specified for that term in
Section 10.04.

                  "RELATED PARTIES" shall mean, with respect to any specified Person, that Person's Affiliates and the respective directors, officers, employees, agents and advisors of that Person and that Person's Affiliates.

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Credit Exposures representing at least 51% of the sum of the total Credit Exposures at that time; PROVIDED, HOWEVER, that (i) if at any time there are only two Lenders, the term "Required Lenders" shall mean both of those Lenders and (ii) if at any time there are only three Lenders, the term "Required Lenders" shall mean at least two of those Lenders whose Credit Exposures represents at least 51% of the sum of the total Credit Exposures at that time.

                  "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other Property) with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

                  "RESTRUCTURING" shall mean a transaction or series of transactions pursuant to which (a) all or substantially all of the assets of the Company (other than the capital stock of

HoldCo and AcquisitionCo and the proceeds of the Loans) are transferred to HoldCo, (b) the Company acquires all of the capital stock of HoldCo and AcquisitionCo, free of any Equity Rights, (c) the Company is released from any and all obligations under or in respect of the Indenture and HoldCo becomes liable for all such obligations in place of the Company and (d) AcquisitionCo acquires all of the capital stock of the License Subsidiary, free of any Equity Rights.

                  "RESTRUCTURING AGREEMENTS" shall mean the agreements pursuant to which the Restructuring is effected.

                  "SECURITY AGREEMENT" shall mean a Security Agreement, in substantially the form of Exhibit C, executed by the Company in favor of the Administrative Agent for the benefit of each Lender Party.

                  "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Guarantee and Security Agreement, all Uniform Commercial Code financing statements and all other filings or recordings with any Governmental Authority required by each Basic Document to be filed or recorded with respect to each of the security interests in personal Property and fixtures created pursuant to those Basic Documents.

                  "SELLER" shall mean, collectively, Clear Channel Communications, Inc., AMFM, Inc. and their respective Subsidiaries party to the Purchase Agreement.

                  "SIGNING DATE" shall mean the date on which the Company and the Lenders holding the full original amount of the Commitments have executed and delivered this Agreement.

                  "S&P" shall mean Standard & Poor's.

                  "STATION LICENSE MANAGEMENT AGREEMENT" shall mean a Station License Management Agreement, in substantially the form of Exhibit F, executed by AcquisitionCo and the License Subsidiary.

                  "STATION" shall mean KALC-FM (Denver, Colorado).

                  "STATUTORY RESERVE RATE" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board, to which a bank in the City of New York, New York, with capital and surplus in excess of $1,000,000,000 is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Those reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to that reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness that is subordinated to the Obligations on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Required Lenders.

                  "SUBSIDIARY" shall mean, for any Person at any date, any corporation, limited liability company, partnership, association or other entity
(a) the accounts of which would be consolidated with those of that Person in consolidated financial statements prepared in accordance with GAAP as of that date, (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by that Person, or (c) that is, as of that date, otherwise Controlled, by that Person or one or more of its Subsidiaries of that Person or by that Person and one or more of its Subsidiaries. "WHOLLY OWNED SUBSIDIARY" shall mean any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

                  "SUBSIDIARY GUARANTOR" shall mean AcquisitionCo, the License Subsidiary and each other Subsidiary of AcquisitionCo that shall execute security documents pursuant to Section 7.19.

                  "SYNDICATION AGENT" shall have the meaning assigned to that term in the introductory paragraph to this Agreement.

                  "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TOTAL FUNDED DEBT" shall mean, at any time, the aggregate Indebtedness of the Company and its Subsidiaries on a consolidated basis at that time.

                  "TOTAL LEVERAGE RATIO" shall mean, at any time, the ratio of
(a) the sum of Total Funded Debt as of the end of the fiscal quarter ended on or immediately prior to that time MINUS cash and cash equivalents as of that fiscal quarter end to (b) Adjusted Operating Cash Flow for the four consecutive fiscal quarters ended on or immediately prior to that time.

                  "TRANSACTIONS" shall mean, as to any Obligor, the execution, delivery and performance by that Obligor of the Basic Documents to which it is a party, the Restructuring and, in the case of the Company, the Bridge Acquisition, the borrowing of the Loans and the use of the proceeds of the Loans.

                  "TYPE" shall mean, when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising the Borrowing, are Base Rate Loans or Eurodollar Loans.

                  "WARRANT AGREEMENT" shall mean the Warrant and Registration Rights Agreement, in substantially the form of Exhibit E, to be executed by the Company and the Lenders.

                  "WARRANTS" shall mean warrants for 716,096 shares of Company Stock to be issued in accordance with the Warrant Agreement.

                  "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from that Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision of any Basic Document to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application of GAAP on the operation of that provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision of any Basic Document for that purpose), regardless of whether any such notice is given before or after that change in GAAP or in the application of GAAP, then that provision shall be interpreted on the basis of GAAP as in effect and applied immediately before that change became effective until that notice has been withdrawn or that provision has been amended.

                  Section 1.03. INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Basic Document); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                  Section 1.04. DESIGNATION OF LOANS AND BORROWINGS. A Loan may be designated as a Base Rate Loan or a Eurodollar Loan if it bears interest based on the Base Rate or the Adjusted LIBO Rate, respectively. A Borrowing may be designated on the basis of the Loans comprising that Borrowing.

                                   ARTICLE II

                                   THE CREDITS

                  Section 2.01. LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a single Loan to the Company in Dollars, for purposes specified in Section 7.08, in an aggregate principal amount that will not result in that Lender's Credit Exposure exceeding that Lender's Applicable Percentage of $58,000,000. Amounts not borrowed on the date those Loans are made may not afterwards be borrowed. Any Loan repaid or prepaid may not be reborrowed.

                  Section 2.02. BORROWING.

                  (a) The Borrowing under Section 2.01 shall consist of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations under this Agreement; PROVIDED that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) The Borrowing under Section 2.01 shall initially be made as Base Rate Loans, which Loans shall automatically, but subject to Sections 2.05, 4.01 and 4.05, be converted to consist entirely of Eurodollar Loans on the earlier of notice from the Administrative Agent and the third Business Day after the date of that Borrowing. Each Lender at its option may make any Loan by causing any of its domestic or foreign branches or Affiliates of that Lender to make that Loan; PROVIDED that any exercise of that option shall not affect the obligation of the Company to repay that Loan in accordance with the terms of this Agreement.

                  (c) The Borrowing under Section 2.01 shall be in an amount sufficient to fund the Interest Reserve in the amount of $7,112,425 in the Cash Collateral Account and for the Bridge Acquisition and related transactional expenses.


                  Section 2.03. REQUEST FOR BORROWING. To request the Borrowing under Section 2.01, the Company will notify the Administrative Agent of that request by telephone not later than 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing. The telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. The telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of the Borrowing, which shall be a Business Day; and

                  (iii) in the case of the portion of the Borrowing requested for the Bridge Acquisition, the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.04.

Promptly following receipt of the Borrowing Request in accordance with this
Section 2.03, the Administrative Agent will advise each Lender of the details of, and of the amount of that Lender's Loan to be made as part of, the requested Borrowing.

                  Section 2.04. FUNDING OF BORROWING.

                  (a) Each Lender will make the Loan to be made by it on the proposed date for that Loan by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent designated by it for that purpose by notice to the Lenders. In the case of the portion of the Borrowing requested for the Bridge Acquisition, the Administrative Agent will make those Loans available to the Company by promptly crediting the amounts so received, in like funds, as specified by the Company in the Borrowing Request. In the case of the portion of the Borrowing requested for the funding of the Interest Reserve in the Cash Collateral Account, the Administrative Agent will use those Loans to fund the Interest Reserve in the Cash Collateral Account.

                  (b) Unless the Administrative Agent has received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent that Lender's share of that Borrowing, the Administrative Agent may assume that such Lender has made its share available on that date in accordance with Section 2.04(a) and may, in reliance upon that assumption, make available to the Company a corresponding amount. In that event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand that corresponding amount with interest on that amount for each day from and including the date that amount is made available to the Company to but excluding the date of payment to the Administrative Agent at (i) in the case of that Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to Base Rate Loans. If the non-funding Lender pays that amount to the Administrative Agent, then that amount shall constitute that Lender's Loan included in that Borrowing.

                  Section 2.05. INTEREST RATE CONTINUATION.

                  (a) Subject to Section 2.05(b), 2.05(c), 4.01 and 4.05, each Loan converted under Section 2.02(b) as a Eurodollar Loan will automatically be continued as a Eurodollar Loan for each succeeding Interest Period.

                  (b) Notwithstanding Section 2.05(a), no Eurodollar Loan may be continued as a Eurodollar Loan if the Interest Period for that Loan would extend beyond the Maturity Date and, in that case, that Loan will be converted to a Base Rate Loan as of the end of the then applicable Interest Period.

                  (c) Notwithstanding any contrary provision of this Agreement, if a Default has occurred and is continuing, then, so long as a Default (unless the Administrative Agent, with the consent of the Required Lenders, otherwise notifies the Company) is continuing (i) no outstanding Borrowing may be continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the then applicable Interest Period.

                  Section 2.06. NOTES.

                  (a) LOANS. The Loan made by each Lender shall be evidenced by a single Note of the Company in substantially the form of Exhibit A, dated the Effective Date, payable to that Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, interest rate and duration of Interest Period of the Loan made by each Lender to the Company under Section 2.01, and each payment made on account of the principal of each such Loan, shall be recorded by that Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by that Lender on the schedule attached to that Note or any continuation of that Note; PROVIDED that the failure of that Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under this Agreement or under that Note in respect of the Loan to be evidenced by that Note.

                  (b) EXCHANGE OF NOTES. No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of that Lender's relevant Commitment, Loan and Note pursuant to Section 10.06(b).

                  (c) NO SEPARATE ENFORCEMENT. No Lender shall be entitled to file any proceeding to enforce its rights arising out of this Agreement and the Notes or exercise any right of set off or any banker's lien without the prior consent of the Administrative Agent, and it shall not be necessary for any other Lender Party to consent to, or be joined as an additional party in, any proceedings for those purposes.

                                   ARTICLE III

                                    PAYMENTS

                  Section 3.01. REPAYMENT OF LOANS. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of that Lender's Loan on the Maturity Date.

                  Section 3.02. OPTIONAL PREPAYMENT OF LOANS.

                  (a) The Company may at any time and from time to time to prepay the Borrowing in whole or in part, subject to prior notice in accordance with Section 3.02(b).

                  (b) To make a prepayment under Section 3.02(a), the Company must notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment under this Section 3.02 not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount to be prepaid. Promptly following receipt of any such notice, the Administrative Agent will advise the Lenders of its contents. Each partial prepayment of the Borrowing shall be in an amount that would be permitted in the case of an advance of the Borrowing as provided in Section 2.02. Each prepayment of the Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.05.

                  Section 3.03. MANDATORY PREPAYMENTS.

                  (a) DISPOSITIONS. Without derogating from any restriction on any such Disposition under the terms of the Basic Documents, no later than five Business Days prior to the occurrence of any such Disposition by the Company or any Subsidiary Guarantor, the Company will deliver to the Lenders a statement, certified by a Financial Officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of that Disposition and, to the extent that such Net Available Proceeds (when taken together with the Net Available Proceeds of all prior Dispositions as to which a payment has not yet been made under this Section 3.03(a)) exceed $25,000, the Company will pay to the Administrative Agent an aggregate amount equal to 100% of the Net Available Proceeds of that Disposition (together with 100% of the Net Available Proceeds of all prior Dispositions as to which a payment has not yet been made under this Section 3.03(a)), concurrently with the receipt of any such Net Available Proceeds, that payment to be applied in each case to prepay the Loans.

                  (b) EQUITY ISSUANCE. Without derogating from any effect of a Change of Control under the Basic Documents, upon any Equity Issuance, the Company will pay to the Administrative Agent an aggregate amount equal to 100% of the Net Available Proceeds of that Equity Issuance, less that portion of any such Net Available Proceeds as is required to be contributed by the Company to HoldCo pursuant to the HoldCo Loan Documents as in effect on the Effective Date and to be applied by HoldCo to the prepayment of the loans under the HoldCo Credit Agreement or to the reduction of the commitments under the HoldCo Credit Agreement, concurrently with the receipt of any such Net Available Proceeds, that payment to be applied in each case to prepay the Loans.

                  (c) DEBT INCURRENCE. Without derogating from any restriction on the incurrence of any such Indebtedness under the terms of the Basic Documents, upon any Debt Incurrence by AcquisitionCo or any of its Subsidiaries, the Company will pay to the Administrative Agent an aggregate amount equal to 100% of the Net Available Proceeds of that Debt Incurrence, concurrently with the receipt of any such Net Available Proceeds, that payment to be applied in each case to prepay the Loans.

                  (d) CASUALTY EVENT. Upon the date 30 days following the receipt by the Company or by AcquisitionCo or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation (excluding business interruption insurance) in respect of any Casualty Event affecting any Property of the Company or of AcquisitionCo or any of its Subsidiaries (or upon such earlier date as the Company or that Subsidiary determines not to repair or replace the affected Property), the Company will pay to the Administrative Agent an aggregate amount, if any, equal to 100% of the Net Available Proceeds of that Casualty Event not previously applied (or set aside for) to the repair or replacement of that Property, concurrently with the receipt of any such Net Available Proceeds, that payment to be applied in each case to prepay the Loans. Nothing in this Section 3.03(d) shall be deemed to limit any obligation of the Company or any Subsidiary Guarantor pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

                  (e) ABSENCE OF NEGOTIATIONS. Upon demand of the Administrative Agent, the Company shall, within ten Business Days of that demand, prepay the aggregate principal amount of the Loans, together with accrued interest and all other Obligations if, by ten months after the Signing Date, the Company is not engaged in good faith and ongoing negotiations with an identified Person (or the representative of an identified group of Persons) of definitive documents providing for either the Disposition of assets resulting in Net Available Proceeds in excess of $47,000,000 or the refinancing in full of the Obligations on or before the Maturity Date.

                  (f) Prepayments under this Section 3.03 shall be accompanied by accrued interest to the extent required by Section 3.05.

                  Section 3.04. FEES.

                  (a) The Company will pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

                  (b) The Company will pay to each Lender, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and each such Lender.

                  (c) All fees payable under this Agreement shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution as provided in this Section 3.04. All facility, participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Fees shall not be refundable under any circumstances.

                  Section 3.05. INTEREST.

                  (a) The Loans shall bear interest at the Adjusted LIBO Rate for each Interest Period in effect for the Loans plus the Applicable Margin. In the event the Loans are made as or converted into Base Rate Loans pursuant to the terms of this Agreement, the Loans shall bear interest at the Base Rate plus the Applicable Margin.

                  (b) Notwithstanding the foregoing, if any Obligation is not paid when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) that overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Post-Default Rate. In addition, if any Default is continuing, each Loan shall bear interest at the Post-Default Rate.

                  (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date; PROVIDED that (i) interest accrued pursuant to
Section 3.05(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of that repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of its then current Interest Period, accrued interest on that Loan shall be payable on the effective date of that conversion.

                  (d) All interest under the Basic Documents computed by reference to the Base Rate when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and all other interest under the Basic Documents shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and that determination shall be conclusive absent manifest error.

                  (e) The Company shall be entitled to direct the Administrative Agent, upon three Business Days' prior written notice, to make a withdrawal on any Interest Payment Date from the Cash Collateral Account to pay each Lender all or any part of the interest (as so specified) due the Lenders on that Interest Payment Date (up to the then amount of the Interest Reserve on deposit in the Cash Collateral Account); PROVIDED that (i) any withdrawal for less than all of the interest then due to all the Lenders shall be paid to the Lenders pro rata and (ii) if a Default is continuing, (A) the Company may not without the consent of the Administrative Agent direct any such withdrawal and (B) whether or not requested by the Company, the Administrative Agent may make any such withdrawal (without limiting its other rights, remedies, powers and privileges in respect of the Cash Collateral Account under the Security Documents) and pay the amount so withdrawn to the Lenders pro rata. If the Company has prepaid the Loans in accordance with Section 3.02 or 3.03, the Administrative Agent shall reduce the Interest Reserve to an amount that the Administrative Agent determines in good faith is an appropriate amount to be thereafter available for the payment of interest on the Loans outstanding.

                  Section 3.06. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

                  (a) The Company will make each payment required to be made by it under this Agreement prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after that time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest on that amount. All such payments shall be made to the Administrative Agent at the offices of The Chase Manhattan Bank specified in Annex 1, except payments to be made directly to any specified Lender Party as expressly provided in this Agreement and except that payments pursuant to Sections 4.01, 4.02, 4.03 and 10.02 shall be made directly to the Persons entitled to them. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt of that payment. If any payment is due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest on that payment shall be payable for the period of that extension. All payments shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts then due, those funds shall be applied (i) first, towards payment of interest and fees then due, ratably among the parties entitled to those funds in accordance with the amounts of interest and fees then due to those parties and (ii) second, towards payment of principal then due, ratably among the parties entitled to those funds in accordance with the amounts of principal then due to those parties.

                  (c) If any Lender, by the exercise of any set-off or counterclaim right or otherwise, obtains payment in respect of any Obligation that results in that Lender's receiving payment of a greater proportion of the aggregate amount of the Obligations owing to it, then the

Lender receiving that greater proportion shall purchase (for cash at face value) participations in the Obligations owing to the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the Obligations; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise to that purchase is recovered, those participations shall be rescinded and the purchase price restored to the extent of that recovery, without interest, and (ii) the provisions of this Section 3.06(c) shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of the Obligations owing to it, other than to the Company or any Affiliates (as to which the provisions of this Section 3.06(c) shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of set-off and counterclaim with respect to that participation as fully as if that Lender were a direct creditor of the Company in the amount of that participation.

                  (d) Unless the Administrative Agent has received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of any Lender Party that the Company will not make that payment, the Administrative Agent may assume that the Company has made that payment on that date and may, in reliance upon that assumption, distribute to that Lender Party the amount due. In that event, if the Company has not in fact made that payment, then each such Lender Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to that Lender Party with interest on that amount, for each day from and including the date that amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.04(b) or 3.06(d), then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of that Lender to satisfy that Lender's obligations under those Sections until all such unsatisfied obligations are fully paid.

                                   ARTICLE IV

                              YIELD PROTECTION, ETC

                  Section 4.01. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for that Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for that Interest Period will not adequately and fairly reflect the cost to those Lenders of making or maintaining their Loans included in that Borrowing for that Interest Period;

                  then the Administrative Agent will give notice of those circumstances to the Company and the Lenders by telephone or telecopy as promptly as practicable and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to that notice no longer exist, (i) the Borrowing requested to be made as a Eurodollar Borrowing shall be made instead as a Base Rate Borrowing and (ii) Eurodollar Loans may not be continued as a Eurodollar Loan and shall at the end of the applicable Interest Period be converted to a Base Rate Loan; upon any such notice from the Administrative Agent, each Base Rate Loan shall be converted to a Eurodollar Loan as of, and with an Interest Period commencing, three Business Days after the date of that notice.

                  Section 4.02. INCREASED COSTS.

                  (a) If any Change in Law:

                        (i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender Party (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                        (ii) imposes on any Lender Party or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by that Lender Party;

and the result of any of the foregoing is to increase the cost to that Lender Party of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by that Lender Party under any Basic Document, then the Company will pay to that Lender Party such additional amount or amounts as will compensate that Lender Party for the additional costs incurred or reduction suffered.

                  (b) If any Lender Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on that Lender Party's capital or on the capital of its holding company, if any, as a consequence of this Agreement or the Loan made by that Lender Party to a level below that which that Lender Party or its holding company could have achieved but for that Change in Law (taking into consideration that Lender Party's policies and the policies of its holding company with respect to capital adequacy), then from time to time the Company will pay to that Lender Party such additional amount or amounts as will compensate that Lender Party or its holding company for any such reduction suffered.

                  (c) To claim any amount under this Section 4.02, a Lender Party must deliver to the Company a certificate setting forth the amount or amounts necessary to compensate that Lender Party or its holding company, as the case may be, under Section 4.02(a) or (b), which certificate shall be conclusive absent manifest error. The Company will pay that Lender Party, as the case may be, the amount shown as due on any such certificate within ten days after its receipt.

                  (d) Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section 4.02 shall not constitute a waiver of that Lender Party's right to demand that compensation; PROVIDED that the Company shall not be required to compensate a Lender Party pursuant to this Section 4.02 for any increased costs or reductions incurred more than 270 days prior to the date on which that Lender Party notifies the Company of the Change in Law giving rise to those increased costs or reductions and of that Lender Party's intention to claim compensation for those circumstances; PROVIDED FURTHER that, if the Change in Law giving rise to those increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include that period of retroactive effect.

                  Section 4.03. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Period for that Loan (including under Section 3.03 or as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of its Interest Period, (c) the failure to borrow or prepay any Loan on the date specified in any Borrowing Request or notice of prepayment (whether or not that notice may be and in fact is revoked under Section 3.02(b)) or (d) the assignment of any Eurodollar Loan other than on the last day of its Interest Period as a result of a request by the Company pursuant to Section 4.05, then, in any such event, the Company will compensate each Lender for the loss, cost and expense attributable to that event. That loss, cost or expense to any Lender shall be deemed to include an amount determined by that Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of that Loan had that event not occurred, at the Adjusted LIBO Rate that would have been applicable to that Loan, for the period from the date of that event to the last day of the then current Interest Period for that Loan (or, in the case of a failure to borrow, for the period that would have been the Interest Period for that Loan) over (ii) the amount of interest that would accrue on that principal amount for that period at the interest rate that such Lender would bid were it to bid, at the commencement of that period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. To claim any amount under this Section 4.03, the Lender must deliver to the Company a certificate setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 4.03, which certificate shall be conclusive absent manifest error. The Company will pay that Lender the amount shown as due on any such certificate within ten days after its receipt.

                  Section 4.04. TAXES.

                  (a) Any and all payments by or on account of any Obligation shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company is required to deduct any Indemnified Taxes or Other Taxes from those payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) each Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company will make those deductions and (iii) the Company will pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Company will pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Company will indemnify each Lender Party, within ten days after written demand, for the full amount of any Indemnified Taxes or Other Taxes paid by that Lender Party on or with respect to any payment by or on account of any Obligation (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04) and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. To claim any amount under this Section 4.04(c), a Lender Party must deliver to the Company a certificate as to the amount of that payment or liability, which certificate shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company will deliver to the Administrative Agent the original or a certified copy of a receipt issued by that Governmental Authority evidencing that payment, a copy of the return reporting that payment or other evidence of that payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law or treaty of the jurisdiction in which the Company is located, with respect to payments of any Obligations will deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit those payments to be made without withholding or at a reduced rate.

                  Section 4.05. ILLEGALITY. In the event that it becomes unlawful or, by reason of a Change in Law, impossible for any Lender to honor its obligation to make or maintain Eurodollar Loans, then that Lender will promptly notify the Company of that event (with a copy to the Administrative Agent) and that Lender's obligation to make or to continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as that Lender may again make and maintain Eurodollar Loans. During that period of suspension, the Loans that would otherwise be made or continued as Eurodollar Loans shall be made or continued instead as Base Rate Loans.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

                  Section 5.01. EFFECTIVE DATE. The obligation of any Lender Party to make the extension of credit under this Agreement shall not become effective unless the Effective Date occurs on or before August 31, 2000 and until the satisfaction (or the waiver in accordance with Section 10.04) of each of the following conditions:

                  (a) DOCUMENTS. The Administrative Agent has received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each other Lender Party) in form and substance:

                  (i) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to each Obligor, the Basic Documents, the Restructuring Agreements or the Transactions.

                  (ii) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Company, dated the Effective Date, to the effect set forth in Sections 5.01(b)(i), (c), (d), (e) and (h).

                  (iii) FINANCIAL OFFICER'S CERTIFICATE. A certificate of one of the Financial Officers of the Company, dated the Effective Date, to the effect set forth in Section 5.01(f), which certificate shall set forth the basis of the calculation under Section 5.01(f).

                  (iv) OPINION OF COUNSEL TO THE OBLIGORS. An opinion of each of Jonathan Block, general counsel to the Company, and Gibson, Dunn & Crutcher LLP, counsel to the Obligors, dated the Effective Date, (as between the two) in substantially the form of Exhibit G-1 and an opinion of Fletcher, Heald & Hildreth, P.L.C., special communications counsel to the Obligors, in substantially the form of Exhibit G-2 and, in each case, covering such other matters as any Lender Party may reasonably request (and each Obligor hereby instructs each such counsel to deliver its respective opinion to the Lender Parties).

                  (v) NOTES. The Notes, duly completed and executed.

                  (vi) SECURITY DOCUMENTS. The Security Agreement and the Guarantee and Security Agreement, duly executed and delivered by the Company and each other specified Obligor and the Administrative Agent and the certificates identified under the name of each such Obligor in each such Security Document accompanied by undated stock powers executed in blank, together with evidence that each such Obligor has taken such other action (including delivering to counsel for the Lenders, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements and the filing of the Security Documents with the FCC pursuant to Section 73.3613 of the FCC's rules) as any such Security Document specifies or as the Administrative Agent requests in order to create, perfect and establish the priority (subject only to Liens permitted by Section 7.10) of the Liens granted by such Security Document.

                  (vii) RESTRUCTURING AGREEMENTS. Each Restructuring Agreement, duly executed and delivered by its respective parties.

                  (viii) WARRANT AGREEMENT. The Warrant Agreement, duly executed by the Company.

                  (ix) TAX SHARING AGREEMENT. A tax sharing agreement between the Company and each of its Subsidiaries.

                  (x) PURCHASE AGREEMENT. The Purchase Agreement, duly executed by the Company and the Seller.

                  (xi) STATION LICENSE MANAGEMENT AGREEMENT. A copy of the Station License Management Agreement, duly executed by the License Subsidiary and AcquisitionCo (it being understood that the Station License Management Agreement will not, by its terms, be operative until the approval of the FCC referred to in Section 7.11(b)).

                  (xii) GOVERNMENTAL APPROVALS. A copy of all Governmental Approvals (including any of the FCC) (A) required in connection with the execution and delivery of the Basic Documents and the Restructuring and (B) referred to in Section 5.01(c)(ii), in each case certified as true and complete by a senior officer of the Company.

                  (xiii) INSURANCE. (A) Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries pursuant to the Basic Documents and the designation of the Administrative Agent as the loss payee under those policies to the extent required by the Basic Documents in respect of all insurance covering tangible Property, those certificates to be in such form and contain such information as is specified in the Basic Documents and (B) a certificate a Financial Officer of the Company setting forth the insurance obtained by the Company and its Subsidiaries in accordance with the requirements of the Basic Documents and stating that such insurance is in full force and effect and that all premiums then due and payable with respect to that insurance have been paid.

                  (xiv) INTERCREDITOR AGREEMENT. The Intercreditor Agreement, duly executed by the administrative agent under the HoldCo Credit Agreement.

                  (xv) OTHER DOCUMENTS. Such other documents as any Lender Party may reasonably request.

                  (b) RESTRUCTURING. (i) The Restructuring has been completed in accordance with (and not in waiver of) the terms of the Restructuring Agreements and the Company has received all Governmental Approvals required in connection with the Restructuring and (ii) the Restructuring has been completed in a manner formally and substantially satisfactory to the Lender Parties.

                  (c) BRIDGE ACQUISITION.

                  (i) The acquisition of the Station to be funded with the proceeds of the Borrowing has been accomplished in accordance with (and not in waiver of) the terms of the Purchase Agreement.

                  (ii) The FCC Licenses for the Station have been validly issued to, or validly transferred to, AcquisitionCo, free and clear of all Liens, the Company has received all other Governmental Approvals (including those of the FCC) required in connection with the acquisition of the Station and to give the Company and its Subsidiaries the power and authority to operate the Station, those FCC Licenses and other Governmental Approvals are in full force and effect and no longer subject to further review by any Governmental Authority (except that the Governmental Approval of the assignment of the FCC Licenses for the Station to AcquisitionCo is subject to further review upon the filing of a petition for reconsideration within 30 days after public notice of the grant of that Governmental Approval or by the FCC en banc within 40 days after the grant of that Governmental Approval) and all conditions and obligations required to be satisfied in connection with, or pursuant to the terms of, each such FCC License or other Governmental Approval have been satisfied in accordance with the terms of each such FCC License or other Governmental Approval.

                  (iii) The assets of the Station have been transferred to AcquisitionCo, free of and clear of all Liens (other than Liens permitted under Section 7.10).

                  (iv) The amount paid for radio station KALC-FM does not exceed $47,000,000 and the amount to be borrowed for the payment of transaction expenses in connection with that acquisition, together with all amounts previously borrowed for transaction expenses of the Bridge Acquisition, does not exceed $2,335,235.

                  (d) NO DEFAULT. No Default has occurred and is continuing.

                  (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Article VI are true and complete on and as of the Effective Date with the same force and effect as if made on and as of that date (or, if applicable, as of any specific date as of which that representation or warranty is expressly stated to have been made).

                  (f) FINANCIAL CONDITION. Adjusted Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to the Effective Date is not less than $41,000,000, and the Total Leverage Ratio, as of the Effective Date, does not exceed 9.0 to 1.0.

                  (g) WARRANTS. The Warrants have been issued to the Lenders, pro rata in accordance with their respective Commitments, and delivered to the Administrative Agent.

                  (h) HOLDCO LOAN DOCUMENTS. Each HoldCo Loan Document has been duly executed and delivered by all the parties to each such document and all of the conditions to the initial release of funds under the HoldCo Credit Agreement have been satisfied or waived in accordance with the provisions of that agreement.

                  (i) FEES. The Company has paid or delivered such fees and other consideration as the Company has agreed to pay or deliver to any Lender Party or an Affiliate of that Lender Party in connection with this Agreement, including the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of the Basic Documents (to the extent that statements for those fees and expenses have been delivered to the Company).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to each Lender Party that:

                  Section 6.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority and all Governmental Approvals (including all FCC Licenses) to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where that qualification is required.

                  Section 6.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Company's corporate powers and have been duly authorized by all necessary corporate (including, if required, stockholder) action. This Agreement has been, and the other Basic Documents, the Restructuring Agreements and the Purchase Agreement will be, duly executed and delivered by the Company, and each Basic Document and the Restructuring Agreements to which the Company is a party constitutes, or when so delivered will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Warrants will have been duly issued as of the Effective Date, the Company has reserved for issuance a sufficient number of shares of Company Stock for issuance upon exercise of the Warrants, and those shares, when issued, will be duly issued, validly authorized and non-assessable shares of Company Stock.

Section 6.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any Governmental Approval of any Governmental Authority, except as (i) will have been obtained or made and will be in full force and effect as of the Effective Date or (ii) in the case of the Bridge Acquisition, is set forth in
Schedule 6.03, (b) do not require any consent or approval of any Person except as (i) will have been obtained and will be in full force and effect as of the Effective Date or (ii) in the case of the Bridge Acquisition, is set forth in
Schedule 6.03, (c) will not violate any applicable Governmental Rule or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its or any of its Subsidiaries' Property or give rise to a right under any such indenture, agreement or other instrument to require any payment to be made by the Company or any of its Subsidiaries and (e) will not result in the creation or imposition of any Lien (other than a Permitted Encumbrance) on any Property of the Company or any of its Subsidiaries. None of the Obligors is subject to, or has any obligations under, the Indenture.

                  Section 6.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

                  (a) The Company has furnished to each Lender Party its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, as reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2000, certified by one of its Financial Officers. Those financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of those dates and for those periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since December 31, 1999, there has been no material adverse change in the business, Properties, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or of the Seller or the Station.

                  Section 6.05. PROPERTIES.

                  (a) Each of the Company and its Subsidiaries has (or, in the case of the assets to be acquired in the Bridge Acquisition will, upon the acquisition of those assets, have) good title to, or valid leasehold interests in, all its Property, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its Properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns or is licensed to use (or, in the case of the trademarks, trade names, copyrights, patents and other intellectual Property related to the assets to be acquired in the Bridge Acquisition and the acquisitions by HoldCo under the Purchase Agreement will, upon the acquisition of those assets, own or be licensed to use) all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use of any such Property by the Company and its Subsidiaries does not and will not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Each of the Company and its Subsidiaries owns all of the capital stock or other ownership interests of each of its respective Subsidiaries free of any outstanding Equity Rights.

                  Section 6.06. LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents, the Restructuring Agreements or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any FCC Regulation or Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any FCC Regulation or Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) There has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  Section 6.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all Governmental Rules applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 6.07, neither the Company nor any of its Subsidiaries are in default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its or any of its Subsidiaries' Property nor has a waiver of any such default been granted.

                  Section 6.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any of its Subsidiaries is or, after the Restructuring and the Bridge Acquistions, will be (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness, to grant Liens or to issue Guarantees.

                  Section 6.09. TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or any such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 6.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed by more than $100,000 the fair market value of the assets of that Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting those amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

                  Section 6.11. LABOR RELATIONS.

                  (a) No employee of the Company or any Subsidiary is currently a member of a collective bargaining unit and to the knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary.

                  (b) No unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against the Company or any of the Subsidiaries before any Governmental Authority. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. During that period, the Company and the Subsidiaries have complied in all material respects with all applicable Governmental Rules and other laws relating to the employment of labor, including those relating to wages, hours and collective bargaining.

                  Section 6.12. DISCLOSURE. The Company has disclosed to the Lender Parties all indentures, agreements and instruments and all corporate and other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to any Lender Party in connection with or under any Basic Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements so made, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                                   ARTICLE VII

                                    COVENANTS

                  The Company covenants and agrees with each Lender Party that, so long as any Commitment is outstanding and until payment in full of all
Obligations:

                  Section 7.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to each Lender Party:

                  (a) within 105 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows and (ii) unaudited consolidating balance sheets and related statements of operations and stockholders' equity, in each case as of the end of and for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on (in the case of the consolidated financial statements) by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of that audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its (i) consolidated balance sheet and related statements of operations, stockholders' equity and cash flows and (ii) unaudited consolidating balance sheets and related statements of operations and stockholders' equity, in each case as of the end of and for that fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis and of each of the Company and its Subsidiaries (as applicable) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether or not a Default has occurred and, if a Default has occurred, specifying the details of, and any action taken or proposed to be taken with respect to, that Default, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.17 and
(iii) stating whether or not any change in GAAP or in the application of GAAP has occurred since the date of the audited financial statements referred to in
Section 6.04 and, if any such change has occurred, specifying the effect of that change on the financial statements accompanying that certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on those financial statements stating whether or not they obtained knowledge during the course of their examination of those financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission or with any national securities exchange or distributed by the Company to its shareholders generally;

                  (f) promptly after the same becomes available, copies of all periodic or special reports filed by the Company or any of its Subsidiaries with, and all communications received from, the FCC to the extent such report or communication reflects information material to the business operations or condition of the Company or any of its Subsidiaries or any claimed violation of any Governmental Rule by the Company or any of its Subsidiaries; and

                  (g) promptly following any request for the same, such other information regarding the operations, business affairs and financial condition of the Company, any other Obligor or any Subsidiaries of any Obligor or compliance with the terms of the Basic Documents, as any Lender Party may reasonably request.

                  Section 7.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to each Lender Party prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $100,000;

                  (d) any Casualty Event involving Property of the Company or any Subsidiary Guarantor having a fair market value in excess of $250,000; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring that notice and any action taken or proposed to be taken with respect to that event or development.

                  Section 7.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the Governmental Approvals (including all FCC Licenses) material to the conduct of its business; PROVIDED, that this Section 7.03 shall not be construed to prohibit any transaction permitted by Section 7.11.

                  Section 7.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including for Taxes, that, if not paid, could result in a Material Adverse Effect before the same become delinquent or in default, except any such obligation (a) the validity or amount of which is being contested in good faith by appropriate proceedings, (b) with respect of which the Company or that Subsidiary has set aside on its books adequate reserves in accordance with GAAP and (c) the failure to pay which pending that contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 7.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will, and will cause each of its Subsidiaries to, maintain also the insurance specified in Annex 2.

                  Section 7.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by any Lender Party, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  Section 7.07. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all Governmental Rules (including all FCC Regulations) applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 7.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for the purpose of:

                  (a) financing the acquisition (the "BRIDGE ACQUISITION") of Denver, Colorado radio station KALC-FM for a purchase price not exceeding $47,000,000 and paying related transaction expenses in an amount not exceeding $2,335,235;

                  (b) funding the Interest Reserve in the Cash Collateral
Account;

                  (c) paying any Fees and expenses due to any Lender Party on the Effective Date; and

                  (d) to the extent not used as otherwise provided in this
Section 7.08, for working capital purposes in the ordinary course of the business of AcquisitionCo;

PROVIDED that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  Section 7.09. INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created under the Basic Documents;

                  (b) Indebtedness existing on the Signing Date and set forth in
Schedule 7.09 but not any extensions, renewals or replacements of any such Indebtedness;

                  (c) Indebtedness of the Company to AcquisitionCo and of AcquisitionCo to the Company, PROVIDED that Indebtedness is Subordinated Indebtedness;

                  (d) Guarantees by the Company of Indebtedness of AcquisitionCo permitted by Section 7.09(e) or (f);

                  (e) Indebtedness of AcquisitionCo incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to that acquisition) and extensions, renewals and replacements of any such Indebtedness that do not increase its outstanding principal amount; PROVIDED that (i) such Indebtedness is incurred prior to or concurrently with that acquisition or the completion of that construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $1,000,000 at any time outstanding;

                  (f) Indebtedness of AcquisitionCo as an account party in respect of standby letters of credit;

                  (g) a Guarantee (as in effect on the Signing Date) by the Company of the Indebtedness under the HoldCo Credit Agreement described in clause (i) of Section 7.09;

                  (h) in the case of HoldCo, the Indebtedness of HoldCo under the Indenture; provided that the aggregate principal amount of that Indebtedness shall not exceed $100,000,000 at any time outstanding; and

                  (i) in the case of HoldCo and any of its Subsidiaries, (i) the Indebtedness of HoldCo under the HoldCo Credit Agreement (PROVIDED that the aggregate principal amount of that Indebtedness shall not exceed $275,000,000 at any time outstanding) and (ii) any other Indebtedness permitted to be incurred by HoldCo and its Subsidiaries under the HoldCo Credit Agreement as in effect on the Signing Date.

                  Section 7.10. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any Property of the Company or any of its Subsidiaries existing on the Signing Date and set forth in Schedule 7.10; PROVIDED that (i) such Lien shall not apply to any other Property of the Company or any of its Subsidiaries and (ii) such Lien shall secure only those obligations that it secures on the Signing Date;

                  (c) any Lien existing on any Property prior to its acquisition by AcquisitionCo; PROVIDED that (i) such Lien is not created in contemplation of or in connection with that acquisition, (ii) such Lien shall not apply to any other Property of the Company or any of its Subsidiaries and (iii) such Lien shall secure only those obligations that it secures on the date of that acquisition;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by AcquisitionCo; PROVIDED that (i) such Liens secure Indebtedness permitted by clause (e) of Section 7.09, (ii) such Liens and the Indebtedness they secure are incurred prior to or concurrently with such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured by those Liens does not exceed 80% of the cost of acquiring, constructing or improving those fixed or capital assets and (iv) such Lien shall not apply to any other Property of the Company or any of its Subsidiaries;

                  (e) in respect of HoldCo or any of its Subsidiaries, any Liens permitted by the HoldCo Credit Agreement as in effect on the Signing Date;

                  (f) the Lien of The Bank of New York, as the administrative agent under the HoldCo Credit Agreement, on the capital stock of HoldCo and AcquisitionCo; provided that such Lien shall at all times be subordinate to the Lien of the Administrative Agent under the Security Agreement as provided in the Intercreditor Agreement; and

                  (g) the Liens of the Basic Documents.

                  Section 7.11. FUNDAMENTAL CHANGES.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or in the future acquired) or liquidate or dissolve, except that, if at the time of, and immediately after giving effect to, that event, no Default has occurred and is continuing,


                  (i) any Wholly-Owned Subsidiary of the Company (other than any Subsidiary Guarantor) may merge into the Company in a transaction in which the Company is the surviving corporation;

                  (ii) any Wholly-Owned Subsidiary of the Company (other than any Subsidiary Guarantor) may merge into any other Wholly-Owned Subsidiary of the Company (other than any Subsidiary Guarantor) in a transaction in which the surviving entity is a Subsidiary of the Company;

                  (iii) any Wholly-Owned Subsidiary of the Company (other than any Subsidiary Guarantor) may dispose of its Property to the Company or to another Wholly-Owned Subsidiary of the Company; and

                  (iv) any Subsidiary of the Company (other than any Subsidiary Guarantor) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lender Parties;

PROVIDED that any such merger involving a Person that is not a Wholly Owned Subsidiary of the Company immediately prior to that merger shall not be permitted unless also permitted by Section 7.12 and the Company and its Subsidiaries may make the Dispositions permitted by Section 7.21.

                  (b) The Company will not engage in any business other than the ownership of the capital stock of HoldCo and AcquisitionCo and will not own or lease any assets other than that capital stock and its rights in and to the Cash Collateral Account, and will not permit any of its Subsidiaries to engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Signing Date and reasonably related activities, except that AcquisitionCo may make the Bridge Acquisition and HoldCo may make the radio station acquisitions from the Seller that are to be financed by the HoldCo Credit Agreement. The Company will, within ten days after the Effective Date, file such applications with the FCC as are necessary to permit the transfer of each FCC License related to the Station to the License Subsidiary, and the Company will, as promptly as possible after that filing (and in any event within 60 days after the Effective Date) cause each FCC License related to the Station to be transferred to the License Subsidiary and to be held at all times thereafter by the License Subsidiary, all in conformity with the FCC Regulations so that those FCC Licenses are validly held by, or reissued to, the License Subsidiary; the Company will further concurrently provide evidence of all such actions to the Administrative Agent (including an opinion of Fletcher, Heald & Hildreth, P.L.C., special communications counsel to the Obligors, substantially in the form of Exhibit G-2 delivered on the Effective
Date). The Company will not permit the License Subsidiary to engage in any business activity other than as expressly set forth in the Station

License Management Agreement or to terminate, amend or otherwise modify the Station License Management Agreement.

                  (c) The Company will not, and will not permit any of its Subsidiaries to:

                  (i) enter into any so-called "local marketing agreements" or any other arrangements with any other radio broadcasting station (other than with the Company or another Subsidiary with respect to one of their radio stations) pursuant to which the parties agree to function cooperatively in terms of programming, advertising, sales, management, consulting or similar services, except for any such agreements or arrangements existing on the Signing Date or on the Effective Date or otherwise established on commercially reasonable terms (as determined in the reasonable opinion of the Company); or

                  (ii) enter into any so-called "time brokerage agreements" or any other agreements or arrangements under which any radio station (i) sells broadcast time to any other radio broadcasting station (other than to, in the case of a station owned by HoldCo and its Subsidiaries, another station so owned) that programs such broadcast time and sells its own commercial advertising announcements during such broadcast time or (ii) purchases broadcast time on any other radio broadcasting station (other than to, in the case of a station owned by HoldCo and its Subsidiaries, another station so owned) for the purpose of programming such broadcast time and selling its commercial advertisements during such time, except for any such agreements or arrangements existing on the Signing Date or on the Effective Date or otherwise established on commercially reasonable terms (as determined in the reasonable opinion of the Company).

                  Section 7.12. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary of the Company prior to that merger) the capital stock, partnership or other ownership interests, Indebtedness or other securities of any other Person, make any deposit with, or make any loan or other extension of credit to, any other Person, enter into any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person or acquire (in one transaction or a series of transactions) any Property of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments by the Company existing on the Signing Date and disclosed in Schedule 7.12 in the capital stock of its Subsidiaries;

                  (c) loans or extensions of credit made by the Company to AcquisitionCo and made by AcquisitionCo to the Company to the extent permitted by Section 7.09;

                  (d) Guarantees constituting Indebtedness permitted by Section 7.09; and

                  (e) in the case of HoldCo and its Subsidiaries, any investments permitted by the HoldCo Credit Agreement.

                  Section 7.13. HEDGING AGREEMENTS. The Company will not, and will not permit any other Obligor to, enter into any Hedging Agreement, other than (except in the case of the License Subsidiary) in the ordinary course of business to hedge or mitigate risks to which the Company or any other Obligor is exposed in the conduct of its business or the management of its liabilities.

                  Section 7.14. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) dividends by the Company with respect to its capital stock payable solely in additional shares of its common stock, (b) dividends by Subsidiaries of the Company ratably with respect to their capital stock (c) Restricted Payments by the Company in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries and (d) in the case of HoldCo and its Subsidiaries, as permitted by the HoldCo Credit Agreement as in effect on the Signing Date.

                  Section 7.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any other Obligor to, sell, lease or otherwise transfer any Property to, purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or any such Obligor than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between the Company and one or more other Obligors not involving any other Affiliate of the Company and (c) any Restricted Payment permitted by Section 7.14.

                  Section 7.16. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any other Obligor to enter into, incur or permit to exist any agreement or other arrangement that, directly or indirectly, prohibits, restricts or imposes any condition upon (a) the ability of the Company or any other Obligor to create, incur or permit to exist any Lien upon any of its Property or (b) the ability of any other Obligor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Obligor or to Guarantee Indebtedness of the Company or any other Obligor, other than (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the Signing Date and identified on Schedule 7.16 (but not any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending that sale, PROVIDED those restrictions and conditions apply only to the Subsidiary that is to be sold and that sale is permitted under the Basic Documents, (iv) in the case of clause (a) above, (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if those restrictions or conditions apply only to the Property securing that Indebtedness and (B) customary provisions in leases and other contracts restricting the assignment of those leases or contracts and (v) restrictions and conditions imposed by the HoldCo Loan Documents.

                  Section 7.17. FINANCIAL CONDITION. The Company will not permit the Total Leverage Ratio as of the end of any fiscal quarter to exceed 9.0 to 1.0.

                  Section 7.18. SUBORDINATED INDEBTEDNESS. Neither the Company nor any other Obligor will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except (other than when any Default has occurred and is continuing) for regularly scheduled payments of principal and interest in respect of that Subordinated Indebtedness required pursuant to the instruments evidencing that Subordinated Indebtedness.

                  Section 7.19. ADDITIONAL GUARANTORS. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of AcquisitionCo (other than Inactive Subsidiaries) are Subsidiary Guarantors and, thereby, Obligors. Without limiting the generality of the foregoing, in the event that AcquisitionCo forms any new Subsidiary after the Signing Date that the Company anticipates will not be an Inactive Subsidiary (or, in the event that any Inactive Subsidiary ceases to be an Inactive Subsidiary) the Company will cause that new Subsidiary (or the Inactive Subsidiary that ceases to be an Inactive Subsidiary) to become a Subsidiary Guarantor (and, thereby, an Obligor) pursuant to the Guarantee and Security Agreement, and if appropriate, a separate Guarantee and Security Agreement (or other document as is appropriate to create, perfect and establish the priority (subject only to Liens permitted by Section 7.10) of Liens in favor of the Administrative Agent for the benefit of the Lenders on all of the Property of that Subsidiary), in form and substance satisfactory to each Lender Party, and to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 upon the Effective Date or as any Lender Party reasonably requests. In addition, the Company will cause 100% of the capital stock of each new Subsidiary of AcquisitionCo to be pledged to the Collateral Agent pursuant to the Security Documents.

                  Section 7.20. ENVIRONMENTAL COMPLIANCE. The Company will, and will cause each of its Subsidiaries to, comply with all Environmental Laws and will obtain and maintain, or cause to be obtained and maintained in full force and effect, all Governmental Approvals required under Environmental Laws.

                  Section 7.21. DISPOSITIONS. The Company will not, and will not permit any of its Subsidiaries to, make any Dispositions of all or any part of its or their Property, except (a) Dispositions in the ordinary course of business if the value (determined as the lower of book value and fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of 12 consecutive months, (b) Dispositions of Property that is obsolete or otherwise no longer useful in the business of the Company or any such Subsidiary if the value (determined as the lower of book value and fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of 12 consecutive months, (c) a Disposition of the Station by AcquisitionCo or any of its Subsidiaries to HoldCo or any of its Subsidiaries or to any third party, PROVIDED that the purchase price for the Station is equal to the greater of the fair market value of the Station and the actual purchase price paid by the Company for the Station on the Effective Date (i.e., $47,000,000) and that the purchase price is paid in cash, (d) other Dispositions of Property if the value (determined as the lower of book value and fair market value) of the Property subject to such Dispositions does not exceed $250,000 in any period of 12 consecutive months, (e) Dispositions by HoldCo and its Subsidiaries provided that the sale price for any Property subject to any such Disposition is equal to at least the fair market value of that Property and at least 75% of the sale price is paid in cash and (f) Dispositions of Property referred to in
Section 3.03(e).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  Section 8.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") occurs:

                  (a) The Company (i) fails to pay any principal of any Loan when due (whether at its stated maturity or on any mandatory or optional prepayment date) or (ii) fails to pay any interest on any Loan or any other Obligation when due and that failure continues unremedied for two or more days;

                  (b) Any representation, warranty or certification made or deemed made in any Basic Document by any Obligor or any certificate furnished to any Lender Party pursuant to the provisions of any Basic Document proves in any material respect to have been false or misleading when made or furnished or deemed made or furnished;

                  (c) The Company fails to perform any of its obligations under any of Sections 7.01(g), 7.02(a), 7.02(e), 7.08, 7.09, 7.10, 7.11, 7.12, 7.13,
7.14, 7.15, 7.16, 7.17, 7.18, 7.19 and 7.21; or any Obligor fails to perform any of its other obligations under any Basic Document and that failure continues unremedied for 30 days after notice of that failure to the Company by the Administrative Agent (which shall be given at the request of any Lender);

                  (d) Any Obligor or any Subsidiary of any Obligor fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness and that failure results in that Indebtedness becoming due prior to its maturity;

                  (e) Any other event or condition occurs that results in the Material Indebtedness under the HoldCo Credit Agreement or any other Material Indebtedness becoming due prior to its scheduled maturity or that (except as to the Indebtedness under the HoldCo Credit Agreement and the Indenture) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance of any Material Indebtedness, prior to its scheduled maturity; PROVIDED that this Section 8.01(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing that Indebtedness;

                  (f) Any Obligor or any Subsidiary of any Obligor admits in writing its inability to, or is generally unable to, pay its debts as those debts become due;

                  (g) Any Obligor or any Subsidiary of any Obligor (i) applies for, or consents to the appointment of, or the taking of possession by, a receiver, a custodian, a trustee, an examiner or a liquidator of itself or of all or a substantial part of its Property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts,
(v) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) takes any corporate action to authorize any of the foregoing;

                  (h) A proceeding or case is commenced, in any court of competent jurisdiction, seeking (i) composition or readjustment of the debts of any Obligor or any Subsidiary of any Obligor, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Obligor or any Subsidiary of any Obligor or of all or any substantial part of its or any such Subsidiary's property or (iii) similar relief in respect of any Obligor or any Subsidiary of any Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, in each case without the application or consent of the affected Obligor or the affected Subsidiary of any Obligor, and that proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor or any Subsidiary of any Obligor is entered in an involuntary case under the Bankruptcy Code;

                  (i) A final judgment or judgments for the payment of more than $1,000,000 in the aggregate (regardless of insurance coverage) are rendered by a one or more Governmental Authorities having jurisdiction against any Obligor or any Subsidiary of any Obligor, and that Obligor or Subsidiary fails, within 30 days of the entry of each such judgment, either (A) to discharge (or to cause or provide for that discharge) each such judgment or (B) both to procure stay of execution of each such judgment and, within that 30-day period (or such longer period during which execution of the that judgment has been stayed) to appeal from, and during that appeal to procure the continued stay of execution for, each such judgment;

                  (j) An ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding (i) $100,000 in any year or (ii) $250,000 for all periods;

                  (k) A Change of Control occurs;

                  (l) A reasonable basis exists for the assertion against any Obligor or any Subsidiary of any Obligor of (or there shall have been asserted against any Obligor or any Subsidiary of any Obligor) any Environmental Claims or Liabilities that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to any Obligor or any Subsidiary of any Obligor and, individually or in the aggregate, likely to have a Material Adverse Effect;

                  (m) Any Obligor seeks (or purports) to terminate or revoke any obligation under any Basic Document to which it is a party, any Basic Document ceases to be in full force and effect or the Lien of any Security Document ceases to be a valid, perfected and first priority Lien (subject only to Liens permitted by Section 7.10);

                  (n) Any Person initiates any case or proceeding before any Governmental Authority or arbitrator seeking a determination, or there is any determination by any Governmental Authority or arbitrator, that any Obligor has any liability or obligation under the Indenture; or

                  (o) Any FCC License of the Company or any Subsidiary is revoked or cancelled, expires or is suspended for more than three consecutive days, other than (to the extent not otherwise prohibited by the Basic Documents) by reason of a voluntary surrender (except in the case of the Station) not in response to any adverse action or threatened adverse action by any Governmental Authority or a Disposition, and any such action either (i) pertains to the main broadcasting license of any radio station operated by the Company or any of its Subsidiaries or (ii) is reasonably likely to have a Material Adverse Effect;

then: (i) in the case of an Event of Default other than one referred to in
Section 8.01(g) or (h) with respect to the Company, the Administrative Agent may and, upon the request of the Required Lenders will, by notice to the Company,
(A) terminate the Commitments and they shall thereupon terminate and (B) declare all or any of the Obligations (including any amounts payable under Article IV) to be forthwith due and payable, whereupon those amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in Section 8.01(g) or
(h) with respect to the Company, the Commitments shall automatically terminate and all Obligations (including any amounts payable under Article IV) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  Section 9.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Basic Documents as are delegated to the Administrative Agent by the terms of the Basic Documents, together with all reasonably incidental actions and powers.

                  The Person serving as the Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and that Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any its Affiliates as if it were not the Administrative Agent.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Basic Documents. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, whether or not a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those expressly contemplated by the Basic Documents or that the Administrative Agent is required to exercise in writing by the number or percentage of the Lenders as is necessary under the circumstances as provided in the Basic Documents and (c) except as expressly set forth in the Basic Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the number or percentage of the Lenders as is necessary under the circumstances as provided in the Basic Documents or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice of that Default is given to the Administrative Agent by the Company or another Lender Party, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Basic Document, (ii) the contents of any certificate, report or other document delivered under or in connection with any Basic Document, (iii) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in the Basic Documents, (iv) the validity, enforceability, effectiveness or genuineness of any Basic Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere in any Basic Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely, and it shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and it shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and those provisions shall apply to their respective activities in connection with the syndication of the credit facilities provided for in this Agreement as well as activities as Administrative Agent. Except for action expressly required of the Administrative Agent under the Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act under any Basic Document unless it receives further assurances to its satisfaction from the other Lender Parties of their indemnification obligations under Section 10.03 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  Section 9.02. RESIGNATION. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 9.02, the Administrative Agent may resign at any time by notifying the other Lender Parties and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor has been so appointed by the Required Lenders and has accepted that appointment within 30 days after the retiring Administrative Agent gives its notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent by a successor, that successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under the Basic Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and that successor. After the Administrative Agent's resignation, the provisions of this Article IX and
Section 10.02 shall continue in effect for the benefit of that retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Section 9.03. NONRELIANCE. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon any Basic Document and any related agreement or any document.

                  Section 9.04. THE SYNDICATION AGENT AND THE DOCUMENTATION AGENT. Neither the Syndication Agent nor the Documentation Agent shall have any rights, powers, responsibilities, duties or obligations under the Basic Documents except as are applicable to all Lenders as such.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01. NOTICES. Except where telephonic notice is expressly permitted, all notices, requests and other communications provided for in this Agreement (and under the Basic Documents that make reference to this Section 10.01) shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below its name on Annex 1 or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in any Basic Document, all such communications shall be deemed to have been duly given or made upon receipt.

                  Section 10.02. EXPENSES, INDEMNIFICATION, ETC.

                  (a) The Company will pay: (i) all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to Administrative Agent), in connection with (A) the negotiation, preparation, execution and delivery of the Basic Documents and the extension of credit under this Agreement and (B) any modification, supplement or waiver of any of the terms of any Basic Document and
(ii) all out-of-pocket expenses of each Lender Party (including counsels' fees and expenses) in connection with (A) any Default and any enforcement or collection proceedings (including any bankruptcy, reorganization, workout or other similar proceeding) resulting from that Default or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company under the Basic Documents and (B) the enforcement of this Section 10.02.

                  (b) The Company will indemnify each Lender Party and each of the Related Parties from, and hold each of them harmless against, any and all judgments, losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of (i) the execution and delivery of the Basic Documents or any related agreement, instrument or document, or the performance by any Person of its obligations under the Basic Documents, (ii) the Transactions, (iii) the making of any Loan or the use of the proceeds of any Loan, (iv) any actual or claimed presence or release of Hazardous Materials on or from any Property owned, leased or operated by the Company or any of its Subsidiaries or (v) any actual or prospective claim, litigation, investigation or proceeding related to any of the foregoing, whether based on contract, tort or any other theory (but excluding any such losses, liabilities, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). It shall not be a condition to any such indemnification that the Administrative Agent or any Lender be a party to any such investigation, litigation or other proceeding.

                  (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any Related Party of that Person) under the preceding provision of this Section 10.02, each other Lender severally agrees to pay to the Administrative Agent that Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of that unpaid amount; PROVIDED that the unreimbursed expense or indemnified judgment, loss, liability, damage, or expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or against its Related Party in connection with that capacity.

                  (d) To the extent permitted by applicable law, the Company will not assert, and hereby waives, any claim against any Lender Party or its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages).

                  (e) All amounts due under this Section 10.02 shall be payable not later than five days after written demand.

                  Section 10.03. WAIVER. No failure on the part of any Lender Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or any Note shall operate as a waiver of that right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Notes are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04.    AMENDMENTS, ETC.

                  (a) THIS AGREEMENT. No provision of this Agreement may be waived, modified or supplemented except by a written instrument signed by the Company, the Administrative Agent and the Required Lenders or by the Company and the Administrative Agent acting with the consent of the Required Lenders; PROVIDED that no such instrument shall: (i) increase, or extend the time or waive any requirement for the reduction or termination of, any Commitment of any Lender without its consent, (ii) without the consent of each Lender Party whose Obligation is affected by that action (A) extend the date fixed for the payment of any Obligation under this Agreement or the Notes, (B) reduce the amount of any such payment of principal, (C) reduce the rate at which interest or any fee is payable under this Agreement or alter the basis for calculating any other Obligation or (D) alter the rights or obligations of the Company to prepay the Loans, (iii) without the consent of each Lender, (A) alter the terms of this
Section 10.04 or the definition of the term "Required Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement or (C) alter Section 3.06(b) to change the pro rata sharing of payments; and (iv) alter the rights and duties of the Administrative Agent without its consent. Any modification, supplement or waiver shall be for such period and shall be subject to such conditions as shall be specified in the instrument effecting the same, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

                  (b) CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in Section 10.04(a) with respect to this Agreement, the Administrative Agent shall, upon the direction of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent will not (except as provided in this Agreement or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document, agree to additional obligations being secured by that collateral security (unless the Lien for those additional obligations is junior to the Lien in favor of the Obligations) or release any Subsidiary Guarantor from its obligations under any Basic Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted under this Agreement.

                  Section 10.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of its parties and their respective successors and permitted assigns.

                  Section 10.06. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) The Company may not assign any of its rights or obligations under this Agreement or under the Notes without the prior written consent of all the Lender Parties.

                  (b) Each Lender may assign all or any part of its Obligation, its Notes and its Commitments, together with, in any such case, its related rights, remedies, powers and privileges under the Basic Documents (but only with the consent of the Company and the Administrative Agent); PROVIDED that (i) no such consent shall be required in the case of any assignment to another Lender or an Affiliate of a Lender; (ii) any such partial assignment shall be in an amount at least equal to $1,000,000 unless the Company and the Administrative Agent otherwise agree; (iii) each such assignment shall be made in such manner so that the same portion of its Obligations, Notes and Commitments is assigned to the respective assignee; (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing fee of $3,500, PROVIDED that no such processing fee shall be payable prior to the end of the Initial Syndication Period and (v) no consent of the Company shall be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of an Assignment and Acceptance, the required consents and the recording required by Section 10.06(d), the assignee shall have, to the extent of that assignment, the obligations, rights and benefits of a Lender under the Basic Documents holding the Obligations, Notes and Commitments assigned to it (and, if applicable, previously held by that assignee) and the assigning Lender shall, to the extent of that assignment, be released from the Commitments so assigned (and in the case of full assignment shall cease to be a party to this Agreement but shall continue to be entitled to the benefits of Article IV and Section 10.02). Any transfer that does not comply with this Section 10.06(b) shall be treated as a sale of a participation under
Section 10.06(e).

                  (c) The Administrative Agent, acting for this purpose as an agent of the Company, will maintain at one of its offices in New York City, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Obligations owing to, each Lender Party pursuant to the terms of the Basic Documents from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and each other Lender Party may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender Party, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing fee referred to in Section 10.06(b) and any written consent to that assignment required by Section 10.06(b), the Administrative Agent shall accept that Assignment and Acceptance and record the information contained in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 10.06(d).

                  (e) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of its Obligations, its Note and its Commitments and its related rights, remedies, powers and privileges under the Basic Documents; PROVIDED that (i) each purchaser of a participation shall not, except as otherwise provided in Section 4.07(c), have any rights, remedies, powers or privileges under any Basic Document (that purchaser's rights against that Lender in respect of that participation to be those set forth in the agreements executed by that Lender in favor of that purchaser), (ii) the selling Lender's obligation under the Basic

Documents shall remain unchanged and it shall remain responsible to the other parties for the performance of those obligations and (iii) the other parties may continue to deal solely and directly with that selling Lender. All amounts payable by the Company to any Lender under Article IV in respect of that Lender's Obligations and Commitments shall be determined as if that Lender had not sold or agreed to sell any such participating interest, and as if that Lender were funding its obligations in the same way that it is funding the portion of those obligations in which no participations have been sold. In no event shall a Lender that sells a participation agree with its purchaser to take or to refrain from taking any action under any Basic Document except that such Lender may agree with that purchaser that it will not, without the consent of that purchaser, agree to any action that, pursuant to Section 10.04(a)(i), (ii) or (iii), requires the consent of that Lender.

                  (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section 10.06, any Lender may grant a security interest in all or any portion of its Obligations, its Notes and its rights under the Basic Documents to secure its obligations, including any assignment and pledge, to any Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations under the Basic Documents or substitute any such secured party for that Lender as a party to any Basic Document.

                  (g) Notwithstanding anything in this Section 10.06 to the contrary, no Lender may assign or participate any interest in any Obligation, Note or Commitment (or any related rights, remedies, powers or privileges) to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each other Lender Party.

                  Section 10.07. SURVIVAL. The obligations of the Company under
Article IV and Section 10.02 and the obligations of the Lenders under Section
10.02 shall survive the repayment of the Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to any Basic Document shall survive the making or deemed making of that representation and warranty, and no Lender Party shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Lender Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

                  Section 10.08. AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

                  Section 10.09. SEVERABILITY. Any provision of this Agreement or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

                  Section 10.10. CAPTIONS. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 10.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be as effective as the delivery of a fully executed counterpart of this Agreement.


                  Section 10.12. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each Lender Party agrees (on behalf of itself and each of its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for its own confidential information, any nonpublic information supplied to it by the Company pursuant to this Agreement that is identified by the Company as confidential at the time it is delivered to the that Lender Party; PROVIDED that nothing in this Agreement shall limit the disclosure of any such information (a) to the extent required by Governmental Rule, (b) to counsel for any Lender Party, (c) to bank examiners, auditors or accountants, (d) to any other party to this Agreement or any Affiliate of that party, (e) in connection with any litigation to which any one or more of the parties to this Agreement is a party, (f) to any assignee or participant (or prospective assignee or participant) of any Lender so long as that assignee or participant (or prospective assignee or participant) first executes and delivers to that Lender an agreement substantially to the same effect as this Section 10.12, (g) to the extent that such information becomes publicly available (other than as a result of a breach of this Section 10.12) or is received from a source other than the Company or (h) with the consent of the Company.

                  Section 10.13. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  Section 10.14. WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                     COMPANY:

                                     SALEM COMMUNICATIONS CORPORATION


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                     ADMINISTRATIVE AGENT:
                                     --------------------

                                     ING (U.S.) CAPITAL LLC


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                      LENDERS:

                                      ING (U.S.) CAPITAL LLC


                                      By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                      THE BANK OF NEW YORK


                                      By:
                                        -----------------------------------
                                        Name:
                                        Title:



                                      FLEET NATIONAL BANK


                                      By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                                                         ANNEX 1

              Addresses for Notices and Commitments of the Lenders



                  ING (U.S.) CAPITAL LLC                      $70,000,000
                  55 East 52nd Street
                  New York, New York 10055
                  Telephone: (212) 409-1743
                  Telecopy: (212) 409-7813
                  Attention: Pamela Kaye

                  Pay to The Chase Manhattan Bank N.A., New York, NY ABA 021-000-021
                  Favor: ING Barings
                  Account: 066-297-311
                  Reference: Salem

                  THE BANK OF NEW YORK                       $20,000,000
                  One Wall Street, 16th Floor
                  Ney York, New York 10286
                  Contact Names for Operations Matters: Gladys Vasquez
                  Telephone:  (212) 635-8730
                  Facsimile:  (212) 635-8679

                  Pay to The Bank of New York, New York, NY
                  ABA 0211000018
                  Account GL-111556
                  Attention:  Commercial Loans
                  Reference:  Salem Communications

                  FLEET NATIONAL BANK                         $10,000,000
                  One Federal Street, 3rd Floor
                  Boston, Massachussets 02110
                  Telephone:  (617)  346-4364
                  Facsimile:  (617) 346-4345
                  Contact Names for Operations Matters:  Yin Kuen Lee /
                    Kevin Davenport
                  Telephone:  (212) 819-6051 / 6052
                  Facsimile:  (212) 819-6204

                  Pay to Fleet Bank, N.A., New York, NY
                  ABA 021-300-019
                  Name of Account:  CLS Wire Clearing Account
                  Account 1510351-03102
                  Reference:  Salem Communications

                                                                         ANNEX 2

                             INSURANCE REQUIREMENTS

                                   [Attached]

                                                                   SCHEDULE 6.03

                             GOVERNMENTAL APPROVALS

                  FCC approvals of transfer of FCC Licenses of KALC-FM (Denver, CO) from AcquisitionCo to the License Subsidiary.

                                                                   SCHEDULE 6.06

                              LITIGATION AND CLAIMS

                                      None.

                                                                   SCHEDULE 6.07

                                    DEFAULTS

                                      None.

                                                                   SCHEDULE 7.09

                                  INDEBTEDNESS

1.       Capital lease obligation of $183,274 acquired through OnePlace.

2. Buyer's additional obligation of $190,400 due October 2001 under asset purchase agreement to acquire GospelMedia.

                                                                   SCHEDULE 7.10

                                      LIENS

                                      None.

                                                                   SCHEDULE 7.12

                                  SUBSIDIARIES


Salem Communications Corporation (Parent)
         Subsidiaries:

          1.   Salem Comunications Acquisition Corporation

               Subsidiaries:
                    SCA License Corporation

          2.   Salem Communications Holding Corporation

                    Subsidiaries:
                              ATEP Radio, Inc.
                              Bison Media, Inc.
                              Caron Broadcasting, Inc.
                              CCM Communications, Inc.
                              Common Ground Broadcasting
                              Golden Gate Broadcasting Company, Inc.
                              Inland Radio, Inc.
                              Inspiration Media of Texas, Inc.
                              Inspiration Media, Inc.
                              Kingdom Direct, Inc.
                              New England Continental Media, Inc.
                              New Inspiration Broadcasting Company, Inc.
                              OnePlace, Ltd.
                              Pennsylvania Media Associates, Inc.
                              Radio 1210, Inc.
                              Reach Satellite Network, Inc.
                              Salem Media Corporation
                              Salem Media of Colorado, Inc.
                              Salem Media of Georgia, Inc.
                              Salem Media Hawaii, Inc.
                              Salem Media Kentucky, Inc.
                              Salem Media Ohio, Inc.
                              Salem Media Oregon, Inc.
                              Salem Media Pennsylvania, Inc.
                              Salem Media Texas, Inc.
                              Salem Media of Virginia, Inc.*
                              Salem Music Network, Inc.
                              Salem Radio Network Incorporated
                              Salem Radio Properties, Inc.
                              Salem Radio Representatives, Inc.
                              South Texas Broadcasting, Inc.

                              SRN News Network, Inc.
                              Vista Broadcasting, Inc.

          *Note: Salem Media of Virginia, Inc. is owned 15% by Salem Communications Holding Corporation, 40% by Golden Gate Broadcasting Company, Inc. and 45% by New Inspiration Broadcasting Company, Inc.

                                                                   SCHEDULE 7.16

                             RESTRICTIVE AGREEMENTS

                                      None.

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                                 PROMISSORY NOTE

$[-----]
                                                              New York, New York

                  FOR VALUE RECEIVED, Salem Communications Corporation, a California corporation (the "COMPANY"), hereby promises to pay to [_____] (the "LENDER"), at the account of ING (U.S.) Capital LLC specified in the Credit Agreement, the principal sum of [_____] Dollars, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of the Loan made by the Lender, at that office, in like money and funds, for the period commencing on the date of that Loan until that Loan is paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

                  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Loan made by the Lender to the Company, and each payment made on account of the principal of that Loan, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached to this Note or any continuation of that schedule, PROVIDED that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or under this Note in respect of the Loan made by the Lender.

                  This Note is one of the Notes referred to in the Credit Agreement dated as of August 24, 2000 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") between the Company and the Lenders (including this Lender) for whom ING (U.S.) Capital LLC is the Administrative Agent, and evidences the Loan made by the Lender under the Credit Agreement. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loans upon the terms and conditions specified in the Credit Agreement. This Note is secured by and entitled to the benefits of the Security Documents.

                  Except as permitted by Section 10.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

                                                SALEM COMMUNICATIONS CORPORATION


                                                By:   _______________________
                                                      Name:
                                                      Title:

                                SCHEDULE OF LOANS

                  This Note evidences the Loan made under the Credit Agreement to the Company, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:

                                                                            Amount
      Date                                                                  Paid,
     Made,         Principal                               Duration        Prepaid,
   Continued         Amount        Type                       of          Continued        Unpaid
       or              of           of        Interest     Interest           or         Principal      Notation
   Converted          Loan         Loan         Rate        Period        Converted        Amount        Made by
   ---------          ----         ----         ----        ------        ---------        ------        -------


                                                                       EXHIBIT B

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of August 24, 2000 (as amended to date, the "CREDIT AGREEMENT"), between Salem Communications Corporation and the Lenders named in the Credit Agreement for whom ING (U.S.) Capital LLC is the Administrative Agent. Terms defined in the Credit Agreement are used in this Assignment and Acceptance with the same meanings.

                  The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including the Obligations set forth below, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Basic Documents. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender under the Basic Documents and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Basic Documents.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 4.04(e) of the Credit Agreement, duly completed and executed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.06(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in the State of New York.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:


Effective Date of Assignment
(the "ASSIGNMENT DATE"):

                                                        Percentage Assigned of
                                                        Commitment
                                                        (set forth, to at
                                                        least 8 decimals, as a
                                                        percentage of the
                             Principal Amount           aggregate Commitments
                             Assigned                   of All Lenders)
                             ----------------           ----------------------
Commitment Assigned:         $                                              %
Loans:

The terms set forth above are hereby agreed to:

                                         [NAME OF ASSIGNOR],
                                         as the Assignor

                                         By: ___________________________________
                                             Name:
                                             Title:


                                         [NAME OF ASSIGNEE],
                                         as the Assignee

                                         By: ___________________________________
                                             Name:
                                             Title:

The undersigned hereby consent to the within assignment:

SALEM COMMUNICATIONS                    ING (U.S.) CAPITAL LLC,
CORPORATION                             as the Administrative Agent,



By:                                     By:
   ------------------------------          -------------------------------
    Name:                                   Name:
    Title:                                  Title:

                                                                       EXHIBIT C

                                                                  EXECUTION COPY



        *****************************************************************



                               SECURITY AGREEMENT

                           Dated as of August 24, 2000

                                     between

                        SALEM COMMUNICATIONS CORPORATION

                                       and

                             ING (U.S.) CAPITAL LLC

                           as the administrative agent

        *****************************************************************

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS........................................................1

   Section 1.01     Certain Defined Terms....................................1
   Section 1.02     Interpretation...........................................2

ARTICLE II COLLATERAL........................................................2

   Section 2.01     Grant....................................................2
   Section 2.02     Perfection...............................................3
   Section 2.03     Preservation and Protection of Security Interests........3
   Section 2.04     Attorney-in-Fact.........................................4
   Section 2.05     Special Provisions Relating to Stock Collateral
                    and Investment Property..................................4
   Section 2.06     Rights and Obligations...................................5
   Section 2.07     Termination..............................................5

ARTICLE III CASH PROCEEDS OF COLLATERAL......................................6

   Section 3.01     Cash Collateral Account..................................6
   Section 3.02     Certain Proceeds.........................................6
   Section 3.03     Investment of Balance in Cash Collateral Account.........6

ARTICLE IV REPRESENTATIONS...................................................7

   Section 4.01     Title....................................................7
   Section 4.02     Pledged Stock............................................7

ARTICLE V COVENANTS..........................................................7

   Section 5.01     Books and Records........................................7
   Section 5.02     Removals, Etc............................................8
   Section 5.03     Sales and Other Liens....................................8
   Section 5.04     Stock Collateral.........................................8
   Section 5.05     Further Assurances.......................................8

ARTICLE VI REMEDIES..........................................................8

   Section 6.01     Events of Default, Etc...................................8
   Section 6.02     Deficiency...............................................9
   Section 6.03     Private Sale............................................10
   Section 6.04     Application of Proceeds.................................10
   Section 6.05     Certain Regulatory Requirements.........................11

ARTICLE VII MISCELLANEOUS...................................................11

   Section 7.01     Administrative Agent....................................11
   Section 7.02     Notices.................................................12
   Section 7.03     Expenses, Etc...........................................12
   Section 7.04     Waiver..................................................12
   Section 7.05     Amendments, Etc.........................................13
   Section 7.06     Successors and Assigns..................................13

   Section 7.07     Survival................................................13
   Section 7.08     Agreements Superseded...................................13
   Section 7.09     Severability............................................13
   Section 7.10     Captions................................................13
   Section 7.11     Counterparts............................................13
   Section 7.12     Governing Law; Submission to Jurisdiction...............13
   Section 7.13     Waiver of Jury Trial....................................14

Annex 1           -        Pledged Stock

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "AGREEMENT") dated as of August 24, 2000 is made between SALEM COMMUNICATIONS CORPORATION, a California corporation (the "OBLIGOR") and ING (U.S.) CAPITAL LLC, as the agent (in that capacity, the "ADMINISTRATIVE AGENT") for the Lenders referred to below.

                  The Credit Agreement dated as of August 24, 2000 (the "CREDIT AGREEMENT") between the Obligor, the Administrative Agent and the lenders identified in the Credit Agreement (the "LENDERS") for whom the Administrative Agent acts as the administrative agent provides, subject to its terms and conditions, for certain extensions of credit to the Obligor. It is a condition to the obligations of the Administrative Agent and the Lenders under the Credit Agreement that the Obligor executes and delivers, and grants the Liens provided for in, this Agreement.

                  To induce the Lender Parties to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor agrees to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligor agrees with the Administrative Agent as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 CERTAIN DEFINED TERMS. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Credit Agreement (including terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Agreement:

                  "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to that term in Section 3.01.

                  "COLLATERAL" shall have the meaning assigned to that term in
Section 2.01.

                  "ISSUERS" shall mean, collectively, each direct Subsidiary of the Obligor that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or in the future acquired by the Obligor, including the respective corporations identified in Annex 1 under the caption "ISSUER."

                  "INVESTMENT PROPERTY" shall have the meaning assigned to that term in Section 2.01(a).

                  "PLEDGED STOCK" shall have the meaning assigned to that term in Section 2.01(a).

                  "SECURED OBLIGATIONS" shall mean (a) any and all Obligations and (b) any and all obligations of the Obligor for the performance of its agreements, covenants and undertakings under or in respect of the Basic Documents.

                  "STOCK COLLATERAL" shall have the meaning assigned to that term in Section 2.01(a).

                  "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction. Section 1.02 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular shall include the plural and plural the singular; words importing any gender shall include the other gender; references to statutes or regulations shall be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" shall include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Basic Documents); and references to Persons shall include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                                   ARTICLE II

                                   COLLATERAL

                  Section 2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lender Parties, a security interest in all of the Obligor's right, title and interest in and to the following property, whether now owned or in the future acquired by the Obligor and whether now existing or in the future coming into existence (collectively, the "COLLATERAL"):

                  (a) (i) all of the shares of capital stock of the Issuers represented by the respective certificates identified in Annex 1 and all other shares of capital stock of whatever class of the Issuers, now owned or in the future acquired by the Obligor, together with in each case the certificates representing the same (collectively, the "PLEDGED STOCK");

                  (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock;

                  (iii) without affecting the obligations of the Obligor under any provision prohibiting that action under any Basic Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless that successor corporation is the Obligor itself) formed by or resulting from that consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "STOCK COLLATERAL"); and

                  (iv) all other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodities contracts and commodity accounts (each as defined in the Uniform Commercial
Code), together with in each case the certificates representing the same (collectively, the "INVESTMENT PROPERTY");

                  (b) the Cash Collateral Account and the balances and all Investment Property and financial assets (as defined in the Uniform Commercial
Code) from time to time held in or credited to the Cash Collateral Account;

                  (c) all other tangible and intangible property of the Obligor; and

                  (d) all proceeds and products in whatever form of all or any part of the other Collateral with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

                  Section 2.02 PERFECTION. The Obligor will (i) concurrently with the execution and delivery of this Agreement, file or deliver for filing such financing statements and other documents in such offices as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement, (ii) concurrently with the execution and delivery of this Agreement, deliver to the Administrative Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (iii) take all such other actions as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to those permitted Liens) of the Liens granted by this Agreement.

                  Section 2.03 PRESERVATION AND PROTECTION OF SECURITY INTERESTS. The Obligor will:

                  (a) upon the acquisition after the Signing Date by the Obligor of any Stock Collateral or any certificate evidencing or representing any Investment Property, promptly either (x) transfer and deliver to the Administrative Agent all such Stock Collateral together with the certificates representing that Stock Collateral and that Investment Property duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Administrative Agent deems necessary or appropriate to create, perfect and establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement in that Stock Collateral and Investment Property; and

                  (b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as the Administrative Agent may request to create, perfect, establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of, or to preserve the validity, perfection or priority (subject only to those permitted Liens) of, the Liens granted by this Agreement or to enable the Administrative Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to those Liens, including causing any or all of the Stock Collateral and Investment Property to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral and Investment Property is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Obligor copies of any notices and communications received by it with respect to the Stock Collateral and Investment Property pledged by the Obligor).

                  Section 2.04 ATTORNEY-IN-FACT. Subject to the rights of the Obligor under Sections 2.05, the Obligor hereby appoints the Administrative Agent its attorney-in-fact effective on the Signing Date and terminating upon the termination of this Agreement for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.01, any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral;
(ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums);
(iii) to file any claims or take any action or proceeding that the Administrative Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 6.01, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

                  Section 2.05 SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL AND INVESTMENT PROPERTY.

                  (a) So long as no Event of Default has occurred and is continuing, the Obligor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Basic Document, PROVIDED that the Obligor will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Basic Document; and the Administrative Agent will, at the Obligor's expense, execute and deliver to the Obligor or cause to be executed and delivered to the Obligor all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligor may reasonably request for the purpose of enabling the Obligor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.05(a).

                  (b) So long as no Event of Default has occurred and is continuing, the Obligor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default has occurred and is continuing, and whether or not any Lender Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Basic Document (but subject to Section 6.05), all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Cash Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent so requests, the Obligor will execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and instruments to that end, PROVIDED that if that Event of Default is cured, any such dividend or distribution paid to the Administrative Agent prior to that cure shall, upon request of the Obligor (except to the extent applied to the Secured Obligations), be returned by the Administrative Agent to the Obligor.

                  Section 2.06 RIGHTS AND OBLIGATIONS.

                  (a) The Obligor shall remain liable to perform its duties and obligations under the Governmental Approvals included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. Neither the Administrative Agent nor any Lender shall have any duty, obligation or liability under or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Basic Document, nor shall the Administrative Agent or any Lender be obligated to perform any of the duties or obligations of the Obligor under any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such Governmental Approval.

                  (b) No Lien granted by this Agreement in the Obligor's right, title and interest in any Governmental Approval shall be deemed to be a consent by the Administrative Agent or any Lender to any such Governmental Approval.

                  (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.

                  (d) Neither the Administrative Agent nor any Lender shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

                  Section 2.07 TERMINATION. When all Secured Obligations have been paid in full and the Commitments have expired or been terminated, this Agreement shall terminate, and the Administrative Agent will forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Obligor.

The Administrative Agent will also execute and deliver to the Obligor upon that termination such Uniform Commercial Code termination statements and such other documentation as is reasonably requested by the Obligor to effect the termination and release of the Liens granted by this Agreement on the Collateral.

                                  ARTICLE III

                           CASH PROCEEDS OF COLLATERAL

                  Section 3.01 CASH COLLATERAL ACCOUNT. There is hereby established with ING Barings LLC a cash collateral account (the "CASH COLLATERAL ACCOUNT") in the name and under the control of the Administrative Agent into which there shall be deposited, among other things, (a) the amounts, if any, described in Section 3.03 of the Credit Agreement, (b) the proceeds of any Loans made for the purpose of funding the Interest Reserve, (c) all amounts required to be deposited in the Cash Collateral Account pursuant to the Guarantee and Security Agreement and (d) from time to time such other cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant to this Agreement or the Credit Agreement, and into which the Obligor may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lender Parties as additional collateral security under this Agreement. The balance from time to time in the Cash Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. If any Event of Default has occurred and is continuing, the Administrative Agent may (and, if instructed by the Required Lenders, will) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Cash Collateral Account (i) in the case of the Interest Reserve, to make interest payments as described in Section 3.05(e) of the Credit Agreement and (ii) in the case of all other amounts on credit in the Cash Collateral Account and, upon any Event of Default, the Interest Reserve, to the payment of the Secured Obligations in the manner specified in Section 6.04. The balance from time to time in the Cash Collateral Account shall be subject to withdrawal only as provided in this Agreement and Section 3.05(e) of the Credit Agreement.

                  Section 3.02 CERTAIN PROCEEDS. The Obligor agrees that if the proceeds of any Collateral shall be received by it, the Obligor will as promptly as possible deposit those proceeds into the Cash Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of the Obligor.

                  Section 3.03 INVESTMENT OF BALANCE IN CASH COLLATERAL ACCOUNT. Amounts on deposit in the Cash Collateral Account shall be invested from time to time in such Permitted Investments as the Obligor (or, if any Default has occurred and is continuing, the Administrative Agent) determines; failing a determination by the Obligor, investments shall be made in United States Treasury obligations selected by the Administrative Agent. All such Permitted Investments (and the earnings from them) shall be held in the name and be under the control of the Administrative Agent. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, will) in its (or their) discretion at any time and from time to time elect to liquidate any such

Permitted Investments and to apply or cause to be applied the proceeds of that action to the payment of the Secured Obligations in the manner specified in
Section 6.04.

                                   ARTICLE IV

                                 REPRESENTATIONS

                  As of the Signing Date and as of the date of each extension of credit by the Lenders, the Obligor represents and warrants to each Lender Party as follows:

                  Section 4.01 TITLE. The Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and the Collateral is free and clear of all Liens, except for Liens permitted under Section 7.10 of the Credit Agreement. The Liens granted by this Agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders have attached and constitute a perfected security interest in all of that Collateral prior to all other Liens (except those permitted Liens).

                  Section 4.02 PLEDGED STOCK.

                  (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of that Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of that Pledged Stock, upon the transfer of that Pledged Stock (except for any such restriction contained in any Basic Document and as arise under the FCC Regulations).

                  (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Obligor on the Signing Date (whether or not registered in the name of the Obligor), and Annex 1 correctly identifies, as at the Signing Date, the respective Issuers of that Pledged Stock, the respective class and par value of the shares comprising that Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01 BOOKS AND RECORDS. The Obligor will:

                  (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark those books and records in such manner as the Administrative Agent may reasonably require in order to reflect the Liens granted by this Agreement; and

                  (b) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral and, if an Event of Default has occurred and is continuing, permit representatives of the Administrative Agent to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Administrative Agent may request.

                  Section 5.02 REMOVALS, ETC. Without at least 30 days' prior written notice to the Administrative Agent, the Obligor will not:

                  (a) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement; or

                  (b) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under
Section 7.02 or at one of the locations identified in Annex 6 or in transit from one of those locations to another.

                  Section 5.03 SALES AND OTHER LIENS. Except as otherwise permitted under Section 7.10, 7.11 or 7.21 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.04 of the Credit Agreement), the Obligor will not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

                  Section 5.04 STOCK COLLATERAL. The Obligor will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligor will cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of that Stock Collateral, upon the transfer of that Stock Collateral (except for any such restriction contained in any Basic Document and as arise under the FCC Regulations).

                  Section 5.05 FURTHER ASSURANCES. The Obligor will, from time to time upon the written request of the Administrative Agent, execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                   ARTICLE VI

                                    REMEDIES

                  Section 6.01 EVENTS OF DEFAULT, ETC. If any Event of Default has occurred and is continuing:

                  (a) the Administrative Agent in its discretion may require the Obligor to, and the Obligor will, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and the Obligor, designated in the Administrative Agent's request;

                  (b) the Administrative Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                  (c) the Administrative Agent in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) the Administrative Agent in its discretion may, upon five business days' prior written notice to the Obligor of the time and place, sell, lease or otherwise dispose of all or any part of the Collateral that is then or will subsequently come into the possession, custody or control of the Administrative Agent, any other Lender Party or any of their respective agents, at such place or places as the Administrative Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and any Lender Party or any other Person may be the purchaser, lessee or recipient of all or any part of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligor, and the Obligor hereby waives and releases any such demand, notice and right or equity. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the sale may be so adjourned; and

                  (e) the Administrative Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where those rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner of the Collateral (and the Obligor will take all such action as may be appropriate to give effect to that right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 shall be applied in accordance with
Section 6.04.

                  Section 6.02 DEFICIENCY. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under
Section 6.01 are insufficient to cover the costs and expenses of that exercise and the payment in full of the other Secured Obligations, the Obligor shall remain liable for any deficiency.

                  Section 6.03 PRIVATE SALE.

                  (a) No Lender Party shall incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against any Lender Party that may arise by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and in the FCC Regulations, the Administrative Agent may be compelled to limit purchasers of all or any part of the Collateral to those who will agree, among other things, to acquire that Collateral for their own account, for investment and not with a view to distribution or resale or to those to whom the FCC has granted or will grant approval. The Obligor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without those restrictions, and, notwithstanding those circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of that Collateral to register it for public sale.

                  Section 6.04 APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 and any other cash at the time held by the Administrative Agent under Section 3.01 or Section 6.01 shall be applied by the Administrative
Agent:

                  FIRST, to the payment of the costs and expenses of that exercise of remedies, including reasonable out-of-pocket costs and expenses of the Administrative Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Administrative Agent in that connection;

                  NEXT, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing or as the Lender Parties holding the same may otherwise agree; and

                  FINALLY, subject to the rights of the other holder of any Lien in the relevant Collateral, to the payment to the Obligor or as a court of competent jurisdiction may direct of any surplus then remaining.

                  As used in this Section 6, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                  Section 6.05 CERTAIN REGULATORY REQUIREMENTS. Notwithstanding any contrary provision in any Basic Document, no action shall be taken under this Agreement by the Administrative Agent or any Lender Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC Regulations have been satisfied with respect to such action and there have been obtained such Governmental Approvals (if any) as may be required to be obtained under the FCC Regulations under the terms of any such FCC License. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of itself and the Lenders) hereby agrees that (a) voting and consensual rights in the Stock Collateral will remain with the Obligor upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Administrative Agent have been obtained; (b) upon the occurrence of any Event of Default and foreclosure of the Stock Collateral pursuant to this Agreement there will be either a private or public sale of the Stock Collateral; and (c) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. ss.310(d) will be obtained. It is the intention of the parties to this Agreement that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by the FCC Regulations and that nothing in this Agreement shall be construed to diminish the control exercised by the Obligor except in accordance with the provisions of the FCC Regulations. The Obligor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any Governmental Approvals referred to in this Section 6.05, including upon any request of the Administrative Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Obligor or any of its Subsidiaries necessary or appropriate under the FCC Regulations for approval of any sale or transfer of any of the Stock Collateral or the assets of the Obligor or any of its Subsidiaries or any transfer of control in respect of any FCC License.

                                  ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.01 ADMINISTRATIVE AGENT. As provided in Section 9.01 of the Credit Agreement, each Lender Party has appointed ING (U.S.) Capital LLC as its Administrative Agent for purposes of this Agreement. In that capacity, ING (U.S.) Capital LLC shall be entitled to all the rights and benefits accorded the Administrative Agent by Article IX of the Credit Agreement and any other applicable provision of the Basic Documents. Following the payment in full of all Obligations outstanding under the Credit Agreement and all other Guarantied Obligations and the termination or expiration of the Commitments, the provisions of Article IX of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Administrative Agent under this Agreement.

                  Section 7.02 NOTICES. All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.

To the Obligor:                       Salem Communications Corporation
                                      4880 Santa Rosa Road, Suite 300
                                      Camarillo, California 93012
                                      Telephone: (805) 343-4531
                                      Telecopy:   (805) 384-4532
                                      Attention: Dirk Gastaldo, Vice President and Chief Financial Officer

         with a copy to:              Salem Communications Corporation
                                      4880 Santa Rosa Road, Suite 300
                                      Camarillo, California 93012
                                      Telephone: (805) 987-0400, ext. 106
                                      Telecopy:   (805) 384-4505
                                      Attention:  Jonathan L. Block, Esq.,
                                      Secretary

To the Administrative Agent:          ING (U.S.) Capital LLC
                                      55 East 52nd Street
                                      New York, New York 10055
                                      Telephone: (212) 409-1743
                                      Telecopy: (212) 409-7813
                                      Attention: Pamela Kaye

                  Section 7.03 EXPENSES, ETC. The Obligor will pay all out-of-pocket expenses (including reasonable counsels' fees and expenses) of each Lender Party in connection with any enforcement or collection proceeding (including any bankruptcy, reorganization, restructuring, "work out" or other similar proceeding) as to any of the obligations of the Obligor under this Agreement, the negotiation of any restructuring or "work out" (whether or not consummated) or the enforcement of this Section 7.03. All amounts due under this Agreement not paid when due shall bear interest until paid at a rate per annum equal to the Post-Default Rate.

                  Section 7.04 WAIVER. No failure or delay by any Lender Party in exercising any remedy, right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

                  Section 7.05 AMENDMENTS, ETC. No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Obligor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.04 of the Credit Agreement). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon each Lender Party and the Obligor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

                  Section 7.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of its parties and their respective successors and assigns. The Obligor may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (with further consent of the Lenders as specified under Section 10.04 of the Credit Agreement).

                  Section 7.07 SURVIVAL. Each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and no Lender Party shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Lender Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

                  Section 7.08 AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

                  Section 7.09 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

                  Section 7.10 CAPTIONS. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties to the Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be effective as the delivery of a fully executed counterpart of this Agreement.

                  Section 7.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. THE OBLIGOR

HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                  Section 7.13 WAIVER OF JURY TRIAL. THE OBLIGOR AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND THE OTHER LENDER PARTIES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

            [The remainder of this page is intentionally left blank.
                            Signature pages follow.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   SALEM COMMUNICATIONS CORPORATION



                                   By:  ________________________________________
                                        Name:
                                        Title:






                                   ING (U.S.) CAPITAL LLC



                                   By:  ________________________________________
                                        Name:
                                        Title:

                                                                         Annex 1


                                  PLEDGED STOCK

                                        Certificate                  Registered
            Issuer                          Nos.                        Owner                  Number of Shares
            ------                         -------                     -------                ----------------
 Salem Communications Holding                1                  Salem Communications      1,000 shares of common
         Corporation                                                 Corporation          stock, par value $0.01

     Salem Communications                    1                  Salem Communications      1,000 shares of common
   Acquisition Corporation                                           Corporation          stock, par value $0.01

                                                                       EXHIBIT D

                                                                  EXECUTION COPY

        *****************************************************************



                        GUARANTEE AND SECURITY AGREEMENT

                           Dated as of August 24, 2000

                                     between

                              SALEM COMMUNICATIONS

                             ACQUISITION CORPORATION

                                       and

                             SCA LICENSE CORPORATION

                               each as an obligor

                                       and

                             ING (U.S.) CAPITAL LLC

                           as the administrative agent

        *****************************************************************

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1

   Section 1.01     Certain Defined Terms......................................1
   Section 1.02     Interpretation.............................................3

ARTICLE II COLLATERAL..........................................................4

   Section 2.01     Grant......................................................4
   Section 2.02     Intellectual Property......................................6
   Section 2.03     Perfection.................................................6
   Section 2.04     Preservation and Protection of Security Interests..........7
   Section 2.05     Attorney-in-Fact...........................................8
   Section 2.06     Special Provisions Relating to Stock Collateral and
                    Investment Property........................................9
   Section 2.07     Use of Intellectual Property..............................10
   Section 2.08     Instruments...............................................10
   Section 2.09     Use of Collateral.........................................10
   Section 2.10     Rights and Obligations....................................10
   Section 2.11     Release of Motor Vehicles.................................11
   Section 2.12     Termination...............................................11
   Section 2.13     Cash Collateral Account...................................11
   Section 2.14     Certain Proceeds..........................................12
   Section 2.15     Investment of Balance in Cash Collateral Account..........12

ARTICLE III GUARANTEE.........................................................12

   Section 3.01     Guarantee.................................................12
   Section 3.02     Acknowledgments, Waivers and Consents.....................12
   Section 3.03     Understanding With Respect to Waivers and Consents........17
   Section 3.04     Subrogation...............................................17
   Section 3.05     Reinstatement.............................................18
   Section 3.06     Remedies..................................................18
   Section 3.07     Separate Action...........................................18
   Section 3.08     Subordination of Indebtedness of the Company; Security
                    Interest..................................................18
   Section 3.09     Certain Limitations.......................................19
   Section 3.10     Rights of Contribution....................................19
   Section 3.11     Revocation................................................20

ARTICLE IV REPRESENTATIONS....................................................20

   Section 4.01     Title.....................................................20
   Section 4.02     Pledged Stock.............................................20
   Section 4.03     Intellectual Property.....................................21

ARTICLE V COVENANTS ..........................................................21

   Section 5.01     Books and Records.........................................21
   Section 5.02     Removals, Etc.............................................22
   Section 5.03     Sales and Other Liens.....................................22

   Section 5.04     Stock Collateral..........................................22
   Section 5.05     Further Assurances........................................23

ARTICLE VI REMEDIES ..........................................................23

   Section 6.01     Events of Default, Etc....................................23
   Section 6.02     Deficiency................................................24
   Section 6.03     Private Sale..............................................24
   Section 6.04     Application of Proceeds...................................24
   Section 6.05     Certain Governmental Requirements.........................25

ARTICLE VII MISCELLANEOUS.....................................................26

   Section 7.01     Administrative Agent......................................26
   Section 7.02     Notices...................................................26
   Section 7.03     Expenses, Etc.............................................26
   Section 7.04     Waiver....................................................27
   Section 7.05     Amendments, Etc...........................................27
   Section 7.06     Successors and Assigns....................................27
   Section 7.07     Survival..................................................27
   Section 7.08     Agreements Superseded.....................................27
   Section 7.09     Severability..............................................27
   Section 7.10     Captions..................................................28
   Section 7.11     Counterparts..............................................28
   Section 7.12     Governing Law; Submission to Jurisdiction.................28
   Section 7.13     Waiver of Jury Trial......................................28

Annex 1    -        Pledged Stock

Annex 2    -        List of Copyrights, Copyright Registrations and
                    Applications for Copyright Registration

Annex 3    -        List of Patents and Patent Applications

Annex 4    -        List of Trade Names, Trademarks, Service Marks, Trademark
                    and Service Mark Registrations and Applications for
                    Trademark and Service Mark Registrations

Annex 5    -        List of Contracts, Licenses and Other Agreements

Annex 6    -        List of Locations

Annex 7    -        Form of Landlord's Access Agreement

                        GUARANTEE AND SECURITY AGREEMENT

                  This GUARANTEE AND SECURITY AGREEMENT (this "AGREEMENT") dated as of August 24, 2000 is made between SALEM COMMUNICATIONS ACQUISITION CORPORATION, a Delaware corporation, and SCA LICENSE CORPORATION, a Delaware corporation (each, an "OBLIGOR" and collectively, the "OBLIGORS") and ING (U.S.) CAPITAL LLC, as the agent (in that capacity, the "ADMINISTRATIVE AGENT") for the Lenders referred to below.

                  The Credit Agreement dated as of August 24, 2000 (the "CREDIT AGREEMENT") between Salem Communications Corporation, a California corporation (the "COMPANY"), the Administrative Agent and the lenders identified in the Credit Agreement (the "LENDERS") for whom the Administrative Agent acts as the administrative agent provides, subject to its terms and conditions, for certain extensions of credit to the Company. It is a condition to the obligations of Administrative Agent and the Lenders under the Credit Agreement that each Obligor executes and delivers, and grants the Liens provided for, in this Agreement.

                  To induce the Lender Parties to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor agrees to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligors agree with the Administrative Agent as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. CERTAIN DEFINED TERMS. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Credit Agreement (including terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Agreement:

                  "ACCOUNTS" shall have the meaning assigned to that term in
Section 2.01(b).

                  "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to that term in the Security Agreement.

                  "COLLATERAL" shall have the meaning assigned to that term in
Section 2.01.

                  "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or in the future acquired by any Obligor, including each Copyright identified in Annex 2.

                  "COPYRIGHTS" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

                  "DOCUMENTS" shall have the meaning assigned to that term in
Section 2.01(f).

                  "EQUIPMENT" shall have the meaning assigned to that term in
Section 2.01(e).

                  "INSTRUMENTS" shall have the meaning assigned to that term in
Section 2.01(c).

                  "INTELLECTUAL PROPERTY" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or in the future owned or used, including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or in the future manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of that information, knowledge, records or data; (f) all Governmental Approvals now held or in the future obtained by any Obligor in respect of any of the foregoing; and
(g) all causes of action, claims and warranties now owned or in the future acquired by any Obligor in respect of any of the foregoing. Intellectual Property shall include all of the foregoing owned or acquired by each Obligor on a worldwide basis.

                  "INVENTORY" shall have the meaning assigned to that term in
Section 2.01(d).

                  "INVESTMENT PROPERTY" shall have the meaning assigned to that term in Section 2.01(a).

                  "ISSUERS" shall mean, collectively, each direct Subsidiary of any Obligor that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or in the future acquired by any Obligor, including the respective corporations identified in Annex 1 under the caption "ISSUER."

                  "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

                  "PATENT COLLATERAL" shall mean all Patents, whether now owned or in the future acquired by any Obligor, including each Patent identified in Annex 3.

                  "PATENTS" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

                  "PLEDGED STOCK" shall have the meaning assigned to that term in Section 2.01(a).

                  "SECURED OBLIGATIONS" shall mean (a) any and all Obligations and (b) any and all obligations of the Obligors for the performance of their agreements, covenants and undertakings under or in respect of the Basic Documents.

                  "STOCK COLLATERAL" shall have the meaning assigned to that term in Section 2.01(a).

                  "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or in the future acquired by any Obligor, including each Trademark identified in Annex 4. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                  "TRADEMARKS" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or in the future coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or in the future due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

                  "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time or, by reason of mandatory application, any other applicable jurisdiction.

                  Section 1.02. INTERPRETATION. In this Agreement, unless otherwise indicated, the singular shall include the plural and plural the singular; words importing any gender shall include the other gender; references to statutes or regulations shall be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" shall include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement;

references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to those instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of the Basic Documents); and references to Persons shall include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

                                   ARTICLE II

                                   COLLATERAL

                  Section 2.01. GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, upon acceleration, on any optional or mandatory prepayment date or otherwise) and performance of the Secured Obligations, each Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lender Parties, a security interest in all of that Obligor's right, title and interest in and to the following property, whether now owned or in the future acquired by that Obligor and whether now existing or in the future coming into existence (collectively, the "COLLATERAL"):

                  (a) (i) all of the shares of capital stock of the Issuers represented by the respective certificates identified in Annex 1 under the name of that Obligor and all other shares of capital stock of whatever class of the Issuers, now owned or in the future acquired by that Obligor, together with in each case the certificates representing the same (collectively, the "PLEDGED STOCK");

                  (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock;

                  (iii) without affecting the obligations of any Obligor under any provision prohibiting that action under any Basic Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless that successor corporation is that Obligor itself) formed by or resulting from that consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "STOCK COLLATERAL"); and

                  (iv) all other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodities contracts and commodity accounts (each as defined in the Uniform Commercial
Code), together with in each case the certificates representing the same (collectively, the "INVESTMENT PROPERTY");

                  (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of that Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to that Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "ACCOUNTS");

                  (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of that Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "INSTRUMENTS");

                  (d) all inventory (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of that Obligor that are held by that Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by that Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "INVENTORY");

                  (e) all equipment (as defined in the Uniform Commercial Code) and all other goods (including Motor Vehicles) of that Obligor that are used or acquired for use primarily in its business, including all spare parts and related supplies, all goods obtained by that Obligor in exchange for any such goods, all substances, if any, commingled with or added to those goods and all upgrades and other improvements to those goods, in each case to the extent not constituting Inventory (collectively, the "EQUIPMENT");

                  (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of that Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "DOCUMENTS");

                  (g) all contracts and other agreements of that Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of that Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of that Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

                  (h) all other accounts or general intangibles of that Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of that Obligor or any computer bureau or service company from time to time acting for that Obligor;

                  (i) the balance and all Investment Property from time to time held in or to the credit of the Cash Collateral Account;

                  (j) all other tangible and intangible property of that Obligor, including all Intellectual Property;

                  (k) all rights of any Obligor under or relating to all FCC Licenses issued to that Obligor and the proceeds of those FCC Licenses, PROVIDED that such security interest does not include at any time any FCC License to the extent (but only to the extent) that at that time the Administrative Agent may not validly possess a security interest in that FCC License pursuant to the FCC Regulations, as in effect at that time, but such security interest does include, to the maximum extent permitted by law, all rights incident or appurtenant to any FCC Licenses issued to any Obligor and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of those FCC Licenses; and

                  (l) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

                  In addition to the foregoing, each Obligor party to a Station License Management Agreement hereby consents to the inclusion by the other party to that agreement of that other party's rights, title and interest in that agreement as part of the Collateral.

                  Section 2.02. INTELLECTUAL PROPERTY. For the purpose of enabling the Administrative Agent to exercise its rights, remedies, powers and privileges under Section 6.01 at that time or times as the Administrative Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, each Obligor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to that Obligor) to use, assign, license or sublicense any of the Intellectual Property of that Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

Section 2.03. PERFECTION. Each Obligor will (i) concurrently with the execution and delivery of this Agreement, file or deliver for filing such financing statements and other documents in such offices as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement, (ii) concurrently with the execution and delivery of this Agreement, deliver and pledge to the Administrative Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request,
(iii) cause the Administrative Agent (to the extent requested by the Administrative Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles in the name of that Obligor and deliver to the Administrative Agent originals of all such certificates of title or ownership for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) concurrently with the execution and delivery of this Agreement, deliver to the Administrative Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (v) take all such other actions as are necessary or as the Administrative Agent may request to perfect and establish the priority (subject only to those permitted Liens) of the Liens granted by this Agreement, including as soon as possible following the Signing Date, filing this Agreement (or any other form or instrument as the Administrative Agent may request) with the

U.S. Patent and Trademark Office and the Copyright Office (as the case may be); provided that no Obligor is obligated to take any action to perfect the Liens granted by this Agreement as to any Motor Vehicle perfection as to which would require the Administrative Agent to be reflected as a lienholder on any certificate of title or ownership. The Obligors agree to use all commercially reasonable efforts to deliver from each owner or lessor of real property an access agreement, in substantially the form of Annex 7, to the Administrative Agent within 30 days after the Effective Date.

                  Section 2.04. PRESERVATION AND PROTECTION OF SECURITY INTERESTS. Each Obligor will:

                  (a) upon the acquisition after the Signing Date by that Obligor of any Stock Collateral or any certificate evidencing or representing any Investment Property, promptly either (x) transfer and deliver to the Administrative Agent all such Stock Collateral (together with the certificates representing that Stock Collateral and that Investment Property duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Administrative Agent deems necessary or appropriate to create, perfect and establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement in that Stock Collateral and Investment Property;

                  (b) upon the acquisition after the Signing Date by that Obligor of any Instrument, promptly deliver and pledge to the Administrative Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request;

                  (c) if so requested by the Administrative Agent following the occurrence of a Default, deliver to the Administrative Agent originals of the certificates of title or ownership for those Motor Vehicles with the Administrative Agent listed as lienholder, together with the manufacturer's statement of origin and odometer statements; PROVIDED, however, if the Motor Vehicle to be acquired is subject to a purchase money security interest permitted by Section 7.10 of the Credit Agreement, the Administrative Agent shall be listed as a junior lienholder to the Person holding that purchase money security interest;

                  (d) without limiting the obligations of that Obligor under
Section 2.04(c), upon the acquisition after the Signing Date by that Obligor of any Equipment covered by a certificate of title or ownership, promptly notify the Administrative Agent of that event and, if so requested by the Administrative Agent, cause the Administrative Agent to be listed as the lienholder on that certificate of title and within 120 days after the acquisition of that equipment deliver evidence of the same to the Administrative Agent;

                  (e) upon that Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to that Obligor's filing, either directly or through the Administrative Agent, any licensee or any other designee, of any application with any Governmental Authority for any Copyright, Patent, Trademark or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Administrative Agent may request to create, perfect and establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement in that and any related Intellectual Property and, if requested by the Administrative Agent, amend Annex 2, 3 or 4 (as the case may be) to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being agreed that the failure to amend any such Annex shall not affect the Liens granted by this Agreement on any such Intellectual Property); and

(f) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all Governmental Approvals and take any and all steps that may be necessary or as the Administrative Agent may request to create, perfect, establish the priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of, or to preserve the validity, perfection or priority (subject only to those permitted Liens) of, the Liens granted by this Agreement or to enable the Administrative Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to those Liens, including causing any or all of the Stock Collateral and Investment Property to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral and Investment Property is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to that Obligor copies of any notices and communications received by it with respect to the Stock Collateral and Investment Property pledged by that Obligor), PROVIDED that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 3.02(b).

                  Section 2.05. ATTORNEY-IN-FACT.

                  (a) Subject to the rights of that Obligor under Sections 2.06, 2.07, 2.08 and 2.09, each Obligor hereby appoints the Administrative Agent its attorney-in-fact effective on the Signing Date and terminating upon the termination of this Agreement for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Liens permitted under Section 7.10 of the Credit Agreement) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 3.01, any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral;
(ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Administrative Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the

Collateral under Section 6.01, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

                  (b) Without limiting the rights and powers of the Administrative Agent under Section 2.05(a), each Obligor hereby appoints the Administrative Agent as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of that Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or in the future acquired by that Obligor to be retitled and the Administrative Agent to be listed as lienholder as to those Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, that Obligor as the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Administrative Agent a perfected Lien on the Motor Vehicles and exercising the rights, remedies, powers and privileges of the Administrative Agent under Section 6.01). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  Section 2.06. SPECIAL PROVISIONS RELATING TO STOCK COLLATERAL AND INVESTMENT PROPERTY.

                  (a) So long as no Event of Default has occurred and is continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral and Investment Property for all purposes not inconsistent with the terms of any Basic Document, provided that the Obligors will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Basic Document; and the Administrative Agent will, at the Obligors' expense, execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 2.06(a).

                  (b) So long as no Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any dividends, distribution or earnings on the Stock Collateral and the Investment Property paid in cash and (in the case of any capital stock) out of earned surplus.

                  (c) If any Event of Default has occurred and is continuing, and whether or not the Administrative Agent exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Basic Document but subject to Section 6.05, all dividends, distributions or earnings on the Stock Collateral and the Investment Property shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Investment Property, subject to the terms of this Agreement, and, if the Administrative Agent so requests, the Obligors shall execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and instruments to that end, PROVIDED that if that Event of Default is cured, any such dividend or distribution paid to the Administrative Agent prior to that cure shall, upon request of the Obligors (except to the extent applied to the Secured Obligations), be returned by the Administrative Agent to the Obligors.

                  Section 2.07. USE OF INTELLECTUAL PROPERTY. Subject to that action not otherwise constituting a Default and so long as no Event of Default has occurred and is continuing, the Obligors shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default has occurred and is continuing, the Administrative Agent will from time to time, upon the request of the Obligors through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligors (through the Company) certify are appropriate (in their judgment) to allow them to take any action permitted above or by the other Basic Documents (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 6.01 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses previously granted by each Obligor in accordance with the first sentence of this
Section 2.07.

                  Section 2.08. INSTRUMENTS. So long as no Default has occurred and is continuing, each Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Administrative Agent will, promptly upon the request, and at the expense of, that Obligor (through the Company), make appropriate arrangements for making any Instruments pledged by the Obligors available to the respective Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Administrative Agent, against a trust receipt or like document.

                  Section 2.09. USE OF COLLATERAL. So long as no Event of Default has occurred and is continuing, each Obligor shall, in addition to its rights under Sections 2.06, 2.07 and 2.08 in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and Governmental Approvals, subject to the rights, remedies, powers and privileges of the Administrative Agent under Articles III and VI and to that use, possession or exercise not otherwise constituting a Default.

                  Section 2.10. RIGHTS AND OBLIGATIONS.

                  (a) Each Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Administrative Agent or any Lender of any right, remedy, power or privilege in respect of this Agreement shall not release any Obligor from any of its duties and obligations under those contracts and agreements. Neither the Administrative Agent nor any Lender shall have any duty, obligation or liability under those contracts and agreements or in respect to any Governmental

Approval included in the Collateral by reason of this Agreement or any other Basic Document, nor shall the Administrative Agent or any Lender be obligated to perform any of the duties or obligations of any Obligor under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval.

                  (b) No Lien granted by this Agreement in the Obligors' right, title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by the Administrative Agent or any Lender to any such contract, agreement or Governmental Approval.

                  (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize any Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.

                  (d) Neither the Administrative Agent nor any Lender shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

                  Section 2.11. RELEASE OF MOTOR VEHICLES. So long as no Default has occurred and is continuing, upon the request of, and as the expense of, any Obligor, the Administrative Agent will execute and deliver to that Obligor such instruments as that Obligor reasonably requests to remove any notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; PROVIDED that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Administrative Agent of a certificate from that Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for that loss) and payment to the Administrative Agent of any proceeds of that sale or casualty loss to the extent provided in the Credit Agreement.

                  Section 2.12. TERMINATION. When all Secured Obligations have been paid in full and the Commitments have expired or been terminated, this Agreement shall terminate, and the Administrative Agent will forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the respective Obligors and to be released, canceled and granted back all licenses and rights referred to in Section 2.02. The Administrative Agent will also execute and deliver to the respective Obligors upon that termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as is reasonably requested by the Obligors to effect the termination and release of the Liens granted by this Agreement on the Collateral.

                  Section 2.13. CASH COLLATERAL ACCOUNT. Pursuant to the Security Agreement, the Cash Collateral Account has been established in the name and under the control of the Administrative Agent into which there shall be deposited, among other things, (a) from time to time the cash proceeds of any of the Collateral required to be delivered to the Administrative Agent pursuant to this Agreement and (b) all proceeds derived from or in connection with the sale, assignment or transfer of any FCC Licenses issued to any Obligor, and into which any Obligor may from time to time deposit any additional amounts that it wishes to pledge to the Administrative Agent for the benefit of the Lender Parties as additional collateral security under this Agreement. The balance from time to time in the Cash Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. The balance from time to time in the Cash Collateral Account shall be subject to withdrawal only as provided in the Security Agreement.

                  Section 2.14. CERTAIN PROCEEDS.

                  (a) If any Default has occurred and is continuing, each Obligor will, upon request of the Administrative Agent, promptly notify (and that Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts and Instruments that such Collateral has been assigned to the Administrative Agent under this Agreement and that any payments due or to become due in respect of that Collateral are to be made directly to the Administrative Agent. All such payments made to the Administrative Agent shall be immediately deposited in the Cash Collateral Account.

                  (b) Each Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it, that Obligor will as promptly as possible deposit those proceeds into the Cash Collateral Account. Until so deposited, all such proceeds shall be held in trust by each Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of that Obligor.

                  Section 2.15. INVESTMENT OF BALANCE IN CASH COLLATERAL ACCOUNT. Amounts on deposit in the Cash Collateral Account shall be invested from time to time as provided in the Security Agreement.

                                  ARTICLE III

                                    GUARANTEE

                  Section 3.01. GUARANTEE. To the extent and solely to the extent of the Collateral, each Obligor hereby guarantees to each Lender Party the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations in each case strictly in accordance with their terms. The guarantee under this Section 3.01 is irrevocable and unconditional in nature and is made with respect to any Secured Obligations now existing or in the future arising. Each Obligors' liability under this Section 3.01 shall continue until full satisfaction of all Secured Obligations. The guarantee under this Section 3.01 is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

                  Section 3.02. ACKNOWLEDGMENTS, WAIVERS AND CONSENTS. Each Obligor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than itself and that such obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Obligor agrees that:

                  (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of any Obligor, or the rights, remedies, powers and privileges of the Lender Parties under this Agreement, the Lender Parties may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                  (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Secured Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Secured Obligations);

                  (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, letter of credit, approval, consent or other instrument with respect to all or any part of the Secured Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing;

                  (iii) accept or enter into new or additional agreements, security documents, guarantees, letters of credit or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations;

                  (iv) accept or receive (including from any other Obligor) partial payments or performance on the Secured Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                  (v) accept, receive and hold any additional collateral for all or any part of the Secured Obligations (including from any other Obligor);

                  (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents, guarantees or letters of credit for or relative to all or any part of the Secured Obligations;

                  (vii) apply any collateral or the proceeds of any collateral, guarantee (including the obligations of any other Obligor) or letter of credit to all or any part of the Secured Obligations in such manner and extent as any Lender Party may in its discretion determine;

                  (viii) release any Person (including any other Obligor) from any personal liability with respect to all or any part of the Secured Obligations;

                  (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Lender Parties may determine or as applicable law may dictate all or any part of the Secured Obligations or any collateral, guarantee or letter of credit for or relative to all or any part of the Secured Obligations (including as to any other Obligor);

                  (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Obligor);

                  (xi) proceed against the Company, any Obligor or any other Person or against any collateral, any other guarantee or any letter of credit provided by any Person for or relative to all or any part of the Secured Obligations and exercise the rights, remedies, powers and privileges of the Lender Parties under the Basic Documents or otherwise in such order and such manner as any Lender Party may in its discretion determine, without any necessity first to proceed against any other Person or any collateral or to enforce any right, remedy, power or privilege as to any other Person or collateral before commencing to proceed against or otherwise to enforce this Agreement as to any Obligor;

                  (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting Liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to those Liens or exercise any right of set-off;

                  (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Secured Obligations and apply the proceeds of that receivership as any Lender Party may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make any Lender Party a party in possession in contemplation of law, except at its option);

                  (xiv) enter into such other transactions or business dealings with the Company, any other Obligor, any Subsidiary or Affiliate of the Company or any other Person as any Lender Party may desire; and

                  (xv) do all or any combination of the actions set forth in this Section 3.02(a).

                  (b) The enforceability and effectiveness of this Agreement and the liability of the Obligors, and the rights, remedies, powers and privileges of the Lender Parties, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations, any Basic Document or any agreement, security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations;

                  (ii) any disability or other defense with respect to all of any part of the Secured Obligations of the Company, any other Obligor, any other guarantor, any issuer of any issuer of any letter of credit or any other Person, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured Obligations or the obligations of any such other Person;

                  (iii) the illegality, invalidity or unenforceability of any security document, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Secured Obligations;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person for all or any part of the Secured Obligations (other than, subject to Section 3.05, by reason of the full payment and performance of all Secured Obligations);

                  (v) any failure of any Lender Party to marshal assets in favor of the Company or any other Person (including any other Obligor), to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Obligor, the Company, any other guarantor, any issuer of any letter of credit or any other Person with respect to all or any part of the Secured Obligations or to take any action whatsoever to mitigate or reduce that or any other Obligor's liability under this Agreement, no Lender Party being under any obligation to take any such action notwithstanding the fact that all or any part of the Secured Obligations may be due and payable and that the Company may be in default of its obligations under any Basic Document;

                  (vi) any failure of any Lender Party to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral) for all or any part of the Secured Obligations to the Company, any Obligor or any other Person or any defect in, or any failure by any Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                  (vii) any failure of any Lender Party to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Secured Obligations;

                  (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though that foreclosure, sale or election of remedies may or will impair the subrogation rights of any Obligor or may or will preclude any Obligor from obtaining reimbursement, contribution, indemnification or other recovery from any other Obligor, the Company, any other guarantor, any issuer of any letter of credit or any other Person and even though the Company may or will not, as a result of that foreclosure, sale or election of remedies, be liable for any deficiency;

                  (ix) any benefits the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person may or would otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                  (x) any act or omission of any Lender Party or any other Person that directly or indirectly results in or aids the discharge or release of the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person of or from all or any part of the Secured Obligations or of any collateral, security agreement, guarantee, letter of credit or other instrument for all or any part of the Secured Obligations by operation of law or otherwise;

                  (xi) any law that provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                  (xii) the possibility that the obligations of the Company to the Lender Parties may at any time and from time to time exceed the aggregate liability of the Obligors under this Agreement;

                  (xiii) any counterclaim, set-off or other claim that the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person has or alleges to have with respect to all or any part of the Secured Obligations;

                  (xiv) any failure of any Lender Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (xv) the election by any Lender Party, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Federal Bankruptcy Code;

                  (xvi) any extension of credit or the grant of any Lien under
Section 364 of the Federal Bankruptcy Code;

                  (xvii) any use of cash collateral under Section 363 of the Federal Bankruptcy Code;

                  (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

                  (xix) the avoidance of any Lien in favor of the Administrative Agent or any other Lender Party for any reason;

                  (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding;

                  (xxi) any action taken by any Lender Party that is authorized by this Section 3.02 or otherwise in this Agreement or by any other provision of any Basic Document or any omission to take any such action; or

                  (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                  (c) Each Obligor expressly waives, for the benefit of the and the Lenders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured

Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Secured Obligations. Each Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of Property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

                  (d) Each Obligor represents and warrants to the Lender Parties that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that it is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Obligor further represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transaction contemplated by the Basic Documents and that it will in the future remain fully familiar with that transaction and with any new Basic Documents and the transactions contemplated by those Basic Documents. Each Obligor hereby expressly waives and relinquishes any duty on the part of any Lender Party (should any such duty exist) to disclose to any Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any such Basic Document, whether now or in the future known by any Lender Party.

                  (e) Each Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law that conflict with the terms of this Agreement.

                  Section 3.03. UNDERSTANDING WITH RESPECT TO WAIVERS AND CONSENTS. Each Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights that any Obligor otherwise may have against the Company, any Lender Party or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, those waivers and consents shall be effective to the maximum extent permitted by law.

                  Section 3.04. SUBROGATION. Each Obligor hereby waives, until the payment and satisfaction in full of all of the Secured Obligations and the expiration and termination of the Commitments, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Federal Bankruptcy
Code) against the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person or any collateral by reason of any payment or other performance pursuant to the provisions of this Agreement and, if any amount is paid to any Obligor on account of those rights, remedies, powers or privileges, it will hold that amount in trust for the benefit of, and pay the same over to, the Administrative Agent (for the benefit of the other Lender Parties) on account of the Secured Obligations. Each Obligor understands that the exercise by any Lender Party of any right, remedy, power or privilege that it may have under the Basic Documents, security agreement, guarantee, letter of credit or other instrument for or relative to all or any part of the Secured Obligations or otherwise may affect or eliminate each Obligor's right of subrogation or similar recovery against the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person or against any collateral and that each Obligor may therefore incur partially or totally nonreimbursable liability under this Agreement. Nevertheless, each Obligor hereby authorizes and empowers the Administrative Agent and the other Lender Parties to exercise, in its or their sole discretion, any combination of those rights, remedies, powers and privileges.

                  Section 3.05. REINSTATEMENT. The obligations of each Obligor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Secured Obligations) in respect of all or any part of the Secured Obligations is rescinded or must be otherwise restored by any holder of those Secured Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Obligor will jointly and severally indemnify each Lender Party on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by that Lender Party in connection with that rescission or restoration.

                  Section 3.06. REMEDIES. The Obligors hereby agree that, between them and the Lender Parties, the obligations of the Company under the Credit Agreement and the other Basic Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 8.01 of the Credit Agreement for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing that declaration (or those obligations becoming due and payable as against the Company) and that, in the event of that declaration (or that obligation being deemed due and payable), those obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 3.01.

                  Section 3.07. SEPARATE ACTION. The Administrative Agent may bring and prosecute a separate action or actions against any Obligor whether or not the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person is joined in any such action or a separate action or actions are brought against the Company, any other Obligor, any other guarantor, any issuer of any letter of credit or any other Person or any collateral for all or any part of the Secured Obligations. The obligations of each Obligor under, and the effectiveness of, this Agreement are not conditioned upon the existence or continuation of any other guarantee or any letter of credit for or relative to all or any part of the Secured Obligations.

                  Section 3.08. SUBORDINATION OF INDEBTEDNESS OF THE COMPANY; SECURITY INTEREST.

                  (a) Each Obligor agrees that any indebtedness now or in the future owed to it by the Company is hereby subordinated to the Secured Obligations. If the Administrative Agent so requests, any such indebtedness shall be collected, enforced and received by any Obligor as trustee for the Administrative Agent and shall be paid over to the Administrative

Agent (for the benefit of the other Lender Parties) in kind on account of the Secured Obligations. If, after the Administrative Agent's request, any Obligor fails to collect or enforce any such indebtedness or to pay the proceeds of that indebtedness to the Administrative Agent, the Administrative Agent as the Obligors' attorney-in-fact may do such acts and sign such documents in that Obligor's name and on that Obligor's behalf as the Administrative Agent considers necessary or desirable to effect that collection, enforcement or payment, and the Administrative Agent is hereby appointed each Obligor's attorney-in-fact for that purpose.

                  (b) Each Obligor hereby grants to the Administrative Agent (for the benefit of the Lender Parties) a security interest in any indebtedness referred to in Section 3.08(a) and in any personal property of the Company in which any Obligor now has or in the future acquires any right, title or interest. Each Obligor agrees that such security interest shall be additional security for the Secured Obligations and shall be superior to any right of that Obligor in that Property until the Secured Obligations have been fully satisfied and performed.

                  Section 3.09. CERTAIN LIMITATIONS. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of that Obligor under Section 3.01 would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lender Parties in respect of those obligations would be subordinated to the claims of any other creditors on account of any Obligor's liability under Section 3.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of that liability shall, without any further action by any Obligor, any Lender Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in that action or proceeding.

                  Section 3.10. RIGHTS OF CONTRIBUTION. The Obligors hereby agree, as between themselves, that if any Obligor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Obligor of any Secured Obligations, each other Obligor shall, on demand of the Excess Funding Obligor (but subject to the next sentence), pay to the Excess Funding Obligor an amount equal to that Obligor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Secured Obligations. The payment obligation of an Obligor to any Excess Funding Obligor under this Section 3.10 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of that Obligor under the other provisions of this Article III and that Excess Funding Obligor shall not exercise any right or remedy with respect to that excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 3.10, (i) "EXCESS FUNDING OBLIGOR" means, in respect of any Secured Obligations, an Obligor that has paid an amount in excess of its Pro Rata Share of such Secured Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Secured Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Secured Obligations and (iii) "PRO RATA SHARE" means, for any Obligor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of that Obligor (excluding any shares of stock of any other Obligor) exceeds the amount of all the debts and liabilities of that Obligor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of that Obligor under this Agreement and any obligations of any other Obligor that have been Guaranteed by that Obligor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors under this Agreement and under the other Basic Documents) of all of the Obligors, determined as of the Effective Date.

                  Section 3.11. REVOCATION. To the fullest extent permitted by law, each Obligor hereby waives all rights it may have to revoke its obligations under Section 3.01 with respect to all or any part of the Secured Obligations.

                                   ARTICLE IV

                                 REPRESENTATIONS

                  As of the Signing Date and as of the date of each extension of credit by the Lenders, each Obligor represents and warrants to each Lender Party as follows:

                  Section 4.01. TITLE. Each Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and the Collateral is free and clear of all Liens, except for Liens permitted under Section 7.10 of the Credit Agreement. The Liens granted by this Agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders have attached and (upon the filing of this Agreement (or any other form or instrument as the Administrative Agent may request) with the Copyright Office as called for under Section 2.03) constitute a perfected security interest in all of that Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens (except those permitted Liens).

                  Section 4.02. PLEDGED STOCK.

                  (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of that Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of that Pledged Stock, upon the transfer of that Pledged Stock (except for any such restriction contained in any Basic Document and as arise under the FCC Regulations).

                  (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by that Obligor on the Signing Date (whether or not registered in the name of that Obligor), and Annex 1 correctly identifies, as at the Signing Date, the respective Issuers of that Pledged Stock, the respective class and par value of the shares comprising that Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

                  Section 4.03. INTELLECTUAL PROPERTY.

                  (a) Annexes 2, 3 and 4 set forth completely and correctly all Copyrights, Patents and Trademarks owned by each respective Obligor on the Signing Date; except pursuant to licenses and other user agreements entered into by that Obligor in the ordinary course of business and listed in Annex 5, that Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annex 2, 3 or 4 under the name of that Obligor; all registrations listed in Annexes 2, 3 and 4 are valid and in full force and effect; and, except as may be set forth in Annex 5, each Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annexes 2, 3 and 4 under the name of that Obligor.

                  (b) Annex 5 sets forth completely and correctly all licenses and other user agreements included in the Intellectual Property on the Signing Date;

                  (c) To any Obligor's knowledge, (i) except as set forth in Annex 5, there is no violation by others of any right of any Obligor with respect to any Copyright, Patent or Trademark listed in Annex 2, 3 or 4 under the name of that Obligor and (ii) no Obligor is infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted, are pending against any Obligor or, to any Obligor's knowledge, have been threatened against, and no claim has been received by, any Obligor, alleging any such violation, except as may be set forth in Annex 5.

                  (d) No Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.01. BOOKS AND RECORDS. Each Obligor will:

                  (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark those books and records in such manner as the Administrative Agent may reasonably require in order to reflect the Liens granted by this Agreement;

                  (b) furnish to the Administrative Agent from time to time (but, unless a Default has occurred and is continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Administrative Agent may reasonably request, all in reasonable detail;

                  (c) prior to filing, either directly or through an Administrative Agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Administrative Agent prompt notice of that proposed filing; and

                  (d) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral and, if an Event of Default has occurred and is continuing, permit representatives of the Administrative Agent to be present at that Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by that Obligor with respect to the Collateral, all in such manner as the Administrative Agent may request.

                  Section 5.02. REMOVALS, ETC. Without at least 30 days' prior written notice to the Administrative Agent, no Obligor will:

                  (a) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement; or

                  (b) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under Section 7.02 or at one of the locations identified in Annex 6 under its name or in transit from one of those locations to another.

                  Section 5.03. SALES AND OTHER LIENS. Except as otherwise permitted or required under Section 7.10, 7.11 or 7.21 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.04 of the Credit Agreement), the Obligors will not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

                  Section 5.04. STOCK COLLATERAL. The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligors will cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of that Stock Collateral, upon the transfer of that Stock Collateral (except for any such restriction contained in any Basic Document).

                  Section 5.05. FURTHER ASSURANCES. Each Obligor will, from time to time upon the written request of the Administrative Agent, execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

                                   ARTICLE VI

                                    REMEDIES

                  Section 6.01. EVENTS OF DEFAULT, ETC. If any Event of Default has occurred and is continuing:

                  (a) the Administrative Agent in its discretion may require each Obligor to, and each Obligor will, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and that Obligor, designated in the Administrative Agent's request;

                  (b) the Administrative Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

                  (c) the Administrative Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (d) the Administrative Agent in its discretion may, upon five business days' prior written notice to the Obligors of the time and place, sell, lease or otherwise dispose of all or any part of the Collateral that is then or will subsequently come into the possession, custody or control of the Administrative Agent, any other Lender Party or any of their respective agents, at such place or places as the Administrative Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and any Lender Party or any other Person may be the purchaser, lessee or recipient of all or any part of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, and each Obligor hereby waives and releases any such demand, notice and right or equity. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to that disposition shall be included, and the Obligors will supply to the Administrative Agent or its designee, for inclusion in that sale, assignment or other disposition, all Intellectual Property relating to that Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the sale may be so adjourned; and

                  (e) the Administrative Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where those rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner of the Collateral (and the Obligors will take all such action as may be appropriate to give effect to that right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 and of the exercise of the license granted to the Administrative Agent in Section 2.02 shall be applied in accordance with Section 6.04.

                  Section 6.02. DEFICIENCY. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under
Section 6.01 and of the exercise of the license granted to the Administrative Agent in Section 2.02 are insufficient to cover the costs and expenses of that exercise and the payment in full of the other Secured Obligations, the Obligors shall remain liable for any deficiency.

                  Section 6.03. PRIVATE SALE.

                  (a) No Lender Party shall incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against any Lender Party that may arise by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and in the FCC Regulations, the Administrative Agent may be compelled to limit purchasers of all or any part of the Collateral to those who will agree, among other things, to acquire that Collateral for their own account, for investment and not with a view to distribution or resale or to those to whom the FCC has granted or will grant approval. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without those restrictions, and, notwithstanding those circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of that Collateral to register it for public sale.

                  Section 6.04. APPLICATION OF PROCEEDS. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 or of the exercise of the license granted in Section 2.02 and any other cash at the time held by the Administrative Agent under Section 3.01 or Section 6.01 shall be applied by the Administrative Agent:

                  FIRST, to the payment of the costs and expenses of that exercise of remedies, including reasonable out-of-pocket costs and expenses of the Administrative Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Administrative Agent in that connection;

                  NEXT, to the payment in full of the remaining Secured Obligations equally and ratably in accordance with their respective amounts then due and owing or as the Lender Parties holding the same may otherwise agree; and

                  FINALLY, subject to the rights of the other holder of any Lien in the relevant Collateral, to the payment to the respective Obligor or as a court of competent jurisdiction may direct of any surplus then remaining.

                  As used in this Section 6, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to any Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

                  Section 6.05. CERTAIN GOVERNMENTAL REQUIREMENTS. Notwithstanding any contrary provision in any Basic Document, no action shall be taken under this Agreement by the Administrative Agent or any Lender Party with respect to any item of Collateral unless and until all applicable requirements (if any) of the FCC Regulations have been satisfied with respect to such action and there have been obtained such Governmental Approvals (if any) as may be required to be obtained under the FCC Regulations under the terms of any such FCC License. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of itself and the Lenders) hereby agrees that
(a) voting and consensual rights in the Stock Collateral will remain with the relevant Obligors upon and following the occurrence of an Event of Default unless and until any required prior approvals of the FCC to the transfer of such voting and consensual rights to the Administrative Agent have been obtained; (b) upon the occurrence of any Event of Default and foreclosure of the Stock Collateral pursuant to this Agreement there will be either a private or public sale of the Stock Collateral; and (c) prior to the exercise of voting or consensual rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. ss.310(d) will be obtained. It is the intention of the parties to this Agreement that the Liens in favor of the Administrative Agent on the Collateral shall in all relevant aspects be subject to and governed by the FCC Regulations and that nothing in this Agreement shall be construed to diminish the control exercised by any Obligor except in accordance with the provisions of the FCC Regulations. Each Obligor agrees that upon request from time to time by the Administrative Agent it will use its best efforts to obtain any Governmental Approvals referred to in this Section 6.05, including upon any request of the Administrative Agent following an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared signed and filed with the FCC) any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by that Obligor or any of its Subsidiaries necessary or appropriate under the FCC Regulations for approval of any sale or transfer of any of the Stock Collateral or the assets of that Obligor or any of its Subsidiaries or any transfer of control in respect of any FCC License.

                                  ARTICLE VII

                                  MISCELLANEOUS

                  Section 7.01. ADMINISTRATIVE AGENT. As provided in Section
9.01 of the Credit Agreement, each Lender Party has appointed ING (U.S.) Capital LLC as its Administrative Agent for purposes of this Agreement. In that capacity, ING (U.S.) Capital LLC shall be entitled to all the rights and benefits accorded the Administrative Agent by Article IX of the Credit Agreement and any other applicable provision of the Basic Documents. Following the payment in full of all Obligations outstanding under the Credit Agreement and all other Guarantied Obligations and the termination or expiration of the Commitments, the provisions of Article IX of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Administrative Agent under this Agreement.

                  Section 7.02. NOTICES. All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.

To the Obligors:                   Salem Communications Acquisition Corporation
                                   4880 Santa Rosa Road, Suite 300
                                   Camarillo, California 93012
                                   Telephone: (805) 343-4531
                                   Telecopy:   (805) 384-4532
                                   Attention: Dirk Gastaldo, Vice President and Chief Financial Officer

         with a copy to:           Salem Communications Corporation
                                   4880 Santa Rosa Road, Suite 300
                                   Camarillo, California 93012
                                   Telephone: (805) 987-0400, ext. 106
                                   Telecopy:   (805) 384-4505
                                   Attention:  Jonathan L. Block, Esq.,
                                   Secretary

To the Administrative Agent:       ING (U.S.) Capital LLC
                                   55 East 52nd Street
                                   New York, New York 10055
                                   Telephone: (212) 409-1743
                                   Telecopy: (212) 409-7813
                                   Attention: Pamela Kaye

                  Section 7.03. EXPENSES, ETC. The Obligor jointly and severally will pay all out-of-pocket expenses (including reasonable counsels' fees and expenses) of each Lender Party in connection with any enforcement or collection proceeding (including any bankruptcy, reorganization, restructuring, "work out" or other similar proceeding) as to any of the obligations of any Obligor under this Agreement, the negotiation of any restructuring or "work out" (whether or not consummated) or the enforcement of this Section 7.03. All amounts due under this Agreement not paid when due shall bear interest until paid at a rate per annum equal to the Post-Default Rate.

                  Section 7.04. WAIVER. No failure or delay by any Lender Party in exercising any remedy, right, power or privilege under this Agreement or any other Basic Document shall operate as a waiver of that remedy, right, power or privilege, nor shall any single or partial exercise of that remedy, right, power or privilege preclude any other or further exercise of that remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

                  Section 7.05. AMENDMENTS, ETC. No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Obligors and the Administrative Agent (with the consent of the Lenders as specified in Section 10.04 of the Credit Agreement). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon each Lender Party and each Obligor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

                  Section 7.06. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of its parties and their respective successors and assigns. No Obligor may assign or transfer its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (with further consent of the Lenders as specified under Section 10.04 of the Credit Agreement).

                  Section 7.07. SURVIVAL. Each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to this Agreement shall survive the making or deemed making of that representation and warranty, and no Lender Party shall be deemed to have waived, by reason of making any extension of credit, any Default that may arise by reason of that representation or warranty proving to have been false or misleading, notwithstanding that such or any other Lender Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time that extension of credit was made.

                  Section 7.08. AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

                  Section 7.09. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

                  Section 7.10. CAPTIONS. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 7.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties to the Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by hand or by telecopy shall be effective as the delivery of a fully executed counterpart of this Agreement.

                  Section 7.12. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. EACH OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  Section 7.13. WAIVER OF JURY TRIAL. EACH OBLIGOR AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND THE OTHER LENDER PARTIES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

       [The remainder of this page is intentionally left blank.
                            Signature pages follow.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    OBLIGORS:

                                   SALEM COMMUNICATIONS
                                   ACQUISITION CORPORATION



                                   By:  ________________________________________
                                        Name:
                                        Title:



                                   SCA LICENSE CORPORATION



                                   By:  ________________________________________
                                        Name:
                                        Title:




                                   ADMINISTRATIVE AGENT:


                                   ING (U.S.) CAPITAL LLC



                                   By:  ________________________________________
                                        Name:
                                        Title:

                                                                         Annex 1


                                  PLEDGED STOCK

                        Certificate   Registered
       Issuer               Nos.        Owner             Number of Shares
       ------              ----        -------            ----------------
SCA License Corporation     1          Salem            1,000 shares of common
                                    Communications      stock, par value $0.01
                                     Acquisition
                                     Corporation

                                                                         Annex 2


                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

TITLE             DATE FILED          REGISTRATION NO.            EFFECTIVE DATE

NONE

OBLIGOR: SCA LICENSE CORPORATION

TITLE             DATE FILED          REGISTRATION NO.            EFFECTIVE DATE

NONE

                                                                         Annex 3

                     LIST OF PATENTS AND PATENT APPLICATIONS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

TITLE             DATE FILED          REGISTRATION NO.            EFFECTIVE DATE

NONE

OBLIGOR: SCA LICENSE CORPORATION

TITLE             DATE FILED          REGISTRATION NO.            EFFECTIVE DATE

NONE

                                                                         Annex 4


                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                                 U.S. TRADEMARKS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

                        Application (A)
                       Registration (R)                  Registration
    Mark               or Series No. (S)                or Filing Date
    ----              ------------------                ---------------
    NONE

OBLIGOR: SCA LICENSE CORPORATION

                        Application (A)
                       Registration (R)                  Registration
    Mark               or Series No. (S)                or Filing Date
    ----              ------------------                ---------------
    NONE

                               FOREIGN TRADEMARKS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

                        Application (A)                      Registration or
    Mark               Registration (R)           County     Filing Date (F)
    ----               ----------------           ------     ---------------

   NONE

OBLIGOR: SCA LICENSE CORPORATION

                        Application (A)                      Registration or
    Mark               Registration (R)           County     Filing Date (F)
    ----               ----------------           ------     ---------------

   NONE

                                                                         Annex 5


                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

         Licenses
         --------

         "Alice"                                     (R-Colorado) 2145746

         "Five Thousand Dollar Thursdays"            (R-Colorado) 19991224371

         "Shortcuts to Y-2 Cash"                     (R-Colorado) 19991224372

         "Last Millenium Lunch"                      (R-Colorado) 19991224373

OBLIGOR: SCA LICENSE CORPORATION

         NONE

                                                                         Annex 6


                                LIST OF LOCATIONS

OBLIGOR: SALEM COMMUNICATIONS ACQUISITION CORPORATION

                  Studio                                Transmitter
                  ------                                -----------

KALC(FM)          _________                          Lookout Mountain
One Tabor Center  _________                          Denver, Colorado
1200 - 17th Street, Suite 2300
Denver, Colorado 80202


OBLIGOR: SCA LICENSE CORPORATION


                     OFFICE LOCATION
                     ---------------
                4880 Santa Rosa Road, Suite 300
                Camarillo, California  93012

                                                                         Annex 7

                       FORM OF LANDLORD'S ACCESS AGREEMENT

                  THIS LANDLORD'S ACCESS AGREEMENT (this "AGREEMENT"), dated as of [______________], 2000, is made by [ _________] (the "LANDLORD") for the benefit of ING (U.S.) Capital LLC acting in its capacity as the administrative agent for the Lenders under the Credit Agreement referred to below (together with its successors and assigns in that capacity, the "ADMINISTRATIVE AGENT").

                  The Landlord and Salem Communications Acquisition Corporation, a Delaware corporation (the "TENANT") are parties to the Lease Agreement dated [_________] (as amended, modified, supplemented and in effect from time to time, the "LEASE") demising certain premises more particularly described on SCHEDULE (the "PREMISES");

                  The Tenant's shareholder (the "PARENT") and the Lenders have entered into the Credit Agreement dated as of August 24, 2000 (as amended, modified, supplemented and in effect from time to time, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to extend certain loans to the Parent.

                  Pursuant to the Credit Agreement, the Tenant has entered into a Guarantee and Security Agreement dated as of August 24, 2000, with the Administrative Agent under which it has granted to the Administrative Agent for the benefit of the Lenders a lien and security interest in all of its personal property (the "PERSONAL PROPERTY"), including Personal Property located at the Premises.

                  NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. The Landlord hereby warrants, represents and certifies for the benefit of the Administrative Agent and the Lenders as follows:

                  (a) Each of this Agreement and the Lease is the legal, valid and binding obligation of the Landlord enforceable against the Landlord in accordance with its respective terms.

                  (b) The Lease is in full force and effect and has not been amended, modified, supplemented or superseded, either orally or in writing, in any respect. All previous defaults or failures of conditions on the part of the Tenant under the Lease have either been cured to the satisfaction of the Landlord or have been irrevocably waived by the Landlord. No default or failure of condition on the part of the Tenant under the terms of the Lease has occurred and is currently continuing, the Landlord currently has no right to terminate the Lease or alter, limit or otherwise interfere with the Tenant's possession, use or enjoyment of the Premises and, to the best of the Landlord's knowledge, no act, event, contingency or circumstance exists or has occurred that would give the Landlord any right to terminate the Lease or alter, limit or otherwise interfere with the Tenant's possession, use or enjoyment of the Premises.

                  2. The Landlord waives and relinquishes any landlord's lien, rights of levy or distraint, claim, security interest or other interest the Landlord may now or hereafter have in or with respect to all or any part of the Personal Property, whether for rent or otherwise. The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property for all purposes.

                  3. The Administrative Agent, at its option, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and the license so granted shall be irrevocable and shall continue from the date the Administrative Agent enters the Premises for a period of up to 90 days after the receipt by the Administrative Agent of written notice from the Landlord directing removal of the Personal Property; provided, that, (a) for each day that the Administrative Agent uses the Premises pursuant to the license so granted, unless the Landlord has otherwise been paid rent in respect of any of such period, the Administrative Agent shall pay the regularly scheduled rent provided under the Lease, prorated on a per diem basis to be determined on a thirty (30) day month, without thereby assuming the Lease or incurring any other obligations of the Tenant and (b) any damage to the Premises caused by the Administrative Agent or its representatives will be repaired by the Administrative Agent at its sole expense.

                  4. Any person succeeding to the Administrative Agent in its capacity as the administrative agent for the Lenders under the Credit Agreement or otherwise appointed by the holders of the obligations of the Parent under or in respect of the Credit Agreement Administrative Agent to hold or otherwise act with respect to all or any part of the collateral for the Credit Agreement as administrative agent, collateral agent, security representative or trustee for such holders shall automatically and without any further action or consent on the part of any party to this Agreement succeed to all of the rights and benefits of the Administrative Agent under this Agreement.

                  5. The Landlord acknowledges that (a) the obligations under the Credit Agreement are made and entered into in material reliance by the Administrative Agent and the Lenders upon this Agreement and the representations, warranties, statements and covenants contained in this Agreement and (b) such representations, warranties, statements and covenants are made for the benefit and protection of Administrative Agent, the Lenders and their respective successors and assignees.

                  6. This Agreement shall be binding upon the successors and assigns of Landlord and shall inure, together with the rights and remedies of the Administrative Agent under this Agreement, to the benefit of the Administrative Agent and its successors and assignees.

                  7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF CALIFORNIA APPLICABLE TO CONTRACT MADE AND PERFORMED IN THE STATE OF [CALIFORNIA][COLORADO].

                                                                      MTHM DRAFT
                                                                     MAY 8, 2000

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                            [NAME OF LANDLORD]


                                            By: ____________________________
                                                Name:
                                                Title:



ACKNOWLEDGED BY:
---------------


SALEM COMMUNICATIONS ACQUISITION CORPORATION, a Delaware corporation

By: ___________________________
    Name:
    Title:


ACCEPTED BY:
-----------

ING (U.S.) Capital LLC


By: ___________________________
    Name:
    Title:



By: ___________________________
    Name:
    Title:

                                   SCHEDULE A




                                                                       EXHIBIT E

                                                                  EXECUTION COPY

================================================================================




                    WARRANT AND REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                        SALEM COMMUNICATIONS CORPORATION,


                THE WARRANT HOLDERS IDENTIFIED IN THIS AGREEMENT

                                       AND

                             ING (U.S.) CAPITAL LLC

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.        Issuance of Warrants........................................1

SECTION 2.        Warrant Certificate.........................................1

SECTION 3.        Delivery to Administrative Agent............................1

SECTION 4.        Registration of Warrant Shares..............................2

SECTION 5.        Indemnification.............................................9

SECTION 6.        Resales to Institutional Purchasers........................10

SECTION 7.        Notices....................................................10

SECTION 8.        Successors and Assigns.....................................11

SECTION 9.        Governing Law; Submission to Jurisdiction..................11

SECTION 10.       WAIVER OF JURY TRIAL.......................................11

SECTION 11.       Benefits of This Agreement.................................11

SECTION 12.       Captions...................................................11

SECTION 13.       Agreements Superseded......................................11

SECTION 14.       Counterparts...............................................11


Annex 1  --  Form of Warrant Certificate

                  This WARRANT AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of August 24, 2000, is between SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "COMPANY"), the institutions identified on the signature pages to this Agreement (the "WARRANT HOLDERS") and ING (U.S.) CAPITAL LLC , in its capacity as the administrative agent (in that capacity, the "ADMINISTRATIVE AGENT") for the lenders under the Credit Agreement (the "CREDIT AGREEMENT") dated as of August 24, 2000 between the Company and those lenders (the "Lenders").

                                    RECITALS

                  A. The Credit Agreement provides for the Company to enter into this Agreement and to issue to the Warrant Holders Warrant exercisable initially for 716,096 shares of Company Stock.

                  B. Capitalized terms defined in the Credit Agreement are used, unless otherwise defined, in this Agreement with the same respective meanings, and the rules of interpretation set forth in Section 1.02 of the Credit Agreements shall apply to this Agreement.

                  ACCORDINGLY, the parties agree as follows:

                  SECTION 1. ISSUANCE OF WARRANTS(a) The Company hereby issues to each Warrant Holder, subject to the conditions and restrictions contained in this Agreement, and each Warrant Holder hereby accepts from the Company, the Warrant set forth below next to its name:

Name of Warrant Holder             Number of Warrant     Number of Initial Shares Under the Warrant
----------------------             -----------------     ------------------------------------------
ING (U.S.) Capital LLC                    1                              501,267
The Bank of New York                      2                              143,219
Fleet National Bank                       3                               71,610

Neither any Warrant Holder nor the Administrative Agent shall be responsible for the failure of any other Warrant Holders representations in its Warrant Certificate to be true or for the failure of any other Warrant Holder to comply with the terms of its Warrant Certificate.

                  SECTION 2. WARRANT CERTIFICATE. The certificates evidencing the Warrants (each, a "WARRANT CERTIFICATE") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in ANNEX 1. The Company shall number and register the Warrant Certificates to be issued on the Effective Date as provided in Section 1 and shall thereafter maintain a register in which the transfer of any Warrants are registered.

                  SECTION 3. DELIVERY TO ADMINISTRATIVE AGENT. All of the Warrant Certificates to be issued on the Effective Date shall be delivered to the Administrative Agent to hold in escrow for the benefit of the Warrant Holders as provided in this Agreement. Prior to the Distribution Date, a Warrant Holder may transfer all or any part of its Warrant only in connection with and proportional to a transfer of all or part of its Loan. If a Warrant Holder wishes so to transfer all or any part of its Warrant, it shall so advise the Administrative Agent in writing. As promptly as reasonably possible after its receipt of any such advise, the Administrative Agent shall make that Warrant available to that Warrant Holder for the purpose of executing any assignment document required by that Warrant, the Administrative Agent shall submit, on behalf of that Warrant Holder, the Warrant together with that assignment document to the Company for registration of transfer and the Administrative Agent shall receive and retain any Warrant or Warrants issued upon such a transfer as provided in this Agreement. If the Obligations are paid in full prior to the Distribution Date, the Administrative Agent shall return all Warrant Certificates then held by it to the Company for cancellation, and the Administrative Agent shall thereafter have no further duties or obligations with respect to any Warrants or Warrant Certificates. If the maturity of the Loans is accelerated as provided in the Credit Agreement or if the Obligations have not been paid in full on or before the Maturity Date, then, on the date (the "DISTRIBUTION DATE") that is the earlier of the Business Day on which any such acceleration occurs and the Business Day immediately after the Maturity Date, the Administrative Agent shall deliver to each Warrant Holder the Warrant Certificate registered in the name of that Warrant Holder at its address pursuant to the Credit Agreement. From and after the delivery of the Warrant Certificates to the Warrant Holders, each Warrant Holder shall be entitled to transfer, exercise and otherwise deal with its Warrant in accordance with its terms without regard to this Section 3, and the Administrative Agent shall have no further duties or obligations with respect to any Warrants or Warrant Certificates. The Administrative Agent shall not release any Warrant Certificates except as expressly set forth in this Section 3. In acting under this Section 3, the Administrative Agent shall be entitled to all of the rights, immunities and privileges provided for by Article IX of the Credit Agreement. The Company's obligation to repay the Loans in full shall not be diminished by the issuance or exercise of any Warrant.

                  SECTION 4. REGISTRATION OF WARRANT SHARES.

                  (a) REGISTRATION RIGHTS. Unless, following any request of holder (each a "WS HOLDER") of any securities issued upon the exercise of any Warrant or upon the transfer of any such securities (the "WARRANT SHARES") to register all or any part of its Warrant Shares or to include all or any part of its shares in any registration statement under the Act as provided in this
Section 4, the Company delivers to the WS Holder making that request an opinion of counsel reasonably acceptable to the WS Holder to the effect that all of the Warrant Shares of that WS Holder may be sold or otherwise transferred without registration under the Act pursuant to Rule 144 under the Act and further delivers to that WS Holder certificates representing all of those Warrant Shares that do not contain any restrictive legend or the Company has previously delivered such an opinion and such certificates to that WS Holder, the Company shall register or include in a registration under the Act the Warrant Shares subject to any such request in accordance with this Section 4. The provisions of this Section 4 are for the express benefit of the Warrant Holders and each successive person to whom the Warrant Holder or any subsequent transferee of the Warrant Holder has transferred all or part of any Warrant or any Warrant Shares, and the Company's obligations under this Section 4 may be enforced by any WS Holder.

                  (b) REQUIRED REGISTRATION. Subject to the limitations contained in Section 4(a) or 4(e), if any WS Holder provides written notice (specifying the intended method of disposition) to the Company requesting it to effect the registration of any of that WS Holder's Warrant Shares under the Act (the "REQUEST NOTICE"), the Company shall promptly give written notice of any such proposed registration to all WS Holders and shall, as expeditiously as possible, use its best efforts to effect the registration under the Act of:

                            (i) the Warrant Shares that the Company has been
requested to register pursuant to the Request Notice for disposition by the WS Holder submitting that Request Notice in accordance with the intended method of disposition described in that Request Notice; and

                            (ii) all other Warrant Shares, the WS Holder or WS
Holders of which shall have made written request (stating the intended method of disposition of such securities by it or them) to the Company to include those securities in the above registration process within 30 days after the giving of such written notice by the Company, all as necessary to permit the sale of those Warrant Shares in accordance with the intended methods of disposition so stated by the other WS Holder or WS Holders.

                  If, in the case of an underwritten public offering of Warrant Shares to be so registered, the managing underwriter advises that the number of securities to be so registered is too large a number to be reasonably sold, the number of such securities sought to be registered by each WS Holder shall be reduced, pro rata in proportion to the number of securities sought to be registered by all WS Holders, to the extent necessary to reduce the number of securities to be registered to the number recommended by the managing underwriter.

                  The Company will not grant to any Person at any time on or after the date of this Agreement the right (a "PARTICIPATION RIGHT") to request the Company to register any securities of the Company under the Act by reason of the exercise by any WS Holder of its rights under this Section 4 unless the Participation Right provides that the securities of any such Person shall not be registered and sold at the same time as the Warrant Shares if the managing underwriter for the WS Holder or WS Holders advises the Company in writing that sale of those securities would adversely affect the amount of, or price at which, the respective Warrant Shares being registered under this Section 4 can be sold.

                  The Company agrees (x) not to effect any public or private sale or distribution of its securities, including a sale pursuant to Regulation D under the Act, during the 10-day period prior to, and during the 180-day period beginning on, the closing date of an underwritten offering made pursuant to a registration statement filed pursuant to this Section 4(b) and (y) to the extent required by the managing underwriter, to use its best efforts to cause each holder of its equity securities or securities convertible to equity securities (other than equity securities distributed as part of any public offering) purchased from the Company at any time prior to, on or after the date of this Agreement to agree not to effect any public or private sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 or Rule 144A under the Act (except as part of such underwritten registration, if permitted).

                  The Company recognizes that money damages may be inadequate to compensate the WS Holders for a breach by the Company of its obligations under this Section 4(b) and Section 4(c), and the Company agrees that in the event of such a breach each affected WS Holder may apply for an injunction or specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford each such WS Holder the benefits of this Section 4(b) and that the Company shall not object to such application, entry of such injunction or granting of such other equitable remedies on the grounds that money damages will be sufficient to compensate each such WS Holder.

                  The Company may include in any required registration under this Section 4(b) any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which Company stockholders, other than the WS Holders, have contracted with the Company for incidental or "piggyback" registration rights), provided that if the inclusion in such registration of such shares would, in the reasonable judgment of the managing underwriter, cause the proceeds or the price per unit the WS Holders will derive from such registration to be reduced or the number of securities to be registered at the instance of the Company or such other company stockholders is too large a number to be reasonably sold, the other shares of Common Stock sought to be included shall be excluded to the extent deemed appropriate by the managing underwriter. Any shares other than the Warrant Shares that are included in any required registration shall be included only on the same basis as Warrant Shares being included, and the holders of any such shares or the Company, as the case may be, shall, in respect to their participation in the required registration, be subject to the same requirements and restrictions as the WS Holders participating in that registration.

                  (c) INCIDENTAL REGISTRATION. Subject to the limitations contained in Section 4(a) or 4(e), if the Company at any time proposes to register any of its securities under the Act pursuant to a registration statement on Form S-1, S-2, S-3 or S-4 or the equivalent (otherwise than pursuant to Section 4(b) or to register debt securities under Form S-3 or any comparable successor form), whether of its own accord or at the request of any holder or holders of those securities, it will each such time give written notice to all WS Holders of its intention so to do.

                  Upon the written request of any WS Holder or WS Holders given within 30 days after receipt of any such notice from the Company (stating the intended method of disposition of Warrant Shares by the requesting WS Holder or WS Holders), the Company will use its best efforts to cause all the Warrant Shares covered by any such request to be registered under the Act pursuant to the registration statement referred to above, all as necessary to permit the sale of those Warrant Shares in accordance with the intended methods of disposition so stated by the requesting WS Holder or WS Holders.

                  If the managing underwriter for the respective offering advises the Company in writing that the inclusion in any such registration of some or all of the Warrant Shares sought to be registered by the WS Holder or WS Holders will, in its opinion, cause the proceeds or the price per unit the Company or the initial requesting or demanding holder of securities will derive from such registration to be reduced or that the number of securities to be registered at the instance of the Company or such requesting or demanding holder plus the number of securities sought to be registered by the WS Holders is, in its opinion, too large a number to be reasonably sold, the number of securities sought to be registered for each WS Holder shall be reduced as set forth below:

                            (i) the number of securities sought to be registered
by any holder or holders of any securities, other than Warrant Shares or on account of the Company, shall be reduced pro rata, to the extent necessary to reduce the number of securities to be registered to the number recommended by the managing underwriter (the "RECOMMENDED NUMBER");

                            (ii) if the reduction provided for in clause (i)
above does not reduce the number of securities to be registered to the Recommended Number, then the number of shares of Warrant Shares shall be reduced pro rata, among the WS Holders, to the extent necessary to reduce the number of securities to be registered to the Recommended Number.

                  The Company will not grant to any Person at any time on or after the Closing Date the right to request the Company to register any securities of the Company under the Act unless such right provides that if the managing underwriter for the respective WS Holders believes that sale of any such securities would adversely affect the amount of, or price at which, the respective Warrant Shares being registered under this Section 4(c) can be sold then the amount of such securities that may be registered and sold shall be reduced in accordance with clause (i) above.

                  (d) REGISTRATION PROCEDURES.

                            (i) If and whenever the Company is required by the
provisions of this Section 4 to use its best efforts to effect the registration of any Warrant Shares under the Act, the Company will (except as otherwise provided in this Agreement), as expeditiously as possible,

                            (A) cooperate with any underwriters for, and the WS
Holders of, such Warrant Shares and enter into a usual and customary underwriting agreement with respect to those Warrant Shares (provided that the Company shall not be required to enter into more than two such underwriting agreements (one for a domestic offering and one for an international offering) in connection with any such registration) and take all such other reasonable actions as are necessary or advisable to permit, expedite and facilitate the disposition of such Warrant Shares in the manner contemplated by the related registration statement, in each case to the same extent as if all the securities then being offered were for the account of the Company, and the Company will provide to any WS Holder, any underwriter participating in any distribution of those Warrant Shares pursuant to a registration statement and any attorney, accountant or other agent retained by any WS Holder or underwriter, reasonable access to appropriate Company officers and employees to answer questions and to supply information reasonably requested by any such WS Holder, underwriter, attorney, accountant or agent in connection with any such registration statement;

                            (B) furnish or cause to be furnished to each WS
Holder covered by any such registration statement, addressed to each such WS Holder, a copy of the opinion of counsel for the Company, and a copy of the "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, delivered on the closing date to the underwriters of registered Warrant Shares;

                            (C) prepare and file with the Commission a
registration statement with respect to those securities and use its best efforts to cause that registration statement to become and remain effective; and prepare and file with the Commission such amendments and supplements to that registration statement and the related prospectus as may be necessary to keep that registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by that registration statement whenever the WS Holder or WS Holders of those securities desire to sell or otherwise dispose of the same; provided that no such registration statement will be filed by the Company until counsel for the applicable WS Holders have had a reasonable opportunity to review the same and to exercise their rights under clause (A) above and no amendment to any such registration statement naming any such WS Holders as selling shareholders shall be filed with the Commission until each such WS Holder has had at least seven days to review the registration statement as originally filed and theretofore amended and to exercise their rights under clause (A) above;

                            (D) furnish to each WS Holder such numbers of copies
of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents, as each such WS Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by each such WS Holder;

                            (E) use its best efforts to register or qualify the
securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each WS Holder shall request, and do any and all other acts and things that may be necessary or advisable to enable each such WS Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by each such WS Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified or to file in any such jurisdiction any general consent to service;

                            (F) in the event of the issuance of any stop order
suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Warrant Shares for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

                            (G) in the event any prospectus used in connection
with the distribution of Warrant Shares registered under the Act pursuant to the provisions of this Section 4 is discovered to contain any untrue statement of any material fact or any omission to state in that prospectus a material fact required to be stated in that prospectus or necessary to make the statements in that prospectus not misleading, promptly provide each WS Holder that shall have requested registration of Warrant Shares with amended prospectuses correcting all such statements;

                            (H) otherwise use its best efforts to comply with
all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Act; and

                            (I) list such securities on any securities exchange
on which any stock of the Company is then listed, if the listing of such securities is then permitted under the rules of any such exchange; PROVIDED, HOWEVER, that notwithstanding any other provision of this Section 4, the Company shall not be required to maintain the effectiveness of any registration statement for a period in excess of one year (PLUS any period during which the effectiveness of that registration has been suspended). From time to time after a transfer of any Warrant Shares pursuant to a registration statement the Company will file all reports required to be filed by it under the Act, the Securities Exchange Act of 1934 and the rules and regulations adopted by the Securities and Exchange Commission under either such act, and take such further action as any WS Holder or WS Holders, all to the extent required to enable it or them to sell Warrant Shares pursuant to those laws and regulations. Upon written request, the Company will deliver to each such WS Holder a written statement as to whether it has complied with such requirements.

                            (ii) In connection with the registration of Warrant
Shares under the Act pursuant to the provisions of this Section 4, each WS Holder requesting such registration will (except as otherwise provided in this Agreement), as expeditiously as possible,

                            (A) in the event of the issuance of any stop order
suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Warrant Shares for sale in any jurisdiction, use its best efforts promptly to discontinue the disposition of the Warrant Shares owned by that Holder in each such jurisdiction until the order applicable to that jurisdiction has been withdrawn; and

                            (B) in the event any prospectus used in connection
with the distribution of Warrant Shares registered under the Act pursuant to the provisions of this Section 4 is discovered to contain any untrue statement of any material fact or any omission to state in that prospectus a material fact required to be stated in that prospectus or necessary to make the statements in that prospectus not misleading, use its best efforts promptly to discontinue the disposition of the Warrant Shares owned by such WS Holder until amended prospectuses correcting those statements have been provided to the WS Holder.

                  (e) EXPENSES; LIMITATIONS ON REGISTRATION. All expenses incident to the Company's performance of its obligations in connection with any registration of the Warrant Shares under this Agreement, including printing expenses, fees and disbursements of counsel for the Company, fees of the National Association of Securities Dealers, Inc. in connection with its review of any offering contemplated in any registration statement and expenses of any special audits to which the Company shall agree or which shall be necessary to comply with Governmental Rules in connection with any such registration shall be paid by the Company. In addition, the Company shall pay (i) all registration and filing fees for the Warrant Shares under federal and state securities laws, (ii) expenses of registering or qualifying under or complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(d)(i)(E), and (iii) fees and disbursements of counsel for the WS Holders. Notwithstanding the foregoing, in the event a WS Holder withdraws its request for registration of Warrant Shares other than by reason of (A) the Company's failure to perform its obligations in connection with any such registration, (B) the failure to be timely satisfied of any closing condition contained in any underwriting agreement entered into in connection with any such registration and not within the exclusive control of that WS Holder, (C) the termination of such underwriting agreement by the underwriters other than by reason of the failure on the part of that WS Holder to perform its obligations under that agreement or (D) the occurrence of any change that, in the sole judgment of that WS Holder, may materially adversely affect the selling price or marketability of the Warrant Shares for which registration was requested, including (1) any material adverse change in the business, business prospects, properties, condition (financial or otherwise) or operations of the Company, (2) the suspension of trading in the Common Stock by the Securities and Exchange Commission or any national securities exchange or automated quotation system or trading in securities generally on the New York Stock Exchange or the establishment of limited or minimum prices on any such national exchange or quotation system, (3) the declaration of any banking moratorium by Federal, New York or California authorities or (4) the occurrence of any outbreak or escalation of hostilities, the declaration by the United States of any national emergency or war or the occurrence of any other calamity or crisis the effect of which on financial markets is such, in the sole judgment of the managing underwriter for that WS Holder, as to make it impracticable or inadvisable to proceed with the offering of the Warrant Shares, then that WS Holder shall bear those expenses. In addition, under all circumstances, each WS Holder shall pay one hundred percent (100%) of the gross underwriting spread or fees with respect to its Warrant Shares covered by any registration pursuant to this Section 4.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 4 in respect of the Warrant Shares to be registered at the request of the WS Holder, that the WS Holder requesting registration of those Warrant Shares furnish to the Company such information regarding that WS Holder, those Warrant Shares and the intended method of disposition of those Warrant Shares as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  The WS Holders shall be entitled to one effective registration pursuant to requests made under Section 4(b) and an unlimited number of registrations pursuant to requests made under Section 4(c); PROVIDED that any such registration request made by the requisite number of WS Holders (established pursuant to the next succeeding paragraph of this Section 4(e)) that is withdrawn (other than by reason of the Company's failure to perform its obligations under this Agreement or any of the events described in clause (D) above) by the majority (in number of Warrant Shares sought to be so registered) of the WS Holders making any such request, after the respective registration statement has become effective, shall be treated as an "effective" registration for purposes of this Agreement.

                  The Company shall not be required to effect any registration of Warrant Shares pursuant to the request of any WS Holder or WS Holders made under Section 4(b) if less than 25% of the Warrant Shares then outstanding is to be registered in such registration.

                  The Company agrees that it will not file a registration statement under the Act, either for securities held by any holders of the Company's securities, other than WS Holders, or for securities newly issued by the Company, until 180 days after the effective date of any registration statement filed pursuant to the request of a WS Holder or WS Holders under Section 4(b) (or such shorter period ending upon the completion of the sale of all Warrant Shares so registered), other than a registration statement (i) on Form S-4 or S-8 or any successor forms then in effect under the Act, (ii) pursuant to which the Company is offering to exchange its own securities or (iii) relating to dividend reinvestment plans, or relating to an offering of securities initiated prior to the request of any WS Holder.

                  SECTION 5. INDEMNIFICATION.

                  (a) In the event of any registration of any Warrant Shares under the Act pursuant to Section 4, the Company shall indemnify and hold harmless the WS Holder of those Warrant Shares and any underwriter of those Warrant Shares, and their respective directors and officers, and each other Person, if any, who controls that WS Holder or any such underwriter within the meaning of the Act ("CONTROLLING PERSON"), against any losses, claims, damages or liabilities, joint or several, to which that WS Holder or underwriter or any such director or officer or Controlling Person may become subject under the Act or any other Governmental Rule, insofar as those losses, claims, expenses, damages or liabilities (or actions in respect of the same) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which those securities were registered under the Act or in any preliminary prospectus or final prospectus contained in any such registration statement, or any amendment or supplement to any such registration statement, or (ii) any alleged omission to state in any such statement, prospectus, amendment or supplement a material fact required to be stated in any such statement, prospectus, amendment or supplement or necessary to make the statements in any such statement, prospectus, amendment or supplement not misleading, and shall reimburse that WS Holder and each such director, officer or Controlling Person for any legal or any other expenses reasonably incurred by that WS Holder and each such director, officer or Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by that WS Holder specifically for use in any such document. The indemnity provided in this subsection shall remain in full force and effect regardless of any investigation made by or on behalf of any WS Holder or any such director, officer or Controlling Person, and shall survive the transfer of any such securities by any WS Holder.

                  (b) Each WS Holder shall, by acceptance of its Warrant Shares, severally and not jointly, indemnify and hold harmless the Company and any underwriter of Warrant Shares and their respective directors and officers and each other Person, if any, who controls the Company or any such underwriter (within the meaning of the Act) against any losses, claims, expenses, damages or liabilities, joint or several, to which the Company or any such underwriter or any such director or officer or any such Person may become subject under the Act or any other Governmental Rule, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which Warrant Shares were registered under the Act, or in any preliminary prospectus or final prospectus contained therein, or any amendment or supplement to any such registration statement, or (ii) any alleged omission to state in any such statement, prospectus, amendment or supplement a material fact required to be stated in any such statement, prospectus, amendment or supplement or necessary to make the statements in any such statement, prospectus, amendment or supplement not misleading, in each case to the extent, but only to the extent, that any such alleged untrue statement or alleged omission was contained in written information furnished to the Company through an instrument duly executed by such holder specifically for use in any such document, and shall reimburse the Company, any such underwriter or any such director, officer or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Indemnification similar to that specified in clauses (a) and (b) of this Section 5 shall be given by the Company and each WS Holder (with such modifications as shall be appropriate) to each other and to any underwriter with respect to any required registration or other qualification of any Warrant Shares under any federal or state law or regulation of governmental authority other than the Act. The indemnity and expense reimbursements obligations of the Company under clauses (a) and (b) of this Section 5 shall be in addition to any liability the Company may otherwise have.

                  (d) Each Person ("INDEMNITOR") who under the preceding provisions of this Section 5 agrees to indemnify another Person ("INDEMNITEE") shall have the right to designate counsel (reasonably acceptable to the Indemnitee) to defend any case or proceeding against the Indemnitee arising in respect of any claim of liability for which any such indemnification may be claimed, to the end that duplication of legal expense may be minimized; provided that, if the Indemnitee notifies the Indemnitor that the former has been advised by its counsel that any single counsel in any such case or proceeding would have a conflict of interest in representing both the Indemnitor and the Indemnitee, the Indemnitee may designate its own counsel in any such case or proceeding and, to the extent so provided above in this Section 5, shall be entitled to be reimbursed by Indemnitor for its legal expenses reasonably incurred in connection with defending itself in any such case or proceeding.

                  SECTION 6. RESALES TO INSTITUTIONAL PURCHASERS. The Company agrees that if at any time, and for so long, as the Company is not required to file periodic reports pursuant to the Exchange Act, the Company will promptly provide any requesting WS Holder, upon reasonable request, with all information necessary for that WS Holder to comply with Rule 144A under the Act with respect to the resale of any Warrant Share to a "qualified institutional buyer" as that term is defined in that rule.

                  SECTION 7. NOTICES. Except where telephonic notice is expressly permitted, all notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below its name in the signature pages of this Agreement or, as to any party, at such other address as is designated by that party in a notice to each other party. All such communications shall be deemed to have been duly given or made upon receipt.

                  SECTION 8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of its parties and their respective successors and permitted assigns.

                  SECTION 9. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE WARRANT CERTIFICATES ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                  SECTION 11. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the holder any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Administrative Agent, the Warrant Holders and the WS Holders.

                  SECTION 12. CAPTIONS. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  SECTION 13. AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Agreement.

                  SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to the Agreement by hand or by telecopy shall be as effective as the delivery of a fully executed counterpart of this Agreement.

                  IN WITNESS WHEREOF, the Company, ING (U.S.) Capital LLC and each Warrant Holder have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                SALEM COMMUNICATIONS CORPORATION


                                By: _______________________________
                                Name:
                                Title:

                                ING (U.S.) CAPITAL LLC, as the Administrative
                                 Agent

                                By: _______________________________
                                Name:
                                Title:

                                ING (U.S.) CAPITAL LLC

                                By: _______________________________
                                Name:
                                Title:

                                THE BANK OF NEW YORK

                                By: _______________________________
                                Name:
                                Title:


                                FLEET NATIONAL BANK
                                By: _______________________________
                                Name:
                                Title:

                                                                         Annex 1

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR THE HOLDER OR THE COMPANY HAS OBTAINED A NO-ACTION LETTER FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY TO THE SAME EFFECT OR (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT UNDER RULE 144 (OR ANY SUCCESSOR PROVISION) OF THE ACT. THIS WARRANT IS ALSO SUBJECT TO THE WARRANT AGREEMENT REFERRED TO BELOW.



WARRANT NO. _____                                         Dated:  ______________


                        SALEM COMMUNICATIONS CORPORATION

                         WARRANT TO PURCHASE [ ] SHARES

                            OF CLASS A COMMON STOCK

                  SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, ______________________________ (the "INITIAL HOLDER") or its registered transferees, successors or assigns (collectively and together with the Initial Holder, the "HOLDER") is the registered Holder of warrants (the "WARRANTS") to subscribe for and purchase up to ___________________ fully paid and nonassessable shares of Common Stock (as from time to time adjusted pursuant to Section 4, the "WARRANT SHARES") of the Company, at a purchase price per share equal to (i) $0.01 per share (as adjusted from time to time pursuant to Section 4, the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions of this Warrant. In this Warrant, (a) the term "COMMON STOCK" shall mean the Company's presently authorized Class A Common Stock, $0.01 par value and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "DATE OF GRANT" shall mean the date of this Warrant and
(c) the term "WARRANT" shall be deemed to include any warrant issued upon transfer or partial exercise of this Warrant, unless the context clearly requires otherwise. This Warrant is being issued pursuant to, and is subject to, the Warrant and Registration Rights Agreement dated as of July ___, 2000 (the "WARRANT AGREEMENT") between the Company, the institutions named in the Warrant Agreement and ING (U.S.) Capital LLC (in its capacity as the Administrative Agent (as defined in the Warrant Agreement)), and the Holder is entitled to the benefits of the Warrant Agreement. Capitalized terms defined in the Warrant Agreement and used, unless otherwise defined, in this Warrant with the same respective meanings.

                  SECTION 1. TERM. The purchase rights represented by this Warrant are exercisable, in whole or in part, at any time and from time to time from the Distribution Date through and including the close of business on the tenth year anniversary of this Warrant (the "Expiration Date"). Upon the exercise of all or the specified portion of the Warrant and the payment of the applicable purchase price, the Holder shall be entitled to the number of Warrant Shares for which it has exercised this Warrant. If this Warrant is not exercised before the close of business on the Expiration Date, it will become void and all rights under this Warrant will thereupon cease.

                  SECTION 2. EXERCISE.


                  (a) CASH EXERCISE AND METHOD OF EXERCISE. Subject to Section 1, the purchase rights represented by this Warrant may be exercised by the Holder, in whole at any time or in part from time to time, by the surrender of this Warrant (with the notice of exercise form attached as Exhibit A duly executed) at the principal office of the Company, and, except as otherwise provided for in this Warrant, by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.

                  (b) CASHLESS RIGHT TO CONVERT WARRANT INTO COMMON STOCK; NET ISSUANCE. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert all or part of this Warrant (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 2(b) at any time or from time to time during the term of this Warrant. Upon the exercise of the Conversion Right with respect to all or a specified portion of the Warrant Shares (the "CONVERTED WARRANT SHARES"), the Holder shall

(without payment by the Holder of any cash or other cash consideration) be entitled to that number of shares of fully paid and nonassessable Common Stock as is equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion of this Warrant) on the Conversion Date, which value shall be equal to (A) the aggregate fair market value (determined as provided in Section 4) of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion of this Warrant) on the Conversion Date less
(B) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one share of Common Stock on the Conversion Date.

                  The Conversion Right may be exercised by the Holder by, and such exercise shall be effective upon, the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder intends to exercise the Conversion Right and indicating the number of Converted Warrant Shares being surrendered in the exercise of the Conversion Right. No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 4 of the Warrant Agreement, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

                  (c) ISSUANCE OF SHARES AND NEW WARRANT. The person or persons in whose name or names any certificate or certificates representing Warrant Shares to be issued upon any exercise of this Warrant under Section 2(a) or 2(b) shall be deemed to have become the holder or holders of record of, and shall be treated for all purposes as the record holder or holders of, the shares represented by each such certificate (and those shares shall be deemed to have been issued) immediately prior to the close of business on the date on which this Warrant is so exercised if it is exercised prior to the close of business on that date; otherwise, the date of record shall be the next business day. In the event of any exercise of the rights represented by this Warrant under
Section 2(a) or 2(b), certificates for the Warrant Shares purchased shall be delivered by the Company at its expense to the Holder as soon as possible and in any event within ten days after any such exercise and, unless this Warrant has been fully exercised, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant has not then been exercised shall also be issued to the Holder as soon as possible and in any event within such ten-day period. At the time this Warrant is exercised, the Holder shall make such representations, and such legends will be placed in certificates representing the Warrant Shares issued, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without registration under the Act.

                  SECTION 3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions of this Warrant, be fully paid and nonassessable shares of Common Stock, and free from all taxes, liens, charges and pre-emptive rights (except for the restrictions imposed by the legend appearing on the top of the front page of this Warrant). The Holder shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

                  SECTION 4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below:

                  (a) ADJUSTMENT FOR INITIAL ERRORS AND THE HAPPENING OF CERTAIN EVENTS.

                            (i) The Company hereby acknowledges that the number
of Warrant Shares constituting the initial number of securities purchasable upon the exercise of this Warrant (the "EXERCISE QUANTITY") was calculated based upon the Company's representation that the number of outstanding shares of Common Stock of the Company as of the Date of Grant, calculated on a fully diluted basis using the treasury stock method as contemplated by the Accounting Principles Board Opinion No. 15 (as referred to in the Statement of Financial Accounting Standards No. 128) (as so calculated on any date, the "FULLY DILUTED SHARES"), as of the Date of Grant and before giving effect to the issuance of any of the Warrants or Warrant Shares, totaled 17,902,392 shares. If for any reason it shall hereafter be determined that the number of outstanding shares of Common Stock as of the Date of Grant differed from that amount, then the Company or the Holder (whichever shall discover any such error) shall notify the other of such determination in writing, and, if and only if such an adjustment would result in an increase in the Warrant Shares, the Company shall forthwith (but in no event more than five days thereafter) reissue all of the outstanding Warrants with an appropriate proportional adjustment in the number of Warrant Shares to be effective from the Date of Grant.

                            (ii) Any adjustments to the Warrant Price and the
number of Warrant Shares issuable upon exercise of the Warrant pursuant to the other subsections of this Section 4 prior to the date of any increase or decrease in the Exercise Quantity pursuant to Sections 4(a)(1) or (2) shall be recalculated as if any such increased or decreased Exercise Quantity had been the Exercise Quantity since the Date of Grant, but no such adjustment shall affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date any such adjustment is made.

                  (b) MERGER, SALE, RECLASSIFICATION. In the case of any (i) consolidation or merger of the Company with or into another entity (other than a merger or reorganization (A) in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or issuance of any dividend or other distribution of cash, securities or property to Holders of the then outstanding shares of Common Stock, or (B) resulting solely in a change in par value, or from par value to no par value, or from no par value to par value, or in a stock split, subdivision or combination that is the subject of another paragraph in this Section 4), (ii) sale or other disposition of all or substantially all of the Company's assets or distribution of property to stockholders (other than distributions payable out of earnings or retained earnings) or (iii) reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any stock split, subdivision or combination that is the subject of another paragraph in this Section 4), then the Company shall take all necessary actions (including but not limited to executing and delivering to the Holder an additional Warrant or other instrument, in form and substance mutually agreeable to the Company and the Holder) to ensure that the Holder shall thereafter have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock previously issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon the effectiveness of such consolidation, merger, sale or other disposition, reclassification, change or conversion by a Holder of the number of shares of Common Stock then purchasable under this Warrant (which, in the case of such a transaction in which holders of Common Stock were entitled to elect between different forms of consideration, shall be deemed to be the form of consideration received by a plurality of the electing holders of Common Stock). Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, changes and conversions.

                  (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, effective at the close of business on the date the split, subdivision or combination becomes effective.

                  (d) STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Section 4(b) or Section 4(c)) payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive any such dividend or distribution, to equal the price determined by multiplying the Warrant Price in effect immediately prior to that date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock (on a fully diluted basis) outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock (on a fully diluted basis) outstanding immediately after such dividend or distribution. No adjustment in respect of any cash dividends paid by the Company will be made during the term of this Warrant or upon the exercise of this Warrant.

                  (e) RIGHTS OFFERINGS. In case the Company shall, at any time after the Date of Grant, issue to holders of shares of the capital stock of the Company (solely as a result of such holders' status as stockholders of the Company) any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for any such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after that record date (or issuance date, as the case may be) shall be adjusted to equal the price determined by multiplying the Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction
(i) the numerator of which shall be the
number of Fully Diluted Shares of Common Stock outstanding on that record date (or issuance date, as the case may be) plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at that fair market value on that record date (or issuance date, as the case may be) and
(ii) the denominator of which shall be the number of Fully Diluted Shares of Common Stock outstanding on that record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case any such subscription price may be paid in part or in whole in a form other than cash, the fair market value of any such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. Such an adjustment shall be made successively whenever such an issuance occurs; and in the event that any such rights, options, warrants, or convertible or exchangeable securities are not so issued or are canceled, expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if any such issuance had not occurred, but any such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date any such subsequent adjustment is made.

                  (f) OTHER ISSUANCES AND ADJUSTMENTS.

                            (i) In case the Company or any of its subsidiaries
shall, at any time after the Date of Grant, issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities outstanding on the Date of Grant or issued in any of the transactions described in Sections 4(b), 4(c), 4(d) or 4(e), (ii) shares issued upon the exercise of any such rights, options or warrants or upon conversion or exchange of any such convertible or exchangeable securities, including, without limitation, the conversion of any of the Company's preferred stock or Class B common stock;
(iii) shares issued in connection with an underwritten public offering under the Act; and (iv) shares of Common Stock issued, issuable, reserved or issuance to directors, officers, employees or consultants of the Company or any subsidiary in connection with their service as directors, officers, employees or consultants pursuant to any stock grant, stock option, warrant or other right issued by the Company and approved by the Board of Directors of the Company under a duly adopted stock option or incentive plan approved by its stockholders and in existence on the Date of Grant), at a price per share of Common Stock (determined in the case of any such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and receivable by the Company in consideration of the sale and issuance of any such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange of the same by (y) the total maximum number of shares of Common Stock covered by any such rights, options, warrants, or convertible or exchangeable securities) less than the fair market value per share of Common Stock (determined in accordance with Section 4(h) and in the case of rights, options, warrants or convertible or exchangeable securities, determined at the time of issuance of any such securities rather than upon exercise of any such securities), in each case on the date the

Company fixes the offering price of any such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted to equal the price determined by multiplying the Warrant Price in effect immediately prior to any such sale or issuance by a fraction (i) the numerator of which shall be the sum of (A) the number of Fully Diluted Shares outstanding immediately prior to any such sale and issuance plus (B) the number of shares of Common Stock that the aggregate consideration received or receivable in connection with any such sale or issuance would purchase at that fair market value per share and (ii) the denominator of which shall be the total number of Fully Diluted Shares outstanding immediately after any such sale and issuance. Such an adjustment shall be made successively whenever such a sale or issuance is made.

                            (ii) In case the Company or any of its subsidiaries
shall, at any time after the Date of Grant, make or agree to (i) any downward adjustment in the exercise, exchange or conversion price of, (ii) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of, or (iii) any change in the consideration payable for the exercise, conversion or exchange of, any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, other than such adjustment that is specifically contemplated and required under the terms of any such instrument as of the Date of Grant, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior to any such event by a fraction the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to any such event, plus (B) the number of shares of Common Stock to be issued upon any such exercise, conversion or exchange immediately prior to any such event, multiplied by the aggregate amount of the fair market value of the consideration to be received by the Company upon any such exercise, conversion or exchange immediately thereafter, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately after any such event plus (Y) the number of shares of Common Stock to be issued upon any such exercise, conversion or exchange immediately after any such event, multiplied by the aggregate amount of the fair market value of the consideration to be received by the Company upon any such exercise, conversion or exchange immediately prior to any such event. Such an adjustment shall be made successively whenever such an event occurs.

                            (iii) For the purposes of an adjustment under this
Section 4(f), the maximum number of shares of Common Stock which the holder of any right, option, warrant or convertible or exchangeable security shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding; furthermore, the consideration received by the Company for the same shall be deemed to be equal to the price per share of Common Stock (determined in the case of any such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount received and receivable by the Company in consideration of the sale and issuance of any such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange of the same by (y) the total maximum number of shares of Common Stock covered by any such rights, options, warrants, or convertible or exchangeable securities) multiplied by the number of shares deemed issued and outstanding in the previous sentence. In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise, exchange or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock for a consideration consisting, in whole or in part, of consideration other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company, the Board of Directors of the Company shall determine, in good faith, the fair market value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall issue shares of Common Stock, or issue or make an adjustment to the exercise or conversion price of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or acquire shares of Common Stock, together with one or more other security as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received or to be received by the Company, the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair market value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit.

                  (g) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Warrant Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to any such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to any such adjustment and the denominator of which shall be the Warrant Price immediately after any such adjustment.

                  (h) DETERMINATION OF FAIR MARKET VALUE. In this Warrant, "FAIR MARKET VALUE" as of a particular date (the "DETERMINATION DATE") shall mean (i) if the Common Stock is publicly traded at the time of determination, the average of the closing prices on that day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on that day, the average of the highest bid and lowest asked prices on all such exchanges at the end of that day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 P.M., New York time, on that day, or if on any day the Common Stock is not quoted on the Nasdaq system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of ten days consisting of the day as of which "FAIR MARKET VALUE" is being determined and the nine consecutive business days prior to such day (PROVIDED that, if fair market value is being determined as of the date of a firm commitment public offering of the Common Stock, fair market value as of that date shall be the offering price for the Common Stock subject to that public offering); or (ii) if the Common Stock is not publicly traded at the time of determination, the Common Stock price per share determined by dividing Market Value by the outstanding number of Fully Diluted Shares of Common Stock.

                  "MARKET VALUE" shall mean the highest price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest) and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating any sale. For the purposes of determining the "MARKET VALUE", (a) the exercise price of options or warrants to acquire Common Stock that are deemed to have been exercised for the purpose of determining the issued and outstanding number of Fully Diluted Shares of Common Stock shall be deemed to have been received by the Company, (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the issued and outstanding number of Fully Diluted Shares of Common Stock and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled and (c) full effect shall be given to any discount that may arise as the result of the fact that the shares of Common Stock are not publicly traded.

                  SECTION 5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Warrant Shares adjusted pursuant to Section 4, the Company shall mail to the Holders a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares after giving effect to such adjustment.

                  SECTION 6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(h)) of a share of Common Stock on the date of exercise.

                  SECTION 7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR WARRANT SHARES.

                  (a) COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance of this Warrant, agrees that this Warrant and any Warrant Shares issued upon exercise of this Warrant are being or will be acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares issued upon exercise of this Warrant except under circumstances that will not result in a violation of the Act. Upon exercise of this Warrant, unless the Warrant Shares to be received upon any such exercise are intended to be included in a registration statement under the Act, the Holder shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act. Notwithstanding the foregoing, the Company agrees that the Initial Holder may transfer all or any portion of this Warrant prior to the Distribution Date to a person who is also becoming a Lender under the Credit Agreement by reason of the Holder's transfer to that person all or any portion of its loan under the Credit Agreement, any such transfer of all or a part of this Warrant to be proportional to the transfer of that loan (the "INITIAL TRANSFER"). Subject to Section 7(b), all Warrants issued upon any transfer of all or any part of this Warrant shall bear the same legend as set forth on the face of this Warrant. Subject to Section 7(b), all Warrant Shares issued upon exercise of this Warrant or upon transfer of any Warrant Share shall be stamped or imprinted with a legend in substantially the following form:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED OR THE HOLDER OR THE COMPANY HAS OBTAINED A NO-ACTION LETTER FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY TO THE SAME EFFECT OR (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT UNDER RULE 144 (OR ANY SUCCESSOR PROVISION) OF THE ACT. THESE SHARES ARE ALSO SUBJECT TO, AND ENTITLED TO CERTAIN RIGHTS UNDER, THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY ___, 2000 (THE "WARRANT AGREEMENT") BETWEEN SALEM COMMUNICATIONS CORPORATION, THE INSTITUTIONS NAMED IN THE WARRANT AGREEMENT AND ING (U.S.) CAPITAL LLC (IN ITS CAPACITY AS THE ADMINISTRATIVE AGENT (AS DEFINED IN THE WARRANT AGREEMENT))."

                  In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                            (i) The Holder is aware of the Company's business
affairs and financial condition and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for resale in connection with any "distribution" of this Warrant for purposes of the Act in violation of the Act. The Holder acknowledges that the Holder, or the Holder's representatives, if any, has been given access to information about the Company, has had an opportunity to verify the accuracy of such information and to ask questions of the Company's officers and directors and has received answers to the Holder's satisfaction. The Holder understands that the valuation and terms of the Warrant have been made solely through and upon negotiations between the Company and the Holder, and not by an independent accountant, auditor, investment banker or third party. The Holder represents that the Holder has evaluated the fairness of the terms and conditions of the Warrant to the extent the Holder has deemed necessary. In addition, the Holder is not purchasing the Warrant as a result or subsequent to: (1) any advertisement, article, notice, or other publication published in any newspaper, magazine, or similar broadcast media over the internet, television, or radio or (2) any seminar or meeting whose attendees, including the Holder, were invited as a result of, subsequent to, or pursuant to, any general solicitation.

                            (ii) The Holder understands that this Warrant and
the Warrant Shares have not been registered under the Act in reliance upon a specific exemption from the registration requirements of the Act, that depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed above.

                            (iii) The Holder understands that this Warrant and
the Warrant Shares may be held indefinitely unless subsequently registered under the Act and any applicable state securities laws or unless exemptions from registration are otherwise available.

                            (iv) The Holder is aware of the provisions of Rule
144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer of those securities (or from an affiliate of any such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker and the amount of securities being sold during any three-month period not exceeding the specified limitations stated in that rule.

                            (v) The Holder understands that at the time the
Holder may wish to sell this Warrant and the Warrant Shares there may be no public market on which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such an event, the Holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 even if the one-year minimum holding period has been satisfied.

                  (b) DISPOSITION OF WARRANT OR WARRANT SHARES. On and after the Distribution Date, this Warrant and the Warrant Shares may be detached and sold or otherwise transferred, in whole or in part, separately from the loans made pursuant to the Credit Agreement. If the Holder wishes to offer, sell or otherwise dispose of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant, the Holder agrees to deliver to the Company, prior to the registration of any such transfer, a notice indicating its intention to do so and a written opinion of the Holder's counsel (which may be in-house counsel for the Holder), if reasonably requested by the Company, to the effect that any such offer, sale or other disposition may then be effected without registration or qualification under the Act of this Warrant or any such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law; PROVIDED that the foregoing requirement of an opinion shall not apply: (i) to any Initial Transfer, (ii) if any such offer, sale or other disposition is to be made pursuant to an effective registration statement under the Act (whether under the Warrant Agreement or otherwise),
(iii) if the Holder delivers to the Company (or the Company has otherwise obtained) a no-action letter from the SEC (or other appropriate Governmental Authority) to the same effect as the opinion described above or (iv) if any such offer, sale or other disposition is made in accordance with Rule 144 under the Act and the Company has been provided with reasonable assurances that the provisions of Rule 144 have been satisfied. If the Company determines that the opinion of counsel for the Holder is not satisfactory to the Company, the Company shall so notify the Holder in writing as promptly as possible after that determination has been made (any such opinion in respect of which no such notice is delivered to the Holder within ten days of the delivery of the opinion to the Company shall be deemed to be satisfactory to the Company). If (x) such an opinion of the Holder indicates that no restrictive legend is required, (y) the Company has delivered to the Holder the opinion of counsel referred to in
Section 4 of the Warrant Agreement or clauses (ii), (iii) or (iv) above are applicable, the Company shall deliver to the Holder a new certificate or certificates for this Warrant or any Warrant Shares without the restrictive legend otherwise called for by this Warrant and the restrictions of this Section 7 shall no longer apply. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with any offer, sale or disposition not made in compliance with the foregoing.

                  SECTION 8. RIGHTS AS STOCKHOLDERS; INFORMATION. The Holder, as such, shall not be entitled to vote or receive dividends or be deemed a holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to a vote of stockholders, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares shall have become deliverable. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution of any such material to the stockholders.

                  SECTION 9. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder of this Warrant as follows:

                  (a) The representations and warranties of the Company, to the extent applicable to the Warrant Agreement, this Warrant and the Warrant Shares are true and correct as of the Date of Grant; and

                  (b) As of the Date of Grant, the authorized capital stock of the Company (of all classes and series, including Common Stock and preferred stock), the par value of that stock, and the issued and outstanding amounts of that stock, are as set forth on Schedule 9(b). The issuance and sale of all such interests was in compliance with all applicable federal and state securities laws, and all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable. Other than the Warrants and other than as specified on Schedule 9(b), as of the Date of Grant there are no Equity Rights (as defined in the Credit Agreement) relating to the issued or unissued shares of the Company's capital stock or other securities, including any right of conversion or exchange under any outstanding security or other instrument. Other than the Warrant Agreement, the Warrant and the Warrant Shares are not and will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition of Common Stock.

                  SECTION 10. MODIFICATION AND WAIVER. Subject to Section 22, this Warrant and any provision of may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement is sought.

                  SECTION 11. CERTAIN RESTRICTIONS ON EXERCISE OF THIS WARRANT. No part of this Warrant may be exercised while held by any bank organized under the laws of the United States of America or any state or by the United States office of any "foreign bank" (within the meaning of Section 1(b)(1) or 1(b)(3) of the International Banking Act of 1978 (the "IBA") that is a "branch" or an "agency" within the meaning of Section 1(b)(1) or 1(b)(3) of the IBA, in each case to the extent that the laws applicable to any such bank or foreign bank would not permit it to hold the Warrant Shares issuable upon any such exercise.

                  SECTION 12. NOTICES. Except where telephonic notice is expressly permitted, all notices, requests and other communications provided for in this Warrant shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified in the signature pages of this Warrant or, as to any party, at such other address as is designated by that party in a notice to each other party. All such communications shall be deemed to have been duly given or made upon receipt.

                  SECTION 13. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the parties to this Warrant and their respective successors and permitted assigns.

                  SECTION 14. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company will promptly make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

                  SECTION 15. CAPTIONS. The captions and section headings appearing in this Warrant are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warrant.

                  SECTION 16. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the respective representations and warranties of the Company and the Holder contained in this Warrant shall survive the Date of Grant, the exercise or conversion of all or part of this Warrant and the termination or expiration of any rights under this Warrant. Each of the respective agreements of each of the Company and the Holder contained in this Warrant shall survive indefinitely until, by their respective terms, they are no longer operative.

                  SECTION 18. REMEDIES. In case any one or more of the agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company) or the Company (in the case of a breach by the Holder) may proceed to protect and enforce its rights either by suit, including, but not limited to, an action for damages as a result of any such breach and an action for specific performance of any such agreement.

                  SECTION 19. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to its terms and conditions.

                  SECTION 20. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but the Company will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

                  SECTION 21. AMENDMENT. This Warrant may be amended by written agreement of the Company and Majority Holders, and such amendment shall be binding on the Holder; PROVIDED, HOWEVER, that without the consent of the Holder no such amendment may (i) increase the Warrant Price, (ii) decrease the number of Warrant Shares (other than pursuant to any adjustments provided in this Warrant ), (iii) change the Distribution Date or the Expiration Date or (iv) adversely impact any right of the Holder in a manner different than the other holders of Warrants issued pursuant to the Warrant Agreement.

                  SECTION 22. WARRANT AGREEMENT. The Company shall provide to the Holder, upon written request, a true copy of the Warrant Agreement, as amended and modified to date.

                  SECTOPM 23. OFFICE OF THE COMPANY. So long as this Warrant remains outstanding, the Company shall maintain an office where this Warrant may be presented for exercise, transfer, division or combination as provided in this Warrant either directly at the location of its executive office or indirectly through a transfer agent for the Common Stock. Currently, such an office is maintained at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

                  SECTION 21. AGREEMENTS SUPERSEDED. This Warrant supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter of this Warrant.

            [The remainder of this page is intentionally left blank.
                            Signature pages follow.]

                  IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

                                SALEM COMMUNICATIONS CORPORATION

                                By: ____________________________________________

                                Name: __________________________________________

                                Title: _________________________________________



                                ADDRESS:

                                         4880 Santa Rosa Road, Suite 300
                                         Camarillo, California 93012
                                         Telephone:     (805) 987-0400
                                         Facsimile:     (805) 982-8570
                                         Attention:     Dirk Gastaldo
                                                        Vice President and Chief
                                                         Financial Officer

                                  SCHEDULE 9(B)
                     AUTHORIZED CAPITAL STOCK OF THE COMPANY

                                    Authorized                 Issued

Class A Common Stock,               80,000,000                17,902,392
$0.01 par value

Class B Common Stock,               20,000,000                 5,553,696
$0.01 par value

Preferred Stock,                    10,000,000                     0
undesignated

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:  Salem Communications Corporation

                  1. The undersigned hereby elects to purchase _____ shares of Common Stock of Salem Communications Corporation pursuant to the terms of the attached Warrant, and tenders with this Notice payment of the purchase price of those shares in full.

                  2. Please issue a certificate or certificates representing those shares in the name of the undersigned or in such other name or names as are specified below:

                  -----------------------------    -----------------------------
                  (Name)

                                                   -----------------------------
                                                   (Address)

                  3. The undersigned represents that those shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution of those shares and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act of 1933. The undersigned has executed an Investment Representation Statement attached as Schedule 1 to this Notice.

                  ____________________ (Signature)      __________________(Date)

                  4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                  5. I elect to convert this Warrant pursuant to the cashless Conversion Right described in Section 2(c) of the Warrant Agreement for ___________ Warrant Shares. (check here)


Date: _________________________

                                         By:  (Warrantholder)___________________

                                         Name:  (Print)_________________________

                                         Its:___________________________________

                                   SCHEDULE 1

                       INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company:        Salem Communications Corporation

Security:       Common Stock

Amount:

Date:

                  In connection with the purchase of the above-listed securities (the "REGISTRABLE SECURITIES"), the undersigned (the "PURCHASER") represents to the Company as follows:

               (A) The Purchaser is aware of the Company's business affairs and financial condition and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is acquiring Registrable Securities for its own account for investment purposes only and not with a view to, or for resale in connection with any "distribution" of the Registrable Securities for purposes of the Securities Act of 1933 (the "ACT") in violation of the Act. The Purchaser acknowledges that the Purchaser, or the Purchaser's representatives, if any, has been given access to information about the Company, has had an opportunity to verify the accuracy of such information and to ask questions of the Company's officers and directors and has received answers to the Purchaser's satisfaction.

               (B) The Purchaser understands that Registrable Securities have not been registered under the Act in reliance upon a specific exemption from the registration requirements of the Act, that depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed above.

               (C) The Purchaser understands that Registrable Securities may be held indefinitely unless subsequently registered under the Act and any applicable state securities laws or unless exemptions from registration are otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.

               (D) The Purchaser is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer of those securities (or from an affiliate of any such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker and the amount of securities being sold during any three-month period not exceeding the specified limitations stated in that rule.

               (E) The Purchaser understands that at the time the Purchaser may wish to sell the Registrable Securities there may be no public market on which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such an event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 even if the one-year minimum holding period has been satisfied.

                                             Purchaser:_________________________

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Warrant Shares set forth below:

               NAME AND ADDRESS OF ASSIGNEE            NUMBER OF WARRANT SHARES

              ------------------------------           ------------------------



and does hereby irrevocably constitute and appoint _____________________ Attorney to make sure transfer on the books of _____________________, maintained for the purpose, with full power of substitution in the premises.

Dated:  ______________________



                                                   ---------------------------

                                                   Signature

                                                   ---------------------------

                                                   Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York or by a firm having membership on the New York Stock Exchange.

                                                                       EXHIBIT F

                                                                  EXECUTION COPY


                    STATION LICENSE MANAGEMENT AGREEMENT


            This STATION LICENSE MANAGEMENT AGREEMENT (this "AGREEMENT") dated as of August 24, 2000, is made between Salem Communications Acquisition Corporation, a Delaware corporation ("ACQUISITIONCO"), and SCA License Corporation, a Delaware corporation (the "LICENSE SUBSIDIARY").

                                    RECITALS

            A. AcquisitionCo holds the licenses identified on Annex 1 (the "LICENSES") issued by the Federal Communications Commission (the "FCC") pursuant to the Federal Communications Act of 1934 (the "COMMUNICATIONS ACT") to operate Denver, Colorado radio station KALC-FM (the "STATION").

            B. AcquisitionCo, the owner of all of the stock of the License Subsidiary, owns all of the other assets and facilities (the "FACILITIES") used or useful in the operation of the Station.

            C. Within 60 days after the date of this Agreement, AcquisitionCo will cause all of the Licenses to be transferred to the License Subsidiary and will, within that time period, obtain or cause the License Subsidiary to obtain, all necessary approvals from the FCC in accordance with the regulations of the FCC under the Communications Act and all other governmental approvals necessary for the transfer of the Licenses from AcquisitionCo to the License Subsidiary.

            D. The License Subsidiary and AcquisitionCo desire to enter into this Agreement to ensure that, on and after the date on which the transfer of the Licenses to the License Subsidiary is effected (the "TRANSFER DATE"), AcquisitionCo manages the Station's operations in accordance with policies established by the License Subsidiary and in accordance with the regulations of the FCC under the Communications Act and all other governmental rules applicable to the License Subsidiary by reason of the License Subsidiary being a licensee of any licenses issued by the FCC pursuant to the Communications Act (the "FCC REGULATIONS").

            ACCORDINGLY, the parties agree as follows:

            Section 1. ACQUISITIONCO DUTIES. Subject to the provisions of
Section 2 of this Agreement, AcquisitionCo shall manage and direct the day-to-day operations of the Station, including, without limitation, providing staffing, determining the Station's programming schedule, selling advertising time, operating and maintaining the Facilities, and assuring compliance with the FCC Regulations. AcquisitionCo shall operate and maintain the Facilities in such manner as is, and shall operate and maintain such equipment and hire and supervise such employees as are, necessary to the fulfillment of its responsibilities under this Agreement. All expenses and capital costs incurred in operating and maintaining the Station shall be paid by AcquisitionCo, and all advertising and other receipts collected in operating the Station shall be retained by AcquisitionCo. AcquisitionCo shall not be entitled to any further compensation for the services rendered by it under this Agreement.

            Section 2. CONTROL BY LICENSE SUBSIDIARY. The License Subsidiary shall at all times from and after the Transfer Date exercise ultimate control over the programming, personnel, operations and policies of the Station and, from and after the Transfer Date, AcquisitionCo shall operate the Station in compliance with that control. From and after the Transfer Date, AcquisitionCo shall provide the License Subsidiary with such books of account, records and reports, including quarterly programming schedules and reports, as the License Subsidiary may reasonably request from time to time, and AcquisitionCo shall afford the License Subsidiary and its officers and employees access at all times to all aspects of the Station's operations. Without limiting the foregoing reservation of control, the License Subsidiary shall have the right (a) to require the deletion of any program if the License Subsidiary believes that its transmission would be contrary to the public interest, (b) to require the transmission of any program if the License Subsidiary believes that its transmission would serve the public interest and (c) to relieve any person of his or her duties at the Station if the License Subsidiary believes that his or her conduct is inconsistent with the policies or rules of the License Subsidiary or the FCC or is otherwise inconsistent with the public interest. This Section 2 shall be construed so as to vest in License Subsidiary from and after the Transfer Date all powers that may be necessary for discharge of its responsibilities as a licensee under the FCC Regulations.

            Section 3. COMPLIANCE WITH LAW. AcquisitionCo shall at all times operate the Station in compliance with the FCC Regulations, as in effect from time to time.

            Section 4. MODIFICATION OF FACILITIES. AcquisitionCo may, at its discretion, modify the Station's Facilities from time to time, at its expense, subject to (from and after the Transfer Date) the License Subsidiary's approval of the modifications. If prior FCC approval of such modifications is required, AcquisitionCo shall obtain the approval of the FCC or, from and after the Transfer Date, shall prepare an appropriate application for the License Subsidiary to sign and file with the FCC, and no such change shall be implemented prior to the grant of FCC consent. Any application for a license to cover any construction permit shall similarly be obtained by AcquisitionCo or, from and after the Transfer Date, prepared by AcquisitionCo for signature and filing by the License Subsidiary.

            Section 5. FCC FILINGS. From and after the Transfer Date, AcquisitionCo shall cooperate with the License Subsidiary in furnishing any information that may be requested by the FCC in connection with the operation of the Station, including, without limitation, any technical or engineering information. AcquisitionCo shall file with the FCC or, from and after the Transfer Date, shall prepare, for the License Subsidiary's signature and filing with the FCC, an appropriate license renewal application and such other reports, documents and filings as may be necessary from time to time to keep in force and effect all FCC authorizations for operating the Station. The License Subsidiary shall cooperate with AcquisitionCo in signing and filing such license renewal applications and other reports, documents and filings as AcquisitionCo shall from time to time prepare and submit to the License Subsidiary.

            Section 6. NOTICES. All notices under this Agreement shall be given in writing by first class United States mail, postage prepaid, addressed as follows, or to such other address as either party may specify from time to time:

If to the License Subsidiary: SCA License Corporation
                              4880 Santa Rosa Road, Suite 300
                              Camarillo, California 93012
                              Telephone: (805) 343-4531
                              Telecopy:  (805) 384-4532
                              Attention: Dirk Gastaldo, Vice President
                                         and Chief Financial Officer

If to AcquisitionCo:          Salem Communications Acquisition Corporation
                              4880 Santa Rosa Road, Suite 300
                              Camarillo, California 93012
                              Telephone: (805) 343-4531
                              Telecopy:  (805) 384-4532
                              Attention: Dirk Gastaldo, Vice President
                                         and Chief Financial Officer

            Section 7. TERM. The term of this Agreement shall begin on the date of this Agreement and shall terminate upon the occurrence of any of the following events (unless earlier terminated pursuant to the provisions of Section 8 of this Agreement):

            (a) revocation or expiration without renewal of the License held by the License Subsidiary to operate the Station; or

            (b) mutual agreement of the parties to terminate this Agreement.

            Section 8. TERMINATION. The License Subsidiary shall have the right to terminate this Agreement by written notice to AcquisitionCo at any time during the term of this Agreement upon the occurrence of any of the following events:

            (a) any material failure by AcquisitionCo to perform any of its obligations under this Agreement;

            (b) the insolvency of AcquisitionCo, the appointment of a receiver of the property of AcquisitionCo or any assignment for the benefit of creditors of AcquisitionCo;

            (c) the filing of a voluntary or involuntary petition by or against AcquisitionCo under the Bankruptcy laws of the United States of America; or

            (d) the foreclosure of any lien or security interest in, or the placement or issuance of any levy, writ of attachment, writ of garnishment, writ of execution or similar process against, AcquisitionCo or any property of AcquisitionCo (including the shares of stock of the License Subsidiary owned by AcquisitionCo) or securities representing an ownership interest in AcquisitionCo.

            Section 9. ASSIGNMENT. AcquisitionCo shall not assign this Agreement or any of AcquisitionCo's rights or obligations under this Agreement or sell or transfer the Facilities without the prior written consent of the License Subsidiary, and any attempted assignment, sale or transfer by AcquisitionCo not in compliance with this provision shall, at the License Subsidiary's option, be null and void; PROVIDED, HOWEVER, that AcquisitionCo may replace portions of the Facilities from time to time provided that such replacements do not impair the Station's operations. Nothing in this Agreement shall be interpreted to prevent AcquisitionCo from granting a lien, security interest or other encumbrance on any of the Facilities or either party to grant a lien, security interest or other encumbrance on its rights or obligations under this Agreement. This Agreement shall bind and inure to the benefit of the permitted successors and assigns of the parties.

            Section 10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California applicable to contracts made and performed in the State of California.

            Section 11. CONSTRUCTION. It is the intent of the parties that operation of the Station under this Agreement comply with the FCC Regulations, and all provisions of this Agreement shall be so construed.

            Section 12. SEVERABILITY. If any provision of this Agreement is declared void or invalid by any governmental authority with jurisdiction over this Agreement, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties.

            Section 13. AMENDMENTS. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter of this Agreement and may be amended only by a writing signed by both parties.

            Section 14. PRIOR AGREEMENTS SUPERSEDED. This Agreement shall supersede all prior agreements between the parties hereto relating to the management or operation of the Station.



            [The remainder of this page is intentionally left blank.
                            Signature pages follow.]

            IN WITNESS WHEREOF THIS AGREEMENT, the parties have executed this Agreement as of the date first above written.



                                    SALEM COMMUNICATIONS ACQUISITION
                                    CORPORATION




                                    By:__________________________________
                                       Name:
                                       Title:




                                    SCA LICENSE CORPORATION




                                    By:__________________________________
                                       Name:
                                       Title:

                                                                         ANNEX 1


                                STATION LICENSES
                                ----------------

                                                                     EXHIBIT G-1


                  [FORM OF OPINION OF COUNSEL TO THE OBLIGORS]

ING (U.S.) Capital LLC, as
   Administrative Agent
55 East 52nd Street
New York, New York 10055

Each of the Lenders named on Schedule A
hereto

         RE:  SALEM COMMUNICATIONS CORPORATION

Ladies and Gentlemen:

I have acted as legal counsel and Secretary to Salem Communications Corporation, a Delaware corporation (the "Borrower"), Salem Communications Acquisition Corporation, a Delaware corporation (the "Company") and their subsidiaries in connection with:

               (i) the Credit Agreement dated as of August __, 2000 (the "Credit Agreement") between the Borrower, ING (U.S.) Capital LLC, as Administrative Agent (the "Agent"), the Bank of New York, as Syndication Agent, Fleet National Bank, as Documentation Agent, and certain lenders party thereto (the "Lenders" and collectively with the Agent the "Credit Parties");

               (ii) the Promissory Notes dated as of the date hereof (the "Notes") made by the Borrower payable to the order of the Lenders;

               (iii) the Station License Mangement Agreement dated as of the date hereof (the "Station License Management Agreement") by and between the Company and its wholly-owned subsidiary SCA License Corporation, a Delaware corporation ("SCA" and collectively with the Company, the "Guarantors");

               (iv) the Security Agreement dated as of the date hereof (the "Company Security Agreement") by and between the Borrower and the Agent;

               (v) the Guarantee and Security Agreement dated as of the date hereof (the "Guarantee and Security Agreement") by and between the Company, SCA and the Agent; and

               (vi) the Warrant and Registration Rights Agreement dated as of the date hereof (the "Warrant Agreement") between the Borrower, the Agent and the institutions party thereto as Warrant Holders (the "Warrant Holders").

Each capitalized term used and not defined herein has the meaning assigned to that term in the Credit Agreement. The Borrower and the Guarantors are collectively referred to as the

August ___, 2000
Page 2

"Obligors." The Company Security Agreement and the Guarantee and Security Agreement are collectively referred to herein as the "Collateral Documents." The Credit Agreement, the Notes, the Station Management Agreement, the Collateral Documents and the Warrant Agreement are collectively referred to as the "Financing Documents." The Uniform Commercial Code as enacted and in effect in the State of New York is referred to herein as the "NYUCC." All terms defined in the NYUCC are used herein as defined therein.

In rendering the opinions expressed below, I have assumed with your permission that:

               a) The documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals;

               b) Each of the parties to the Financing Documents (other than the Obligors) has all requisite power and authority to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party, the execution and delivery of such Financing Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary action and do not violate any law, regulation, order, judgment or decree applicable to such party, and such Financing Documents are legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms;

               c) There are no agreements or understandings between or among Credit Parties, the Obligors or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder (except for that certain letter agreement between the Agent and the Borrower with an effective date of August __, 2000, as to which I express no opinion hereunder);

               d) The Warrants are held for the account of the Warrant Holders and not with a view to, or in connection with, the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

               e) Each Warrant Holder has access to such information as it deems necessary to make its investment decisions with respect to its Warrant; and

               f) The Warrant Holders are in compliance with the provisions set forth in Section 7 of the Warrants, each Warrant Holder and each other person to whom offers were made is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, none of the Warrant Holders has taken or intends to take any action that would subject the issuance and sale of the Warrants to the registration requirements of the

August ___, 2000
Page 3

                    Securities Act, and the offer and sale of the Warrants occurred pursuant to private negotiations between the Obligors and the Warrant Holders.

In rendering this opinion, I; have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied upon the representations and warranties of the Obligors in the Financing Documents, certificates of officers of the Obligors or certificates obtained from public officials.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:

                  (i) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver, and perform its obligations under, the Financing Documents to which it is a party and to borrow under the Credit Agreement. The Borrower is duly qualified to do business as a foreign corporation, and is in good standing, in the State of California.

                  (ii) Each other Obligor is a corporation duly incorporated, validly existing and in good standing under the laws the jurisdiction indicated opposite its name on the attached Schedule 1, and has the corporate power to execute and deliver, and to perform its obligations under, the Financing Documents to which it is a party. Each of the Company and SCA is duly qualified to do business as a foreign corporation, and is in good standing in the State of California.

                  (iii) The execution and delivery by each Obligor of, and the performance by it of its obligations under, the Financing Documents to which it is a party and the borrowing by the Borrower under the Credit Agreement have been duly authorized by all necessary corporate action on the part of that Obligor.

                  (iv) Each Obligor has duly executed and delivered the Financing Documents to which it is a party.

                  (v) The Station License Management Agreement will, when effective in accordance with its terms, constitute the legal, valid and binding obligation of each Obligor which is a party thereto, enforceable against each such Obligor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing. The choice of the law of the State of New York to govern the Financing Documents (other than the Station

August ___, 2000
Page 4


Management License Agreement) will be honored by the courts of the State of California or a federal court applying California law, subject, in the context of any particular dispute, to the application of any fundamental public policy of the jurisdiction the laws of which would apply in the absence of that stated choice.

                  (vi) No authorization, consent or other approval of, or registration, declaration or other filing with, (A) any governmental authority of the United States of America, the State of California or the State of New York or (B) under the Delaware General Corporation Law, any governmental authority of the State of Delaware is required on the part of any Obligor for the execution and delivery by it of, or for the performance by that Obligor of its obligations under, the Financing Documents to which it is a party or for the borrowing by the Borrower under the Credit Agreement, except for the FCC Approval contemplated in connection with the transfer of certain FCC Licenses from the Company to SCA as required under the Credit Agreement, and as may be necessary for the creation, perfection or priority of the Liens of the Financing Documents.

                  (vii) The execution and delivery by each Obligor of, and the performance by that Obligor of its obligations under, the Financing Documents to which it is a party and the borrowing by the Borrower under the Credit Agreement do not and will not (a) violate any law, rule or regulation of the United States of America, the State of California or the State of New York applicable to that Obligor or the Delaware General Corporation Law, (b) violate any provision of the Certificate of Incorporation or bylaws of that Obligor or (c) result in a breach of, constitute a default under, require consent under, result in or require the creation of any lien on any property of any Obligor (other than the Liens of the Financing Documents) or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement, instrument or order (including any arbitral award) listed on the attached
Schedule 2. No Obligor has any contractual liability under the Indenture.

                  (ix) The use of the proceeds of the Loans to be made on the date of this opinion letter for the purposes specified in the Credit Agreement does not violate Regulation U of the Board of Governors of the Federal Reserve System.

                  (x) No Obligor is required to register as an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940.

                  (xi) The issued and outstanding capital stock of each of HoldCo and AcquisitionCo consists of 1,000 shares of common stock, respectively, all shares of that respective capital stock are validly issued, duly authorized and non-assessable shares of that respective capital stock, the certificates representing 100% of those shares are registered in the name of the Borrower and neither the face of any of those certificates nor the stock records of HoldCo or AcquisitionCo show any Equity Rights or adverse claim as to any such shares. The issued and outstanding capital stock of SCA consists of 1,000 shares of common stock, all shares of that capital

August ___, 2000
Page 5

stock are validly issued, duly authorized and non-assessable shares of that capital stock, the certificate representing 100% of those shares is registered in the name of AcquisitionCo and neither the face of that certificate nor the stock records of the SCA show any Equity Rights or adverse claim as to any such shares.

                  (xii) The shares of Company Stock of Borrower to be issued upon exercise of the Warrants pursuant to the Warrant Agreement will, when issued and paid for in accordance with the Warrants, be validly issued, duly authorized and non-assessable shares of Company Stock.

I advise you that, to my current actual knowledge, there are no material pending or threatened actions, suits, proceedings or investigations against any Obligor in any court or by or before any arbitrator or governmental authority and there are no matters required to be disclosed on Schedule 6.06 to the Credit Agreement that have not been disclosed thereon. For purposes of the preceding sentence, the phrase "to my current actual knowledge" is intended to indicate that, during the course of my representation of the Obligors, no information that would give me current actual knowledge of the inaccuracy of the statements made in that sentence has come to my attention and that I have obtained, discussed with appropriate representatives of the Obligors the contents of and relied, as stated above, upon certificates of appropriate representatives of the Obligors as to the matters covered by those certificates. Except to the extent otherwise set forth above, however, I have not undertaken any independent inquiry to determine the accuracy of any such statement; no inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Obligors.

The foregoing opinions are also subject to the following comments and qualifications:

                  (a) The enforceability of certain provisions of the Station License Management Agreement may be limited by laws rendering unenforceable (1) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances and
(2) indemnification contrary to United States of America or state securities laws and the public policy underlying those laws.

                  (b) The enforceability of provisions in the Station License Management Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (c) I express no opinion as to any federal or state securities laws except as expressly set forth in paragraphs (ix) and (x) above or as to any FCC Regulation.

Terms used in my opinions in paragraph (xi) above or in the related comments and qualifications that are defined in the NYUCC are used with the same meanings, unless otherwise defined, in this opinion letter.

The foregoing opinions are limited to matters involving the federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law (the

August ___, 2000
Page 6

"DGCL"), and I do not express any opinion as to any other laws. I am not admitted to practice law in the State of Delaware or the State of New York. I am generally familiar with the DGCL as presently in effect. I note that the Financing Documents (other than the Station License Management Agreement) provide that they are to be governed by the laws of the State of New York, and in that connection, I have assumed, for the purposes of this opinion, that the laws of the State of New York are identical to the laws of the State of California. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and I assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof with respect to circumstances or events that may occur subsequent to the date hereof.

This opinion letter is rendered to the Credit Parties by me as counsel to the Obligors pursuant to Section 5.01(a)(iv) of the Credit Agreement and may not be quoted or relied upon by any person other than the Credit Parties or for any purpose other than in connection with the transactions contemplated by the Financing Documents without my prior written consent in each instance, provided that the Credit Parties may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Credit Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Credit Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) the proposed assignee of or participant in the interest of any Credit Party under the Financing Documents.

Very truly yours,

August ___, 2000
Page 7

ING (U.S.) Capital LLC, as
   Administrative Agent
55 East 52nd Street
New York, New York 10055

Each of the Lenders named on
Schedule I hereto

                  Re:  Salem Communications Corporation

Ladies and Gentlemen:

         We have acted as counsel to Salem Communications Corporation, a Delaware corporation (the "Borrower"), and Salem Communications Acquisition Corporation, a Delaware corporation (the "Company") and their subsidiaries in connection with:

                  (i) the Credit Agreement dated as of August 24, 2000 (the "Credit Agreement") between the Borrower, ING (U.S.) Capital LLC, as Administrative Agent (the "Agent"), the Bank of New York, as Syndication Agent, Fleet National Bank, as Documentation Agent, and certain lenders party thereto (the "Lenders" and collectively with the Agent the "Credit Parties"),

                  (ii) the Promissory Notes dated as of the date hereof (the "Notes") made by the Borrower payable to the order of the Lenders,

                 (iii) the Security Agreement dated as of the date hereof (the "Company Security Agreement") by and between the Borrower and the Agent,

                 (iv) the Guarantee and Security Agreement dated as of the date hereof (the "Guarantee and Security Agreement") by and between the Company, SCA License Corporation, a Delaware corporation ("SCA" and collectively with the Company the "Guarantors"), and the Agent;

                  (v) the financing statements on Form UCC-1, naming the Borrower, the Company or SCA, as the case may be, as debtor, and the Agent, as secured party (the "Financing Statements") on file or to be filed in the Office of the Secretary of State of the State of California or the Office of the Secretary of State of the State of Colorado (each, a "Filing Office"), as the case may be; and

                  (vi) the Warrant and Registration Rights Agreement dated as of August 24, 2000 (the "Warrant Agreement"), between the Borrower, the Agent and the institutions party thereto as Warrant Holders (the "Warrant Holders").

Each capitalized term used and not defined herein has the meaning assigned to that term in the Credit Agreement. The Borrower and the Guarantors are collectively referred to as the

August ___, 2000
Page 8

"Obligors." The Company Security Agreement and the Guarantee and Security Agreement are collectively referred to herein as the " Collateral Documents." The personal property or fixtures collateral described in the Collateral Documents is collectively referred to herein as the "Personal Property Collateral." The Credit Agreement, the Notes, the Collateral Documents and the Warrant Agreement are collectively referred to as the "Financing Documents." The Uniform Commercial Code as enacted and in effect in the State of New York is referred to herein as the "NYUCC." Each of California and Colorado is referred to herein as a "Specified State." The NYUCC and the Uniform Commercial Code--Secured Transactions and the Uniform Commercial Code--Investment Securities as enacted and in effect in the Specified States are each referred to herein as a "Code." All section references to any Code (other than the NYUCC) are to the equivalent sections under the uniform version of the Code as in effect in the applicable Specified State. All terms defined in the NYUCC are used herein as defined therein.

         We have assumed with your permission that:

         a) The documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

         b) Each of the Obligors is a validly existing corporation in good standing under the laws of its state of incorporation and each Obligor has all requisite power and authority to execute, deliver and perform its obligations under the Financing Documents to which it is a party and to own its properties;

         c) The execution and delivery by each Obligor of the Financing Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate action;

         d) Each Financing Document has been duly executed and delivered by each Obligor party thereto;

         e) Each of the parties to the Financing Documents (other than the Obligors) has all requisite power and authority to execute, deliver and perform its obligations under each of the Financing Documents to which it is a party, the execution and delivery of such Financing Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary action and do not violate any law, regulation, order, judgment or decree applicable to such party, and such Financing Documents are legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms;

         f) There are no agreements or understandings between or among Credit Parties, the Obligors or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder (except for that certain letter agreement between the Agent and the

August ___, 2000
Page 9

                  Borrower with an effective date of August 24, 2000, as to which we express no opinion hereunder);

         g) Each Obligor has, and will have at all times relevant to this opinion, rights in the Personal Property Collateral within the meaning of Section 9-203(1)(c) of the NYUCC;

         h) To the extent that the ability of the Agent to enforce remedies under the Collateral Documents in respect of inventory may be affected thereby, the Obligors are in compliance with the Fair Labor Standards Act (SEE CITICORP INDUSTRIAL CREDIT, INC. V. BROCK, 483 U.S. 27, 107 S.Ct. 2694 --------------------------------------------- (1987));

         i) The Financing Statements will be submitted for filing in the relevant Filing Office accompanied by the appropriate filing fee, will be accepted for filing in the relevant Filing Office and will be properly filed and indexed in the relevant Filing Office;

         j) The Warrants are held for the account of the Warrant Holders and not with a view to, or in connection with, the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

         k) Each Warrant Holder has access to such information as it deems necessary to make its investment decisions with respect to its Warrant; and

         l) The Warrant Holders are in compliance with the provisions set forth in Section 7 of the Warrants, each Warrant Holder and each other person to whom offers were made is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, none of the Warrant Holders has taken or intends to take any action that would subject the issuance and sale of the Warrants to the registration requirements of the Securities Act, and the offer and sale of the Warrants occurred pursuant to private negotiations between the Obligors and the Warrant Holders.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of the Obligors in the Financing Documents, certificates of officers of the Obligors or certificates obtained from public officials.

         Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. Each of the Financing Documents constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable against it in accordance with its terms.

August ___, 2000
Page 10

         2. Each Guarantor has granted a valid security interest in favor of the Agent for the benefit of the Lenders in the Personal Property Collateral described in the Guarantee and Security Agreement, securing the performance of the obligations of such Guarantor under the Financing Documents, to the extent that a security interest can be created therein under Article 9 of the NYUCC. The Borrower has granted a valid security interest in favor of the Agent for the benefit of the Lenders in the Personal Property Collateral described in the Security Agreement, securing the performance of the obligations of the Borrower under the Financing Documents, to the extent that a security interest can be created therein under Article 9 of the NYUCC. Upon the filing of the Financing Statements with Filing Offices in the respective Specified States, such security interests in such Personal Property Collateral will be perfected to the extent that security interests therein can be perfected by filing UCC-1 financing statements under the applicable Code. Upon delivery to the Agent in the State of New York of certificates representing the capital stock identified in Annex 1 to the Security Agreement and the Guarantee and Security Agreement, respectively (the "Pledged Stock"), the Agent will have a valid and perfected security interest in the Pledged Stock, securing the obligations of the respective Obligor under the Financing Documents.

         The foregoing opinions are subject to the following exceptions, qualifications and limitations:

                  A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and, for purposes of the third sentence of paragraph 2, the laws of the Specified States. Without limitation, we have not examined the question of which law a court in the State of California would determine to govern the interpretation or enforcement of the Financing Documents and our opinion is based on the assumption that the internal laws of the State of New York and the laws of the United States of America would govern the provisions of such Financing Documents and the transactions contemplated thereby. Our opinions in the third sentence of paragraph 2 are limited to the Code of the Specified States. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the Code of the Specified States and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

                  B. Our opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and
(ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

August ___, 2000
Page 11

                  C. We express no opinion as to the effect on the enforceability of the Guarantee and Security Agreement against any Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor.

                  D. We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Financing Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Financing Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provision in any Financing Document waiving the right to object to venue in any court; (v) any consent or agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any power of attorney purportedly created by any of the Financing Documents; (viii) any rights of setoff (other than such as are provided by Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions); (ix) any waivers or variations of rights of a debtor, including a guarantor, or duties of a secured party under provisions referred to in Section 9-501(3) of the NYUCC; or (x) any provisions of the Financing Documents that may be construed as penalties or forfeitures.

                  E. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Financing Documents (i) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy or (ii) requiring written amendments or waivers of such documents insofar as it suggests that, other than as provided in Section 15-301 of the General Obligations Law of the State of New York, as interpreted by applicable judicial decisions, oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

                  F. We express no opinion herein as to perfection of any of the security interests in any of the Personal Property Collateral, except as expressly provided in the third and fourth sentence of paragraph 2 hereof, and we express no opinion herein as to priority of any of the security interests in any of the Personal Property Collateral (and therefore, except as expressly provided in the third and fourth sentence of paragraph 2, no opinion as to the respective rights of the Agent or any Lender, on one hand, and any third party (including, without limitation, a trustee or debtor-in-possession in bankruptcy, a transferee of or a holder of an encumbrance on any Personal Property Collateral or a creditor of any Obligor), on the other hand).

August ___, 2000
Page 12

                  G. We express no opinion as to any provision in the Collateral Documents (i) that may be deemed to permit the Agent or any other person to sell or otherwise dispose of any Personal Property Collateral except in compliance with the NYUCC, applicable laws of the United States and other applicable state and local laws, or (ii) any provision that may be deemed to impose on the Agent standards for the care of the Personal Property Collateral in the possession or control of the Agent other than as provided in Section 9-207 of the NYUCC or to render such standards inapplicable.

                  H. Our opinion is subject to the effect of Section 9-311 of the NYUCC, which provides that the rights of any Obligor in the Personal Property Collateral may be voluntarily or involuntarily transferred notwithstanding a provision in a security agreement to the contrary. We call to your attention that certain third parties, such as buyers of goods in the ordinary course of business, holders in due course of negotiable instruments or protected purchasers of securities, could acquire an interest in the Personal Property Collateral free of the security interests, even if the security interests are perfected in accordance with applicable law.

                  I. We express no opinion with respect to (i) the location, existence or non-existence of any Personal Property Collateral, (ii) that portion of the Personal Property Collateral (other than the Pledged Stock) as to which filing of a financing statement under the Code in a Specified State is not sufficient to perfect a security interest therein under the Code including, without limitation, goods and equipment not located in any Specified State,
(iii) the perfection of any security interest in accounts which are obligations of the Federal government, any agency or department thereof or any state or local government or any agency or political subdivision thereof, to the extent that any applicable laws require any actions in addition to the filing of financing statements under the Code in any Specified State, (iv) any part of the Personal Property Collateral that is or may be such that a security interest therein is not covered by Article 9 of the NYUCC by virtue of Section 9-102 or 9-104, or (v) any security interests in any FCC Licenses (as defined in the Credit Agreement).

                  J. We express no opinion as to the enforceability or perfection of any security interest in any Personal Property Collateral that is subject to a statute or treaty of the United States that provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from that specified in the Code for filing to perfect such security interest, including motor vehicles, patents, trademarks or copyrights. We further express no opinion as to transfers of interests or rights in patents, trademarks or copyrights in connection with exercise of remedies against Personal Property Collateral under the Financing Documents.

                  K. We express no opinion as to the creation, validity, enforceability or perfection of any security interest (i) in any part of the Personal Property Collateral in which a security interest would not be covered by the NYUCC by virtue of Section 9-102 or 9-104 thereof, (ii) except as provided in Sections 9-104(g) and 9-306 of the NYUCC with respect to insurance proceeds payable by reason of loss or damage to Personal Property Collateral, in any interest in or claim in or under policies of insurance, (iii) in Personal Property Collateral that

August ___, 2000
Page 13

consists or will consist of deposit accounts (including, without limitation, any Cash Collateral Accounts under the Collateral Documents) or (iv) in any Personal Property Collateral that consists or will consist of consumer goods, farm products, timber, minerals and the like or accounts resulting from the sale thereof.

                  L. We express no opinion with respect to (i) the adequacy or accuracy of the descriptions of the Personal Property Collateral contained in the Collateral Documents or in any Financing Statements or other documents prepared in connection therewith or (ii) the creation, validity, enforceability or perfection of any security interest in the proceeds of any Personal Property Collateral except to the extent provided in Section 9-306 of the NYUCC.

                  M. Perfection of the security interests generally will be terminated under the circumstances described in Sections 9-103, 9-402 and 9-403 of the NYUCC, and the corresponding provisions of each applicable Code, unless appropriate action is taken as provided therein. Without limitation, (i) all the financing statements filed must be continued at prescribed intervals by the timely filing of continuation statements and (ii) a new or amended financing statement may be required to be filed to retain any perfected security interest in the event an Obligor changes its name, identity, corporate structure or location of its chief executive office or chief place of business.

                  N. Our opinion with respect to the Collateral Documents is qualified to the extent that such agreements and the security interests granted to the Agent thereunder may be subject to the rights of lessees, account debtors or other obligors of the Obligors, the terms of the leases or other contracts between the Obligors and such lessees, account debtors or other obligors, and any claims or defenses of such lessees, account debtors or other obligors against the Obligors arising under or outside such leases or other contracts.

                  O. Our opinion is subject to, in the case of the pledge of any securities under the Collateral Documents, the following qualifications: (i) the Agent may not be entitled to vote the pledged securities or to receive dividends or other distributions directly from the issuer thereof prior to becoming the record holder of the pledged securities; (ii) none of the pledged securities or any interest therein may be sold or further transferred by the Agent without registration under the Securities Act, except pursuant to an exemption from registration contained in such Act, and qualification or exemption from qualification under any applicable State securities or Blue Sky laws; and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 may be required prior to the exercise of any remedies thereunder.

                  P. For purposes of our opinion in the fourth sentence of paragraph 2, we have assumed that (i) the certificates representing the Pledged Stock are indorsed to the Agent or in blank by an effective indorsement (as such term is defined in the NYUCC), and (ii) the Agent will maintain possession of the Pledged Stock and will not deliver (as such term is defined in the NYUCC) the Pledged Stock to any third person.

August ___, 2000
Page 14

                  Q. We express no opinion as to the applicability to, or the effect of noncompliance by, any Credit Party with any state or federal laws applicable to the transactions contemplated by the Financing Documents because of the nature of the business of such Credit Party.

         This opinion is rendered to the Credit Parties in connection with the Financing Documents and may not be relied upon by any person other than the Credit Parties or by the Credit Parties in any other context, provided that the Credit Parties may provide this opinion (i) to bank examiners and other regulatory authorities should they so request in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Credit Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Credit Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) the proposed assignee of or participant in the interest of any Credit Party under the Financing Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                                     Very truly yours,

August ___, 2000
Page 15

                                                                     EXHIBIT G-2

       [FORM OF OPINION OF SPECIAL COMMUNICATIONS COUNSEL TO THE OBLIGORS]


         We have acted as special communications counsel to Salem Communications Corporation (the "Company") in connection with the Credit Agreement dated as of August ___, 2000 (the "Credit Agreement") between the Company and the lenders identified in the Credit Agreement (the "Lenders") for whom ING (U.S.) Capital LLC, is acting as the Administrative Agent (together with the Lenders, the "Lender Parties"), with regard to matters related to the Communications Act of 1934, as amended, and the rules, regulations, interpretations, policies, and published opinions of the FCC (collectively, the "Communications Laws") in connection with the FCC Licenses held or to be held by the Subsidiary Guarantor for the Station owned by the Company and the Subsidiary Guarantor and regulation by the FCC under the Communications Laws of the operations of such Station. All capitalized terms defined in the Credit Agreement are used with the same meanings, unless otherwise defined, in this opinion letter.

         In rendering the opinions expressed below, we have examined (a)(i) the Credit Agreement, the Notes, the Warrant Agreement, the Warrants and the Station License Management Agreement and (ii) the Security Agreement and the Guarantee and Security Agreement (collectively, the "Security Documents" and, together with the documents listed in clause (a)(i) above, the "Loan Documents") and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies and, in the case of documents executed prior to the date of this opinion letter, that there has been no course of conduct that would alter the terms of these documents from those reviewed by us. As to relevant facts, we have relied solely upon (a) a review of the pertinent public files of the FCC and inquiries of appropriate staff members of the FCC, (b) an examination of appropriate files of this firm and an inquiry of this firm's lawyers who have had substantial responsibility for the Obligors' legal matters handled by this firm, and (c) representations made by the Obligors in the Loan Documents and by them to the FCC in documents and filings which are available in the public files of the FCC. We have assumed the correctness and completeness of FCC public files and of records and certificates issued by the FCC. We have not performed any on-site investigations of the Station or of any other FCC licensed facilities owned or operated by the Obligors, and in any event do not express any opinion regarding the actual operations of the Station. You should be aware that records of the FCC that are public as a matter of law (E.G., pursuant to the Federal Freedom of Information Act) may not, in fact, be contained in the public files of the FCC which we examined in connection with this opinion. Furthermore, there may be records of matters pending at the FCC that are not available for inspection by the public as a matter of law.

         In rendering the opinions expressed below, we have assumed that all of the documents referred to in this opinion have been duly authorized by, have been or will be executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties

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August ___, 2000
Page 16

to those documents, that all signatories to those documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate, partnership, company, trust or other) or, in the case of individuals, the legal capacity, to execute, deliver and perform those documents.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                  (i) No authorization, consent or other approval of, or registration, declaration or other filing with, the FCC or any other governmental authority of the United States of America having jurisdiction under the Communications Laws is required on the part of any Obligor for the execution and delivery by it of, or for the performance by that Obligor of its obligations under, the Loan Documents to which it is a party or for the borrowing by the Company under the Credit Agreement, except for (a) the filing with the FCC, within 30 days following the execution of the Loan Documents, of such of the Loan Documents as is required by Section 73.3613 of the FCC's rules and (b) the approval of the FCC prior to the exercise of any rights under any Security Document that would constitute a transfer of control or an assignment of a broadcast license as interpreted by the FCC. We render no opinion as to whether the FCC would grant the approval referred to in clause (b) of the preceding sentence.

                  (ii) The execution and delivery by each Obligor of, and the performance by that Obligor of its obligations under, the Loan Documents to which it is a party and the borrowing by the Company under the Credit Agreement do not and will not violate any FCC Regulation.

                  (iii) Each of the FCC Licenses listed on Annex 1 to the Station License Management Agreement has been issued by the FCC and is in full force and effect. To our knowledge, no other FCC Licenses are required for the existing operation of the Station operating under authority of those FCC Licenses. On August __, 2000, the FCC granted the application for consent to assignment (File No. BALH-20000307ABH, KALC) of the main station FCC License and associated broadcast auxiliary FCC Licenses for the operation of the Station to AcquisitionCo. That grant by the FCC is valid and subsisting, and no further approval or action of the FCC is required to permit the assignments of such FCC Licenses to AcquisitionCo pursuant to the terms of the Purchase Agreement. We have no knowledge of any reason why the FCC would not approve, upon application, assignment of the FCC Licenses to the License Subsidiary following completion of the assignment of the FCC Licenses to AcquisitionCo.

         We advise you that, to our knowledge, there are no pending or threatened actions, suits, proceedings or investigations against any Obligor by or before the FCC which could, individually or in the aggregate, have a Material Adverse Effect. We have no knowledge that each Obligor is not in compliance with all applicable Communications Laws.

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August ___, 2000
Page 17

         The foregoing opinions are limited to matters involving the Communications Laws, and we do not express any opinion as to any other laws.

                  As used herein, the term "full force and effect" means to our knowledge: (a) the orders issuing the FCC Authorizations have become effective;
(b) no stay of effectiveness of such orders has been issued by the FCC; and (c) the FCC Authorizations have not been invalidated by any subsequent published FCC action. As used herein, the expression "to our knowledge" or expressions of like import means the conscious awareness of facts or other information by lawyers in our firm representing the Obligors.

         This opinion letter is provided to you by us as counsel to the Obligors pursuant to Section 5.01(a)(iv) of the Credit Agreement and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Loan Documents without our prior written consent in each instance.

                                                                     EXHIBIT G-2

       [FORM OF OPINION OF SPECIAL COMMUNICATIONS COUNSEL TO THE OBLIGORS]

                                   [Attached]